Exhibit (c)(4)
Confidential Presentation Prepared for: The Special Committee of the Board of Directors of WebMD Health Corp. Regarding: Project Apollo (Iron) February 20, 2008

Disclaimer

- This presentation (the "Presentation") regarding the companies known to us as WebMD Health Corporation ("WebMD") and HLTH Corporation ("HLTH") was prepared for the Special Committee of the Board of Directors of WebMD (the "Special Committee") by Morgan Joseph & Co. Inc. ("Morgan Joseph").
- In arriving at our opinion, with the Special Committee's express permission and without any independent verification, we have assumed and relied upon the accuracy and completeness of all financial and other information and data publicly available, provided to, or otherwise reviewed by or discussed with us, and upon the assurances of the managements of HLTH, HLTH's subsidiaries (including WebMD) and their respective affiliates that no information relevant to our opinion has been omitted or remains undisclosed to us. We neither have attempted independently to verify any such information or data nor do we assume any responsibility to do so.
- We have, without independent verification, relied upon the information provided to us by the WebMD with respect to WebMD's cash balances, including the value of auction rate securities included in WebMD's cash balances and any impairment to the value thereto, for which purpose, we have, on your instructions, assumed a 30% impairment to the value of the auction rate securities included in WebMD's cash balance.
- With respect to HLTH's subsidiaries other than WebMD, we have further assumed, with your permission, that HLTH's forecasts and projections provided to and reviewed by us have been reasonably prepared based upon the best current estimates, information and judgment of HLTH's management as to the future financial condition, cash flows and results of operations of the HLTH and its consolidated subsidiaries other than WebMD. With respect to WebMD, WebMD has advised Morgan Joseph that it has not prepared its own projections. However, WebMD has advised Morgan Joseph that (i) WebMD has reviewed projections contained in a certain analyst's model regarding WebMD and (ii) after taking into account WebMD's most recent guidance and the assumptions contained in that model, in WebMD's opinion, it was reasonable for Morgan Joseph to rely upon the projections of free cash flow contained in that model in connection with the preparation by Morgan Joseph of its discounted cash flow analysis and leveraged buyout analysis. Based on Morgan Joseph's discussions with WebMD regarding that model, Morgan Joseph conducted sensitivity analyses of the model and its assumptions. As a result, in connection with rendering its opinion, Morgan Joseph has relied upon the projections of free cash flow contained in that analyst model in the preparation of its discounted cash flow analysis and leveraged buyout analysis.
- We have made no independent investigation of and express no view on any legal, accounting or tax matters affecting HLTH or any of its subsidiaries or affiliates (including WebMD), and we have assumed the accuracy and completeness of all legal, accounting and tax advice provided to WebMD and the Special Committee by WebMD's management and the Special Committee's independent professional advisors. In particular, we have been instructed by the Special Committee to assume that none of the net operating losses of WebMD will be utilized by HLTH pursuant to the tax sharing agreement between WebMD and HLTH prior to the consummation of the transaction and that such net operating losses will be utilized pursuant to the estimates of WebMD's taxable income as projected in a certain analyst's model. Furthermore, the Special Committee has instructed us to utilize an estimate of $25 million for the net costs related to the Department of Justice investigation, irrespective of any differing amount set forth in any pro forma balance sheet prepared by WebMD. We have not conducted a physical inspection of any of the properties, assets or facilities of HLTH or WebMD, nor have we made or obtained any independent valuation or appraisal thereof. Although we have taken into account our assessment of general economic, market and financial conditions and our experience in transactions that, in whole or in part, we deem to be relevant for purposes of our analyses herein as well as our experience in the valuation of securities in general, our opinion necessarily is based upon and limited to economic, financial, market, industry, political, regulatory and other U.S. domestic and international events and conditions as they exist and are susceptible to evaluation on the date hereof and we assume no responsibility to update or revise our opinion based upon any events or circumstances occurring or continuing after the date hereof.
- This Presentation is not intended to represent an opinion, but rather to serve as discussion materials for the Special Committee to review and as a basis upon which Morgan Joseph may render an opinion. This Presentation does not address the underlying business decision by WebMD, the Special Committee or any of WebMD's affiliates to pursue, consider or approve a transaction involving WebMD and HLTH, and this Presentation does not constitute a recommendation to WebMD, the Special Committee, WebMD's Board of Directors, or any other person or entity as to any specific action that should be taken (or omitted to be taken) in connection with a transaction involving WebMD and HLTH or as to any strategic or financial alternatives to a proposed transaction or the timing thereof. We express no opinion as to whether WebMD or any of its affiliates are, or as a result of a transaction with the HLTH, WebMD or any of its affiliates would be deemed to be or required to register as an investment company under the Investment Company Act of 1940, as amended. We do not express any opinion as to what the market reaction might be to the proposed transaction or how the shares of WebMD might trade after the announcement of the proposed transaction. In arriving at our opinion, we were not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction involving WebMD or its assets.
- **This Presentation may not be reproduced, summarized, excerpted from or otherwise publicly referred to or disclosed in any manner without our prior written consent.**

MORGAN JOSEPH

Confidential | 2

WebMD Advisory Team

Frederick H. Joseph
Managing Director
212-218-3737
fjoseph@morganjoseph.com

Dennis M. Galgano
Managing Director
212-218-3709
dgalgano@morganjoseph.com

Marc A. Cabrera
Managing Director
305-529-6268
mcabrera@morganjoseph.com

Zachary Fisher
Vice President
212-218-3749
zfisher@morganjoseph.com

Alice Feng
Associate
212-218-3745
afeng@morganjoseph.com

Chu-Wei Chen
Analyst
212-218-3821
cwchen@morganjoseph.com

James Prussing
Analyst
212-218-3825
jprussing@morganjoseph.com

Morgan Joseph

Confidential | 3

Confidential 4 Table of Contents 1. Introduction 2. Summary Terms of Proposed Transaction 3. Analysis of Proposed Transaction 4. Overview of HLTH 5. Valuation Analysis — WebMD 6. Valuation Analysis — Porex 7. Valuation Analysis — ViPS 8. Valuation Analysis — Data Rights License Agreement 9. Valuation Analysis — Residual NOL
Appendices A . Selected Publicly-Traded Companies Business Descriptions — WebMD B. Selected Publicly-Traded Companies Business Descriptions — Porex C. Selected Publicly-Traded Companies Business Descriptions — ViPS

1. Introduction

Confidential 6 Introduction Proposed Transaction We understand that WebMD intends to merge with its parent company HLTH whereby WebMD will be the surviving entity (the “Proposed Transaction”) The Special Committee has requested Morgan Joseph & Co. Inc. (“Morgan Joseph”) to advise the Special Committee and to render a written opinion (the “Opinion”) as to the fairness to the WebMD shareholders other than HLTH and the executive officers and directors of WebMD and their respective affiliates (the “Minority Shareholders”), from a financial point of view, of the consideration to be paid by WebMD in the Proposed Transaction The terms of the Proposed Transaction are set forth in an agreement and plan of merger between WebMD and HLTH, a draft of which dated as of February 19, 2008 (the “Merger Agreement”) has been reviewed by Morgan Joseph

Confidential 7 Introduction Due Diligence Process In conducting our analyses, we have reviewed and analyzed, amongother things, the following:- The draft dated as of February 19, 2008 of the Merger Agreement (which you have represented to us is, with respect to all material terms and conditions thereof, substantially in the form of the definitive agreement to be executed and delivered by the parties thereto promptly after the receipt of the Opinion); - The Annual Reports on Form 10-K filed by HLTH and WebMD with the SEC with respect to their fiscal years ended December 31, 2006, the Quarterly Reports on Form 10-Q filed by HLTH and WebMD with the SEC with respect to their fiscal quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 respectively, and certain other Exchange Act filings made by HLTH and WebMD with the SEC; - Certain other publicly available business and financial information concerning HLTH and its subsidiaries including WebMD, and the industries in which they operate, which we believe to be relevant to our analyses; - With respect to HLTH and its subsidiaries other than WebMD, certain internal information and other data relating to their respective businesses and prospects, including budgets, projections and certain presentations prepared by HLTH and WebMD, which were provided to us by HLTH’s senior management and HLTH’s financial advisor, Raymond James & Co.; - With respect to WebMD, certain internal information and other data relating to its business and prospects, including budgets and certain presentations prepared by WebMD, which were provided to us by WebMD’s senior management and HLTH’s financial advisor, Raymond James & Co.; - Certain WebMD projections contained in a certain analyst model per the Special Committee’s instruction; - The reported sales prices and trading activity of HLTH and WebMD’s common stock; - Certain publicly available information concerning certain other companies engaged in businesses which we believe to be generally comparable to HLTH and WebMD and the trading markets for certain of such other companies’ securities; and - The financial terms of certain recent unrelated transactions which we believe to be relevant.
We also have participated in meetings and conference calls with certain officers and employees of HLTH and WebMD, their respective subsidiaries and affiliates, as well as HLTH’s financial advisor concerning the business, operations, assets,financial condition and prospects of HLTH and WebMD, and we have undertaken such other studies, analyses and investigations as we deemed relevant. In addition, we have discussed with WebMD and HLTH the strategic rationale for the Proposed Transaction

2. Summary Terms of Proposed Transaction

Summary Terms of Proposed Transaction

Proposed Transaction	Merger of HLTH with and into WebMD; WebMD shall be the surviving company
Merger Consideration	0.1979 shares of WebMD common stock plus $6.89 in cash per HLTH share less the Cash Consideration Adjustment (if any)
Cash Consideration Adjustment	In the event that the aggregate cash proceeds from the sale of the auction rate securities held by HLTH prior to closing are less than $194.5 million, the cash portion of the Merger Consideration shall be reduced by an amount equal to the difference between $194.5 million and the aggregate cash proceeds received by HLTH divided by 190.0 million shares outstanding
Implied Value of HLTH	$12.40 per share, using the Adjusted WebMD Stock Price ("Adjusted WebMD Stock Price") of $27.83 calculated from the stock price of $28.71 as of the close of business February 15, 2008 less an $0.88 adjustment for the impairment of WebMD's auction rate securities
Sources of Cash	Combination of (i) cash on hand at surviving company, (ii) proceeds from divestitures of ViPS, Porex and 48.0% interest in Emdeon Business Services ("EBS") and (iii) proceeds from option exercises
Closing Conditions	The following would be required to close the Proposed Transaction, among others: ▪ ***Available Cash:*** The surviving corporation shall have available cash within $250.0 million of the amount necessary to pay the aggregate cash consideration payable in the Proposed Transaction (assuming conversion of all Convertible Notes at closing), plus $85.0 million ▪ ***Completion of Divestitures:*** Sale of at least one of either Porex or ViPS ▪ ***Sale of Auction Rate Securities:*** HLTH's sale of the auction rate securities ▪ ***Voting:*** No "majority of the minority" vote will be required ▪ ***Approvals:*** HLTH shareholder vote and regulatory approval, among others
Redeemable Notes	In the event that Porex or ViPS do not get sold and total cash available from above sources is within $250.0 million of total amount needed to satisfy the Available Cash closing condition, the Proposed Transaction may nonetheless close and the merger consideration would include redeemable notes (the "Notes") to be issued by WebMD. The Notes would have the following terms: ▪ ***Principal Amount:*** Equal to shortfall in the amount needed to satisfy the Available Cash closing condition, provided that the principal amount shall not exceed $250.0 million ▪ ***Interest rate:*** 11.0% per annum, payable in-kind semi-annually in arrears, and added to the principal amount ▪ ***Maturity:*** 6th anniversary of the closing date of the Proposed Transaction ▪ ***Redemption:*** Mandatorily redeemable by WebMD as proceeds of specified divestitures are received. Redeemable at WebMD's option at 100% of Principal Amount
HLTH Convertible Notes	To be assumed by WebMD to the extent not converted by holders
Tax Considerations	368(a) reorganization; WebMD shares to be received on tax-free basis by HLTH shareholders. NOL's used to offset gains from subsidiary divestitures
Other Terms and Conditions	To be contained in mutually acceptable definitive Merger Agreement (draft dated February 19, 2008 reviewed by Morgan Joseph)

Morgan Joseph
Confidential | 9

Summary Terms of Proposed Transaction

Summary of Companies to Merge

HLTH Corporation

($ in millions, except per share data)

Summary Market Data

Stock Price as of 2/15/08	$10.31
Basic Shares Outstanding	182.6
In-the-Money Options	3.5
Equity Value	1,919.5
Plus: Total Debt	650.0
Less: Cash (1)	(835.8)
Enterprise Value	$1,733.8

Summary Valuation

	For the Year Ending December 31, (2)		
	2007E	2008P	2009P
Revenue	$528.0	$630.6	NA
EBITDA	105.2	149.5	NA
EPS	$0.47	$0.63	NA
Enterprise Value / Revenue	3.28x	2.75x	NA
Enterprise Value / EBITDA	16.5	11.6	NA
Price / Earnings per Share	21.9	16.4	NA

Total Debt

$350.0 million Convertible Subordinated Notes	
Amount:	$350.0
Conversion Price:	$15.39
Underlying Shares:	22.742
Interest Rate:	1.750%
Maturity:	6/15/2023
$300.0 million Convertible Notes	
Amount:	$300.0
Conversion Price:	$15.57
Underlying Shares:	19.274
Interest Rate:	3.125%
Maturity:	9/1/2025

WebMD Health Corporation

($ in millions, except per share data)

Summary Market Data

Stock Price as of 2/15/08	$28.71
Basic Shares Outstanding	57.5
In-the-Money Options	1.5
Equity Value	1,691.3
Plus: Total Debt	0.0
Less: Cash (3)	(249.1)
Enterprise Value	$1,442.2

Summary Valuation

	For the Year Ending December 31, (4)		
	2007E	2008P	2009P
Revenue	$337.1	$461.7	$577.3
EBITDA	82.9	111.5	147.9
EPS	$0.86	$1.10	$1.48
Enterprise Value / Revenue	4.28x	3.12x	2.50x
Enterprise Value / EBITDA	17.4	12.9	9.8
Price / Earnings per Share	33.2	26.2	19.5

Notes:

(1) As of 1/4/08 per HLTH management before any Cash Consideration Adjustments.
(2) Projections from average of Wall Street research reports and exclude non-cash expenses and one-time expenses.
(3) Per HLTH management, net of $50.8 million from impairment on WebMD auction rate securities per the Special Committee.
(4) Per forecast deemed reasonable by WebMD management.

MORGAN JOSEPH

Confidential | 10

3. Analysis of Proposed Transaction

Confidential 12 Analysis of Proposed Transaction Certain Key Assumptions $575.0 million of gross cash proceeds to HLTH from the completedsale of a 48.0% interest in EBS The ability to fully-utilize HLTH’s and WebMD’s NOLs, pre-and post-transaction None of WebMD’s NOLs will be utilized by HLTH pursuant to the tax sharing agreement between WebMD and HLTH prior to the closing WebMD’s pre-transaction NOL utilized prior to any incremental NOLs, subject to any limitations The sale of at least one of either Porex or ViPS prior to closing HLTH convertible debt does not convert pre-transaction Interest income earned at 4.0% Contingencies relating to Department of Justice investigation assumed are estimated to be equal to or less than $25.0 million, as instructed by the Special Committee The Class B shares held by HLTH are valued at the Adjusted WebMDStock Price of $27.83 calculated using the stock price of $28.71 as of the close of business February 15, 2008 less an $0.88 adjustmentfor a 30.0% impairment of $169.2 million of WebMD’s auction rate securities WebMD stock is issued at the Adjusted WebMD Stock Price as described above Certain in-the-money HLTH options are forced to exercise, generating approximately $23.0 million of cash HLTH options deemed in-the-money at 90.0% of offer price Certain HLTH options are rolled into WebMD options at which point the exercise prices would be reset based upon the Adjusted WebMD Stock Price of $27.83 as of the close of business February 15, 2008 WebMD incurs $4.0 million of additional annual costs previously absorbed by HLTH pursuant to an agreement which expires in 2010 $10.9 million in one-time severance costs upon closing of the transaction $11.7 million in deal-related fees and expenses Close date of June 30, 2008

Analysis of Proposed Transaction

Estimated Range of Values of HLTH as of 2/15/2008

($ in millions, except per share data)	$ Value		Per Share Value	
	Low	High	Low	High
Equity Value - HLTH Ownership of WebMD (1)	$1,381.0	$1,381.0	$7.28	$7.26
Less: Estimated Impairment of WebMD Auction Rate Securities (2)	(42.5)	(42.5)	(0.22)	(0.22)
Adjusted Equity Value - HLTH Ownership of WebMD	$1,338.5	$1,338.5	$7.06	$7.03
Emdeon Business Services (48% Interest) (3)	$575.0	$575.0	$3.03	$3.02
Porex	242.0	298.0	1.28	1.57
ViPS	210.0	260.0	1.11	1.37
Aggregate Value of Non-Core Assets	1,027.0	1,133.0	5.41	5.95
Estimated Applicable Taxes (4)	(40.3)	(44.4)	(0.21)	(0.23)
Estimated Net Divestiture Proceeds	$986.7	$1,088.6	$5.20	$5.72
HLTH Cash (Excludes WebMD Cash) (5)	$566.5	$566.5	$2.99	$2.98
Cash From Exercise of HLTH Stock Options (6)	23.0	23.0	0.12	0.12
Convertible Debt (7)	(650.0)	(650.0)	(3.43)	(3.42)
Estimated Taxes on Convertible Debt (8)	(17.1)	(17.1)	(0.09)	(0.09)
Contingent Liabilities Estimate (9)	(25.0)	(25.0)	(0.13)	(0.13)
Capitalization Adjustment	(102.6)	(102.6)	(0.54)	(0.54)
Value of Residual NOL (10)	67.4	49.2	0.36	0.26
Value of Revised Data License Agreement	11.8	17.0	0.06	0.09
Implied HLTH Equity Value	**$2,301.7**	**$2,390.6**	**$12.13**	**$12.56**
Offer Price			$12.40	$12.40
$ Difference			*$0.27*	*($0.16)*
% Difference			*2.2%*	*-1.3%*
Shares Outstanding:				
HLTH Shares Outstanding			182.6	182.6
HLTH Stock Options Exercised (6)			2.5	2.5
HLTH Stock Options Rolled into WebMD options (11)			4.6	5.1
Convert Shares (7)			-	-
Diluted HLTH Shares (7)			189.7	190.3

Notes:

(1) Based on the WebMD Stock Price ($28.71) as of close of business 2/15/2008.
(2) Pro-rata share of estimated 30.0% impairment of $169.2 million of auction rate securities as provided by the Special Committee.
(3) Based on the publically announced value as of 2/11/08.
(4) Estimated state and/or Federal taxes not shielded from NOL that may be applicable based on divestiture ranges and conversion of convertible debt.
(5) As of January 4, 2008 per HLTH management before any cash consideration adjustments. Includes HLTH escrow release, HLTH LOCs, estimated incremental pre-close cash flow, and estimated incremental pre-close interest income on proceeds from the sale of EBS.
(6) Per option schedule provided by HLTH management. Assumes exercise of all vested and unvested in-the-money options and warrants. In-the-money deemed to be a 10.0% discount to offer price.
(7) Assumes no conversion of convertible debt pre-merger.
(8) Tax on gain from cancellation of debt income.
(9) Based on an estimate Morgan Joseph was instructed to use by the Special Committee.
(10) Estimated value of residual NOL delivered to WebMD. Assumes completion of all divestitures and conversion of debt.
(11) Per option schedule provided by HLTH management.

MORGAN JOSEPH
Confidential | 13

Analysis of Proposed Transaction

HLTH Annotated Stock Price Graph - Last 3 Years



$18.00
15.00
12.00
9.00
6.00
3.00
Stock Price
30.0
25.0
20.0
15.0
10.0
5.0
Volume (millions)
Offer Price: $12.40
8/25/05 – HLTH issued $300.0 million of 3¼% convertible notes
10/20/05 – HLTH changed its name to Emdeon Corporation
1/23/06 – HLTH announced buyback of $48.0 million of stock
2/8/06 – HLTH announced buyback of $20.0 million of stock
10/20/06 – HLTH announced tender offer for 140.0 million shares
5/21/07 – HLTH changed its name from Emdeon Corporation to HLTH Corporation
2/11/08 – HLTH announced the sale of their remaining 48.0% stake in EBS for $575.0 million
6/26/07 – HLTH's remaining preferred stock was converted to 10.6 million shares of HLTH common stock at $9.40 per share
8/8/06 – HLTH announced sale of Emdeon Practice Services to Sage Software, Inc.
12/19/06 – HLTH announced buyback of $100.0 million of stock
11/07/07 – HLTH announces third quarter results and potential merger with WebMD
6/1/05 – HLTH redeemed $300.0 million of 3¼% convertible notes
11/18/05 – HLTH announced a tender offer for 60.0 million shares
9/26/06 – HLTH announced sale of 52.0% of Emdeon Business Services to General Atlantic
2/11/08 – HLTH announced CEO Kevin Cameron to take medical leave, Chairman Martin Wygod to serve as CEO; WebMD revised 2008 guidance downwards
Jan 05
May 05
Sep 05
Dec 05
Apr 06
Aug 06
Nov 06
Mar 07
Jul 07
Oct 07
Feb 08

Notes:
Source: Factiva, Bloomberg and Capital IQ.

MORGAN JOSEPH

Confidential | 14

Analysis of Proposed Transaction

WebMD Annotated Stock Price Graph - IPO to Present



$70.00
60.00
50.00
40.00
30.00
20.00
10.00
Stock Price
3.5
3.0
2.5
2.0
1.5
1.0
0.5
Volume (millions)
9/28/05 – WebMD filed for $120.0 million initial public offering
1/17/06 – WebdMD announced acquisition of eMedicine.com
7/15/06 – WebMD and ViPS were awarded a 6-month CMS contract for personal health record feasibility study
11/2/06 – WebMD announced acquisition of Subimo
2/21/07 – WebMD launches newly redesigned website
10/16/07 – Yahoo! and WebMD sign multiyear healthcare information agreement
2/11/08 – WebMD revised 2008 guidance downwards
12/15/06 – WebMD announced partnership with Brazil's Medcenter
Adjusted WebMD Stock Price of $27.83 (1)
4/13/06 – WebMD announced acquisition of Summex Corporation
7/19/06 – WebMD announced acquisition of Medsite.com
12/15/06 – Former WebMD officials charged in US accounting investigation
11/07/07 – WebMD announces third quarter results and potential merger with HLTH
11/1/05 – WebMD announced acquisition of Conceptis Technologies
Sep 05
Dec 05
Mar 06
Jun 06
Sep 06
Dec 06
Mar 07
May 07
Aug 07
Nov 07
Feb 08

Notes:
Source: Factiva, Bloomberg and Capital IQ.
(1) Calculated from the stock price of $28.71 as of the close of business February 15, 2008 less an $0.88 adjustment for impairment of WebMD's auction rate securities.

MORGAN JOSEPH
Confidential | 15

Analysis of Proposed Transaction

Transaction Summary

($ in millions, except per share data)

Valuation		Offer (1)	HLTH (2)	WebMD (3)
Share Price	13-Feb-08	$12.40	$10.47	$27.83
Basic Shares (4)		182.6	182.6	57.5
In-the-Money Options (5)		5.7	3.7	1.4
Equity Value		2,335.2	1,950.5	1,637.5
Plus: Total Debt (6)		650.0	650.0	-
Less: Cash (7)		(828.4)	(828.4)	(299.8)
Plus: Impairment of WebMD Auction Rate Securities (8)		NA	NA	50.8
Enterprise Value		$2,156.8	$1,772.1	$1,388.5
FY08E EBITDA (9)				$111.5
EV / FY08E EBITDA				12.5x
FY08E EPS (9)				$1.15
FY08E P/E Ratio				24.2x

Transaction Assumptions		
Consideration per HLTH share in WebMD Stock	44.4%	$5.51
Consideration per HLTH share in Cash	55.6%	6.89
Offer Price per HLTH share (1)		**$12.40**
Premium Over HLTH Market Price		*18.4%*
Assumed Price per share of WebMD for Offer Calculation and New Issuance (3)		**$27.83**
Exchange Ratio (WebMD Shares per HLTH Share)		**0.1979**
Purchase of HLTH Basic Shares Outstanding		$2,264.8
Purchase of HLTH Options Outstanding (In-the-Money) (10)		31.0
Convertible Debt - Converted		-
Offer Value for Equity (11)		**$2,295.8**

Notes:

(1) Based upon offer of 0.1979 shares of WebMD common stock plus $6.89 in cash.
(2) Market price per share of HLTH as of close of business 2/15/2008.
(3) The Adjusted WebMD Stock Price as of close of business 2/15/2008, calculated by adjusting the closing stock price as of 2/15/08 downwards by $0.88 for the impairment of auction rate securities.
(4) Basic shares per latest 10-Q filing. As of 1/4/08 per HLTH management.
(5) Per schedule provided by HLTH management. Includes exercise of all options and warrants in-the-money. Calculated using the treasury method.
(6) Total debt at HLTH consists of $650.0 million of convertible debt and excludes minority interest in WebMD of $119.8 million.
(7) As of 1/4/08 per HLTH management.
(8) Estimated 30.0% impairment of $169.2 million of auction rate securities per the Special Committee.
(9) Per forecast deemed reasonable by WebMD management. Adjusted EBITDA and EPS excludes stock-based compensation expense and certain other non-cash expenses, as well as non-recurring charges.
(10) Assumes pre-closing exercise for portion of in-the-money options.
(11) Excludes options that roll into WebMD options.

MORGAN JOSEPH

Confidential | 16

Analysis of Proposed Transaction

Post-Merger Valuation

($ in millions, except per share data)

Implied WebMD Post-Merger Equity Value and Net Cash Position			
		Post-Transaction	
	Pre-Transaction	No Conversion	Conversion
Pro Forma FY08E EBITDA (1)	$111.5	$107.5	$107.5
EV / FY08E EBITDA	12.5x	12.5x	12.5x
Enterprise Value	$1,388.5	$1,338.6	$1,338.6
Plus: Cash (2)	249.1	649.1	342.4
Less: Debt (3)	-	(650.0)	-
Equity Value	$1,637.5	$1,337.7	$1,681.0
Pro Forma FD WebMD Shares Outstanding	58.8	49.8	58.1
Implied Share Price	**$27.83**	**$26.86**	**$28.92**
Premium (discount) to Market Price	-	*-3.5%*	*3.9%*
Net Cash (Debt)	$249.1	($0.9)	$342.4

Notes:
(1) Per forecast deemed reasonable by WebMD management. Excludes stock-based compensation expense and certain other non-cash expenses, as well as non-recurring charges. Post-transaction net of $4.0 million of incremental annual costs associated with the transaction.
(2) Pre-transaction cash as of 1/4/08 per the Special Committee, net of $50.8 million from impairment on WebMD auction rate securities. Post-merger cash calculated based on estimated values used during negotiations. Cash remaining upon conversion of debt net of taxes payable of $17.1 million.
(3) Post-merger, if outstanding and converted, proceeds from conversion payable in same consideration mix as received by HLTH shareholders.

MORGAN JOSEPH
Confidential | 17

Analysis of Proposed Transaction

Accretion / (Dilution) Analysis

($ in millions, except per share data)

Cash Accretion / (Dilution) Analysis – Adjusted EBITDA Per Share

2008			
		Post-Transaction	
	Pre-Transaction	No Convert	Conversion
FY08E WebMD Adjusted EBITDA (1)	$111.5	$111.5	$111.5
Less: Incremental Overhead (2)	-	(4.0)	(4.0)
Pro Forma FY08E EBITDA	$111.5	$107.5	$107.5
FY08E WebMD Adjusted EBITDA Per Share	**$1.89**	**$2.16**	**$1.85**
Pro Forma FD WebMD Shares Outstanding	58.8	49.8	58.1
$ Accretion / (Dilution)		$0.26	($0.04)
% Accretion / (Dilution)		***13.9%***	***-2.4%***

2009			
		Post-Transaction	
	Pre-Transaction	No Convert	Conversion
FY09P WebMD Adjusted EBITDA (1)	$147.9	$147.9	$147.9
Less: Incremental Overhead (2)	-	(4.0)	(4.0)
Pro Forma FY09P EBITDA	$147.9	$143.9	$143.9
FY09P WebMD Adjusted EBITDA Per Share	**$2.51**	**$2.89**	**$2.48**
Pro Forma FD WebMD Shares Outstanding	58.8	49.8	58.1
$ Accretion / (Dilution)		$0.38	($0.04)
% Accretion / (Dilution)		***15.0%***	***-1.5%***

Cash Accretion / (Dilution) Analysis – Adjusted Earnings Per Share

2008			
		Post-Transaction	
	Pre-Transaction	No Convert	Conversion
FY08E Net Income (1)	$67.6	$67.6	$67.6
Less: Incremental Overhead (2)	-	(4.0)	(4.0)
Less: Incremental Net Interest Expense (3)	-	(15.5)	-
Less: Incremental Net Interest Income (4)	-	16.0	3.7
Income Tax Provision (5)	-	1.4	0.1
Pro Forma FY08E Net Income	$67.6	$65.5	$67.4
FY08E WebMD Adjusted EPS	**$1.15**	**$1.32**	**$1.16**
Pro Forma FD WebMD Shares Outstanding	58.8	49.8	58.1
$ Accretion / (Dilution)		$0.17	$0.01
% Accretion / (Dilution)		***14.5%***	***1.0%***

2009			
		Post-Transaction	
	Pre-Transaction	No Convert	Conversion
FY09P Net Income (1)	$91.4	$91.4	$91.4
Less: Incremental Overhead (2)	-	(4.0)	(4.0)
Less: Incremental Net Interest Expense (3)	-	(15.5)	-
Less: Incremental Net Interest Income (4)	-	16.0	3.7
Income Tax Provision (5)	-	1.4	0.1
Pro Forma FY09P Net Income	$91.4	$89.3	$91.2
FY09P WebMD Adjusted EPS	**$1.55**	**$1.79**	**$1.57**
Pro Forma FD WebMD Shares Outstanding	58.8	49.8	58.1
$ Accretion / (Dilution)		$0.24	$0.02
% Accretion / (Dilution)		***15.4%***	***1.1%***

Notes:

(1) Per forecast deemed reasonable by WebMD management. Net Income and Adjusted EBITDA exclude stock-based compensation expense and certain other non-cash expenses, as well as all non-recurring charges. See page 21 for non-cash expense impact.
(2) Source: HLTH projections.
(3) Interest expense from convertible debt of 3.13% on $300 million and 1.75% on $350 million.
(4) Interest income from incremental cash at 4.0%. Post-merger cash calculated based on estimated values used during negotiations before any Cash Consideration Adjustment.
(5) Tax Rate: 40.0%.

MORGAN JOSEPH
Confidential | 18

Analysis of Proposed Transaction

Sources & Uses and Ownership

($ in millions, except per share data)

Sources and Uses		
Sources:	Amount	Percent
HLTH Cash (ex WebMD) (1)	$528.6	17.8%
WebMD Cash (2)	249.1	8.4%
3.31.08 Escrow Release & HLTH LOCs (3)	29.1	1.0%
Estimated Incremental Cash Flow (pre-dose)	40.0	1.3%
Incremental Interest Income from Sale of EBS (4)	8.8	0.3%
HLTH Option Proceeds (5)	23.0	0.8%
Cash Proceed from Divestitures (6)	1,069.3	36.0%
Common Stock Issuance (7)	1,019.6	34.4%
Total Sources of Funds	$2,967.5	100.0%
Uses:		
Purchase Price of Common Equity	$2,295.8	77.4%
Excess Cash	649.1	21.9%
Post-Merger Severance Cost (8)	10.9	0.4%
Transaction Fees & Expenses (9)	11.7	0.4%
Total Uses of Funds	$2,967.5	100.0%

WebMD Ownership	Pre-Transaction		Post-Transaction	
	Shares	Percent	Shares	Percent
Class A Owned by Public (10)	9.4	15.9%	9.4	16.1%
Class B Owned by HLTH (10)	48.1	81.7%	-	0.0%
New Class A Issued to HLTH (7)	NA	0.0%	36.6	63.0%
Pro Forma WebMD Shares - Basic	57.5	97.6%	46.0	79.1%
WebMD Options (In-the-Money) (11)	1.4	2.4%	1.4	2.4%
HLTH Options Rolled into WebMD (12)	NA	0.0%	2.4	4.2%
Pro Forma WebMD Shares - Diluted	58.8	100.0%	49.8	85.7%
Shares Issued on Debt Conversion (13)	NA	0.0%	8.3	14.3%
Pro Forma FD WebMD Shares w/ Conversion	58.8	100.0%	58.1	100.0%
Ownership:	Basic	FD	Basic	FD
HLTH	83.7%	81.7%	79.7%	67.2%
Existing WebMD Shareholders	16.3%	18.3%	20.3%	18.5%
Convertible Debt Holders	0.0%	0.0%	0.0%	14.3%

Notes:

(1) As of 1/4/08 per HLTH management.
(2) Net of estimated 30.0% impairment of $169.2 million of auction rate securities per the Special Committee.
(3) Remaining escrow to be released in conjunction with Practice Service Division & LOCs backed by HLTH on behalf of EBS.
(4) Estimated incremental interest income on $575.0 million of proceeds from sale of EBS at 4.0% until estimated closing.
(5) Calculated based upon estimated values used during negotiations.
(6) Estimated values used during negotiations.
(7) Based upon the Adjusted WebMD Stock Price ($27.83) as of the close of business 2/15/2008.
(8) Estimated post-merger severance cost per HLTH estimates.
(9) Per schedule provided by HLTH management.
(10) Per latest 10-Q filing.
(11) Calculated using the treasury method
(12) Roll-over of remaining vested and unvested options into WebMD post-merger (i.e., exercisable solely into WebMD stock adjusted for exchange ratio and conversion price). Calculated using the treasury method.
(13) Post-merger, if outstanding and converted, proceeds from conversion payable in same consideration mix as received by HLTH shareholders.

MORGAN JOSEPH

Confidential | 19

Analysis of Proposed Transaction

Pro Forma Ownership

(Shares in thousands)

	Pre-Transaction					Post-Transaction	
	HLTH Shares	% of HLTH Diluted Shares	Exchange Ratio	WebMD Shares Issued	WebMD Shares	WebMD Shares	% of Total Diluted Shares
Executives and Directors							
Martin J. Wygod	11,559	4.2%	0.1979	2,287	486	2,773	4.0%
HLTH Executives and Directors, excluding Martin J. Wygod (1)	6,858	2.5%	0.1979	1,357	-	1,357	1.9%
WebMD Executives and Directors, excluding Martin J. Wygod (2)	1,495	0.5%	0.1979	296	827	1,123	1.6%
Total Executives and Directors	19,911	7.2%	0.1979	3,940	1,313	5,253	7.5%
Institutional Holders							
Fidelity Management & Research	24,378	8.9%	0.1979	4,824	1,550	6,375	9.1%
Kensico Capital Management Corp.	12,054	4.4%	0.1979	2,386	821	3,207	4.6%
Bamco, Inc.	13,208	4.8%	0.1979	2,614	-	2,614	3.7%
Ziff Brothers Investments LLC	12,773	4.6%	0.1979	2,528	-	2,528	3.6%
Aletheia Research & Management, Inc.	-	-	0.1979	-	2,043	2,043	2.9%
Oracle Investment Management, Inc.	6,581	2.4%	0.1979	1,302	203	1,505	2.2%
Vanguard Group, Inc.	4,825	1.8%	0.1979	955	484	1,438	2.1%
Barclays Global Investors NA (CA)	6,098	2.2%	0.1979	1,207	160	1,367	2.0%
Credit Suisse (US)	5,608	2.0%	0.1979	1,110	16	1,126	1.6%
Franklin Portfolio Associates	4,506	1.6%	0.1979	892	-	892	1.3%
Top 10 Institutional Shareholders, post-transaction (3)	90,031	32.8%	0.1979	17,817	5,277	23,095	33.0%
Other Institutional Holders	45,626	16.6%	0.1979	9,029	4,140	13,170	18.8%
Retail Holders	36,926	13.4%	0.1979	7,308	-	7,308	10.4%
Total Float	172,583	62.8%	0.1979	34,154	9,418	43,572	62.3%
Total Insider Shares	10,062	3.7%	0.1979	1,991	890	2,881	4.1%
HLTH Shares in WebMD	-	-	0.1979	-	48,100	-	-
Total Shares Outstanding	182,645	66.4%	0.1979	36,145	58,408	46,453	66.4%
Insider Options	9,849	3.6%	0.1979	1,949	422	2,372	3.4%
Other Option Holders	40,355	14.7%	0.1979	7,986	4,862	12,848	18.4%
Total Options (4)	50,204	18.3%	0.1979	9,935	5,284	15,220	21.7%
Convertible Bonds	42,016	15.3%	0.1979	8,315	-	8,315	11.9%
Total Fully-Diluted Shares Outstanding	274,866	100.0%	0.1979	54,396	63,692	69,988	100.0%

Notes:

(1) Source: HLTH proxy dated August 13, 2007. Executives and directors who serve for both HLTH and WebMD are included only in WebMD.
(2) Source: WebMD proxy dated August 13, 2007. Executives and directors who serve for both HLTH and WebMD are included only in WebMD.
(3) Source: Bigdough.com as of February 15, 2008. Ranked based on post-transaction WebMD ownership.
(4) Total options, vested and unvested, in-the-money and out-of-the-money, outstanding from HLTH and WebMD management as of November 21, 2007. Will not correspond to previous analysis.

MORGAN JOSEPH

Confidential | 20

Analysis of Proposed Transaction

Pro Forma Income Statement (1)

($ in millions, except per share data)	WebMD Updated 2008 Guidance Assumes No Transaction	Interest Expense on Convertible Debt Assumed	Interest Income on Incremental Cash Balance (2)	Incremental Expense of HLTH Unvested Equity	Pro Forma 2008 Carryover Accounting	Additional Amortization Expense on Step-Up of Minority Interest	Incremental Expense Due to Revaluation of WebMD Equity (3)	Pro Forma 2008 Step-Up Accounting
Revenue	$405.0				$405.0			$405.0
Adjusted EBITDA	$113.8				$113.8			$113.8
Interest Income	13.5		17.2		30.7			30.7
Interest Expense	-	(18.5)			(18.5)			(18.5)
Depreciation and Amortization	(30.0)				(30.0)	(18.4)		(48.4)
Non-Cash Advertising	(5.0)				(5.0)			(5.0)
Non-Cash Stock-Based Compensation	(22.5)			(10.0)	(32.5)		(2.7)	(35.2)
Income Tax Provision	(28.6)	7.6	(7.0)	4.1	(24.0)	7.5	1.1	(15.4)
Income from Continuing Operations	$41.2				$34.5			$22.0
Income from Continuing Operations per Basic Share	$0.69				$0.71			$0.45
Income from Continuing Operations per Diluted Share	$0.66				$0.60			$0.39

Notes:

(1) Per HLTH management. Does not include $4.0 million of incremental costs associated with the transaction. Will not correspond to previous analysis.

(2) Represents additional interest income earned, at an assumed interest rate of 4.0%, on incremental $429.4 million of cash expected to remain as of the anticipated closing date of the Proposed Transaction. See pro forma adjustment for cash on pro forma balance sheet.

(3) Assumes WebMD stock price on closing date of $29.00 per share.

MORGAN JOSEPH

Confidential | 21

Analysis of Proposed Transaction

Pro Forma Balance Sheet (1)

($ in millions)	WebMD (2)	Assumption of Convertible Debt and Related Deferred Debt Issuance Costs	Additional Cash Balance Related to Assumed Debt (3)	Assumption of DOJ Liability (4)	Write-Off Inter-Company Balance	Pro Forma 2008 Carryover Accounting	Additional Goodwill & Intangibles Due to Purchase Accounting	Post Transaction Pro Forma
ASSETS								
Current Assets:								
Cash and Short-Term Investments	$277.6		$429.4			$707.0		$707.0
Accounts Receivable, net	75.0					75.0		75.0
Current Portion of Prepaid Advertising	3.2					3.2		3.2
Other Current Assets	5.9					5.9		5.9
Total Current Assets	**$361.7**					**$791.1**		**$791.1**
Property and Equipment, net	48.1					48.1		48.1
Prepaid Advertising	6.5					6.5		6.5
Goodwill	221.3					221.3	21.1	242.4
Intangible Assets, net	39.5					39.5	184.1	223.6
Other Assets	0.5	10.9				11.4		11.4
TOTAL ASSETS	**$677.6**					**$1,117.9**		**$1,323.1**
LIABILITIES AND EQUITY								
Current Liabilities:								
Accrued Expenses	$25.0					$25.0		$25.0
Deferred Revenue	80.9					80.9		80.9
Due to HLTH	7.4				(7.4)	-		-
Liabilities of D/O (DOJ liability)	-			48.4		48.4		48.4
Total Current Liabilities	**$113.3**					**$154.3**		**$154.3**
Deferred Tax Liability	7.3					7.3		7.3
Convertible Debt	-	650.0				650.0		650.0
Other Long-Term Liabilities	9.4					9.4		9.4
Stockholders' Equity	547.6	(639.1)	429.4	(48.4)	7.4	296.9	205.2	502.1
TOTAL LIABILITIES AND EQUITY	**$677.6**					**$1,117.9**		**$1,323.1**

Notes:

(1) Per HLTH management and will not correspond to previous analysis.

(2) Derived from WebMD balance sheet as of September 30, 2007.

(3) Represents the estimated cash remaining after considering the net proceeds of the divestitures, payment of the cash portion of the merger consideration, and anticipated operating cash flow of HLTH balance sheet as of September 30, 2007.

(4) Value of Department of Justice liability included within HLTH balance sheet as of September 30, 2007. Assumes Porex and ViPS are sold prior to transaction date. Other than where noted above, other assets and liabilities of HLTH were not considered as they were deemed immaterial.

MORGAN JOSEPH

Confidential | 22

Analysis of Proposed Transaction
Estimated Impact to Goodwill and Intangible Assets

($ in millions)

WebMD Purchase Price (1) — **$1,840.0** (2)

Purchase Price Allocation:	Tangible Assets	Intangible Assets (3)	Goodwill
Book Value (12/31/07)	$299.5	$36.3	$221.5
Allocated Value	299.5	1,187.0	353.5
Excess of FV Over BV	-	1,150.7	132.0
Step-Up Percentage		16.0%	16.0%
Partial Step-Up		**$184.1**	**$21.1**

Annual Amortization - Assumes 10-Year Life on Intangibles — **$18.4**

Notes:

(1) The purchase price above excludes the fair value of vested options of WebMD that should be included in the calculation of the purchase price. The impact of including this fair value in the calculation of purchase price would be to increase goodwill by 16.0% of the total fair value of vested WebMD options as of the transaction date. There would be no impact to the P&L as goodwill is no longer amortized.

(2) Equal to market capitalization as of 2/8/08.

(3) Allocated value to intangible assets is based on estimates, and is subject to material change upon finalization of a valuation analysis after completion of the merger.

MORGAN JOSEPH

Confidential | 23

4. Overview of HLTH

Confidential 25 Overview of HLTH Company Overview HLTH ViPS 100% Porex 100% EBS 48% WebMD 84% WebMD -the leading provider of health information services for consumers, physicians, healthcare professionals, employers and health plans through its public and private online portals and health-focused publications
Porex is a developer, manufacturer and distributor of proprietary porous plastic products and components used in healthcare, industrial and consumer applications
ViPS provides healthcare data management, analytics, decision-support and process automation solutions and related information technology services to governmental, Blue Cross Blue Shield and commercial healthcare payers. ViPS’ solutions and services help its clients improve patient outcomes, increase customer satisfaction and reduce costs
In addition, HLTH Corporation also owns 48% of Emdeon Business Services, a private company, which provides solutions that automate key business and administrative functions for healthcare payers and providers

Overview of HLTH

Ownership

Executive Officers and Directors [1]

(Shares in thousands)	Ownership	
	Shares	Percent [3]
Martin J. Wygod	11,559	4.96%
Kevin M. Cameron	2,720	1.17%
Charles A. Mele	2,169	0.93%
Herman Sarkowsky	866	0.37%
James V. Manning	777	0.33%
Paul A. Brooke	542	0.23%
Wayne T. Gattinella	511	0.22%
Mark J. Adler, M.D.	207	0.09%
Joseph E. Smith	155	0.07%
Mark Funston	60	0.03%
Other Executive Officers and Directors	346	0.15%
Total of Executive Officers and Directors	**19,911**	**8.55%**

Total Institutional Holders [2]

(Shares in thousands)	Ownership	
	Shares	Percent [3]
Fidelity Management & Research	24,378	10.47%
Bamco, Inc.	13,208	5.67%
Ziff Brothers Investments LLC	12,773	5.49%
Kensico Capital Management Corp.	12,054	5.18%
Oracle Investment Management, Inc.	6,581	2.83%
Barclays Global Investors NA (CA)	6,098	2.62%
Credit Suisse (US)	5,608	2.41%
Vanguard Group, Inc.	4,825	2.07%
Franklin Portfolio Associates	4,506	1.93%
Blackrock Advisors, Inc.	3,388	1.46%
Other Institutional Shareholders	42,238	18.14%
Total Institutional Ownership	**135,657**	**58.26%**

Ownership Breakdown

(Shares in thousands)	Ownership	
	Shares	Percent [3]
Top 10 Institutional Shareholders	93,419	40.12%
Other Institutional Shareholders	42,238	18.14%
Retail Holders	36,926	15.86%
Total Float	172,583	74.12%
Executive Officers and Directors	10,062	4.32%
Total Shares Outstanding	182,645	78.44%
Insider Options	9,849	4.23%
Other Option Holders	40,355	17.33%
Total Options	50,204	21.56%
Total Fully-Diluted Shares	**232,849**	**100.00%**

Ownership Summary


15.86%
25.88%
58.26%
Executive Officers and Directors
Institutional Holders
Retail

Notes:

(1) Source: HLTH proxy dated August 13, 2007.

(2) Source: Bigdough.com as of February 15, 2008.

(3) Total fully-diluted shares of 232,849,492 calculated from HLTH's 10-Q dated September 30, 2007 and total options, vested and unvested, in-the-money and out-of-the-money, outstanding from HLTH management as of November 21, 2007.

MORGAN JOSEPH

Confidential | 26

5. Valuation Analysis — WebMD

Valuation Analysis – WebMD

Company Overview

WebMD

Business Description

- WebMD is a leading provider of health information services to consumers, physicians and other healthcare professionals, employers and health plans through their public and private online portals and health-focused publications
  - **Online Services** owns and operates both public and private online portals. Their public portals enable consumers to become more informed about healthcare choices and assist them in playing an active role in managing their health by providing detailed information on a particular disease or condition, locating physicians, and assessing their personal health status. The public portals also enable physicians and other healthcare professionals to improve their knowledge and practice of medicine, as well as their communication with patients. The public portals generate revenue primarily through the sale of advertising and sponsorship products. Revenue is generated from the private portals through the licensing of the portals to employers and health plans
  - **Publishing and Other Services** provides several offline products and services: *The Little Blue Book*, a physician directory; and *WebMD the Magazine*, a consumer-targeted publication distributed free of charge to physician office waiting rooms
- WebMD is headquartered in New York, New York, and is a subsidiary of HLTH

Representative Owned Web Sites – Consumer

Portal	Description
▪www.webmd.com	Flagship consumer portal providing news articles and features, special reports, interactive guides, originally produced videos, self-assessment questionnaires, etc.
▪www.medicinenet.com	A health information site written and edited by practicing physicians, including a dictionary with over 16,000 medical terms
▪www.rxlist.com	An online drug directory with comprehensive descriptions of over 1,500 pharmaceutical products

Representative Owned Web Sites – Professional

Portal	Description
▪www.medscape.com	Flagship Web site for physicians and other healthcare professionals
▪www.theheart.org	A leading cardiology Web site
▪www.medsite.com	A site where physicians can access CME programs and manage their sponsored events
▪www.emedicine.com	A site containing articles on over 6,500 diseases and disorders
▪www.medgenmed.com	The world's first online-only, primary source, peer-reviewed general medical journal

MORGAN JOSEPH
Confidential | 28

Valuation Analysis – WebMD

Analysts' Outlook Since Guidance Revision on February 11, 2008

Date	Constituent	Recent Comments	Recommendation	Price Target
Feb. 13, 2008	Needham – Mark May	"The fundamentals at WebMD and the online health-related media sector in general remain solid"	Buy	$41.00
Feb. 12, 2008	Morgan Stanley – David T. Veal	"We continue to view the company's positioning within a large and heretofore growing market as best in class"	Equal-Weight	NA
Feb. 11, 2008	Credit Suisse – Heath P. Terry	"WebMD remains one of the most attractive small cap names in the space…WebMD results are likely to outpace expectations"	Outperform	$57.00
Feb. 11, 2008	Goldman Sachs – Jennifer Watson	"We maintain our positive view of WebMD's growth and profitability trends as well as its leadership position within the online health vertical and believe that the company's long-term growth prospects remain intact"	Neutral	$37.00
Feb. 11, 2008	Citigroup – Mark S. Mahaney	"WebMD is a clear leader in both the consumer and professional health segments…and [its] fundamentals, especially its margins, are very strong"	Hold/High Risk	$43.00
Feb. 11, 2008	Stifel Nicolaus – George I. Askew	"We maintain our Buy rating on the shares of WebMD…given the company's strong online healthcare information franchise, strong…two year adjusted EBITDA growth prospects…and the potential for a change of control event"	Buy	$40.00
Feb. 11, 2008	William Blair – Corey Tobin	"We continue to believe that WebMD Health remains in a very strong position to benefit from several important health care trends"	Market Perform	NA
Feb. 11, 2008	ThinkEquity – William Morrison	ThinkEquity maintains its Accumulate rating on WebMD, but reduces its price target to $35.00 from $48.00	Accumulate	$35.00

Notes:
Source: Wall Street research.

MORGAN JOSEPH

Confidential | 29

Valuation Analysis – WebMD

Historical EBITDA Performance vs. Consensus

Quarterly EBITDA Results vs. Consensus

($ in millions)



Actual Results
Consensus Mean
$5.3
$6.5
$8.4
$9.6
$13.0
$14.6
$19.3
$22.3
$11.2
$12.6
$14.6
$15.2
$20.5
$24.2
$31.7
$33.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
Q1 '06
Q2 '06
Q3 '06
Q4 '06
Q1 '07
Q2 '07
Q3 '07
Q4 '07
$1.2
$1.2
$1.6
$3.0
$1.4
$0.6
$3.7
$1.3

Annual EBITDA Results vs. Consensus



Actual Results
Consensus Mean
$48.5
$53.1
$83.6
$84.6
$104.0
NA
$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
FY '06
FY '07
FY '08
$4.6
$1.0

Notes:
Source: Bloomberg and WebMD guidance.

MORGAN JOSEPH

Confidential | 30

Confidential 31 Valuation Analysis — WebMD 2008 Guidance Revision 2008 Revenue Guidance 2008 EBITDA Guidance ($ in millions)$107.5$120.0$120.0$130.0$102.5$107.5$112.5$117.5$122.5$127.5$132.52008 Guidance Released on 2/11/082008 Guidance Released on 11/7/07Wall Street Consensus prior to 2/11/08: $123.2Wall Street Consensus prior to 2/11/08: $430.5$395.0$415.0$415.0$430.0$390.0$395.0$400.0$405.0$410.0$415.0$420.0$425.0$430.0$435.02008 Guidance Released on 2/11/082008 Guidance Released on 11/7/07

Valuation Analysis – WebMD

Ownership Summary

Executive Officers and Directors [1]

(Shares in thousands)	Ownership	
	Shares	Percent [3]
Martin J. Wygod	486	0.76%
Wayne T. Gattinella	185	0.29%
Anthony Vuolo	145	0.23%
Nan-Kirsten Forte	80	0.13%
James V. Manning	62	0.10%
Stanley S. Trotman, Jr.	41	0.06%
Jerome C. Keller	27	0.04%
Neil F. Dimick	24	0.04%
Abdool Rahim Moossa, M.D.	22	0.03%
Mark J. Adler, M.D.	21	0.03%
Other Executive Officers and Directors	220	0.35%
Total of Executive Officers and Directors	**1,313**	**2.06%**

HLTH & Institutional Holders [2]

(Shares in thousands)	Ownership	
	Shares	Percent [3]
HLTH Corporation	**48,100**	**75.52%**
Aletheia Research & Management, Inc.	2,043	3.21%
Fidelity Management & Research	1,550	2.43%
Kensico Capital Management Corp.	821	1.29%
Vanguard Group, Inc.	484	0.76%
Oracle Investment Management, Inc.	203	0.32%
Analytic Investors LLC	179	0.28%
Blackrock Advisors, Inc.	170	0.27%
Barclays Global Investors NA (CA)	160	0.25%
State Street Global Advisors	76	0.12%
Credit Suisse (US)	16	0.02%
Other Institutional Shareholders	3,715	5.83%
Total Institutional Ownership	**9,418**	**14.79%**

Ownership Breakdown

(Shares in thousands)	Ownership	
	Shares	Percent [3]
HLTH Corporation	48,100	75.52%
Top 10 Institutional Shareholders	5,702	8.95%
Other Institutional Shareholders	3,715	5.83%
Retail Holders	-	-
Total Float	57,518	90.31%
Executive Officers and Directors	890	1.40%
Total Shares Outstanding	58,408	91.70%
Insider Options	422	0.66%
Other Option Holders	4,862	7.63%
Total Options	5,284	8.30%
Total Fully-Diluted Shares	**63,692**	**100.00%**

Ownership Summary



9.69%
14.79%
75.52%
HLTH Corporation
Institutional Holders
Executive Officers and Directors

Notes:
(1) Source: WebMD proxy dated August 13, 2007.
(2) Source: Bigdough.com as of February 15, 2008.
(3) Total fully-diluted shares of 63,691,840 calculated from 48,100,000 Class B shares from WebMD's 10-Q dated September 30, 2007 + 10,307,700 Class A shares (basic shares held by executive officers and directors from WebMD proxy dated August 13, 2007 and 9,417,561 shares held by institutional holders per Bigdough.com) + total options, vested and unvested, in-the-money and out-of-the-money, outstanding from WebMD management as of November 21, 2007.

MORGAN JOSEPH
Confidential | 32

Valuation Analysis – WebMD

Income Statement Data

Income Statement Data[(1)]									
	Fiscal Year Ended December 31,								
($ in millions, except per share data)	2004A	2005A	2006A	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$134.1	$168.9	$253.9	$337.1	$461.7	$577.3	$717.4	$874.7	$1,070.8
Annual Growth Rate		*25.9%*	*50.3%*	*32.8%*	*37.0%*	*25.0%*	*24.3%*	*21.9%*	*22.4%*
Gross Profit	$82.3	$98.4	$147.5	$213.2	$297.8	$376.9	$472.8	$580.8	$716.4
Gross Profit Margin	*61.3%*	*58.2%*	*58.1%*	*63.2%*	*64.5%*	*65.3%*	*65.9%*	*66.4%*	*66.9%*
Operating Expenses	($61.7)	($77.6)	($112.1)	($158.1)	($219.8)	($262.1)	($311.4)	($350.6)	($430.6)
EBITDA (2)	$26.2	$31.5	$53.1	$82.9	$111.5	$147.9	$192.0	$239.7	$303.4
EBITDA Margin	*19.5%*	*18.6%*	*20.9%*	*24.6%*	*24.1%*	*25.6%*	*26.8%*	*27.4%*	*28.3%*
Annual Growth Rate		*20.2%*	*68.7%*	*56.2%*	*34.5%*	*32.6%*	*29.8%*	*24.9%*	*26.5%*
Depreciation and Amortization	$5.6	$10.7	$17.6	$27.8	$33.5	$33.0	$30.7	$9.6	$17.6
EBIT (2)	$20.6	$20.8	$35.4	$55.1	$78.0	$114.9	$161.3	$230.2	$285.8
EBIT Margin	*15.3%*	*12.3%*	*14.0%*	*16.4%*	*16.9%*	*19.9%*	*22.5%*	*26.3%*	*26.7%*
Annual Growth Rate		*1.2%*	*70.2%*	*55.5%*	*41.6%*	*47.3%*	*40.4%*	*42.7%*	*24.1%*
Net Income	$12.8	$18.0	$32.0	$51.8	$67.6	$91.4	$122.0	$162.5	$202.1
Net Income Margin	*9.6%*	*10.6%*	*12.6%*	*15.4%*	*14.6%*	*15.8%*	*17.0%*	*18.6%*	*18.9%*
Annual Growth Rate		*39.9%*	*78.0%*	*61.9%*	*30.5%*	*35.1%*	*33.5%*	*33.3%*	*24.3%*
EPS (2)	$0.27	$0.36	$0.55	$0.86	$1.10	$1.48	$1.96	$2.84	$3.52
EPS Growth Rate		*33.2%*	*54.8%*	*57.0%*	*26.7%*	*34.7%*	*33.1%*	*44.9%*	*23.6%*
Fully Diluted Shares Outstanding	48.10	50.53	58.08	59.92	61.75	61.94	62.11	57.14	57.47
Change in Working Capital		($14.6)	($11.9)	($28.1)	($27.4)	($24.7)	($25.9)	($22.7)	($28.1)
Capital Expenditures	$4.3	$18.1	$28.5	$20.5	$27.7	$31.7	$35.9	$39.4	$48.2

Notes:

(1) 2008E-2012P projections provided by an agreed upon Wall Street analyst's model; WebMD has advised Morgan Joseph that it has not prepared its own projections. However, WebMD has advised Morgan Joseph that (i) WebMD has reviewed projections contained in a certain analyst's model regarding WebMD and (ii) after taking into account WebMD's most recent guidance and the assumptions contained in that model, in WebMD's opinion, it is reasonable for Morgan Joseph to rely upon the projections of free cash flow contained in that model in connection with the preparation by Morgan Joseph of its discounted cash flow analysis and leveraged buy-out analysis.

(2) Excludes stock-based compensation expense, as well as other non-cash and one-time expenses.

MORGAN JOSEPH

Confidential | 33

Valuation Analysis – WebMD

Summary of Valuation



Adjust WebMD Stock Price as of 2/15/2008:
$27.83
2008 Selected Public Company Trading Analysis (2)
$25.16
11.0x
$30.66
14.0x
2009 Selected Public Company Trading Analysis (3)
$26.88
9.0x
$31.74
11.0x
LTM Precedent Change of Control Transaction Analysis (4)
$36.34
23.0x
$40.39
26.0x
NTM Precedent Change of Control Transaction Analysis (5)
$43.38
21.0x
$48.76
24.0x
Discounted Cash Flow Analysis
$47.68
$54.55
Leveraged Buyout Analysis
$26.77
$33.90
Equity Value per Share
$20.00
$24.00
$28.00
$32.00
$36.00
$40.00
$44.00
$48.00
$52.00
$56.00

	2008 Selected Public Company Trading Analysis (2)		2009 Selected Public Company Trading Analysis (3)		LTM Precedent Change of Control Transaction Analysis (4)		NTM Precedent Change of Control Transaction Analysis (5)		Discounted Cash Flow Analysis		Leveraged Buyout Analysis	
($ in millions, except per share data)	Low	High	Low	High	Low	High	Low	High	Low	High	Low	High
Implied Multiple Range	11.0x	14.0x	9.0x	11.0x	23.0x	26.0x	21.0x	24.0x				
EBITDA (1)	$111.5	$111.5	$147.9	$147.9	$82.9	$82.9	$111.5	$111.5				
Implied Enterprise Value	$1,226.5	$1,561.0	$1,330.9	$1,626.7	$1,907.3	$2,156.1	$2,341.5	$2,676.0	$2,608.7	$3,037.7	$1,324.5	$1,758.7
Cash and Securities (6)	249.1	249.1	249.1	249.1	249.1	249.1	249.1	249.1	249.1	249.1	249.1	249.1
Debt	--	--	--	--	--	--	--	--	--	--	--	--
Implied Equity Value	$1,475.6	$1,810.1	$1,580.0	$1,875.8	$2,156.4	$2,405.2	$2,590.6	$2,925.1	$2,857.8	$3,286.7	$1,573.6	$2,007.8
Fully Diluted Shares Outstanding	58.6	59.0	58.8	59.1	59.3	59.6	59.7	60.0	59.9	60.3	58.8	59.2
Equity Value Per Share	$25.16	$30.66	$26.88	$31.74	$36.34	$40.39	$43.38	$48.76	$47.68	$54.55	$26.77	$33.90

Notes:
(1) Per forecast deemed reasonable by WebMD management.
(2) Implied valuation based on 2008E enterprise value/EBITDA of select publicly-traded companies.
(3) Implied valuation based on 2009P enterprise value/EBITDA of select publicly-traded companies.
(4) Analysis based on last twelve months enterprise value/EBITDA of recent merger and acquisition transaction pricing involving selected companies.
(5) Analysis based on next twelve months enterprise value/EBITDA of recent merger and acquisition transaction pricing involving selected companies.
(6) Per HLTH management, net of $50.8 million from impairment on WebMD auction rate securities per the Special Committee.

MORGAN JOSEPH
Confidential | 34

Preliminary Valuation Analysis – WebMD

Selected Public Company Trading Analysis (1)

($ in millions, except per share data)

Company	Ticker	Price 2/15/2008	% of 52-week high	Market Value (2)	Enterprise Value (3)	Revenue (4) 2007E	Revenue (4) 2008P	Revenue (4) 2009P	EBITDA (4) 2007E	EBITDA (4) 2008P	EBITDA (4) 2009P	EPS (4) 2007E	EPS (4) 2008P	EPS (4) 2009P	2007E EBITDA Margin (5)	2007E EBIT Margin (5)
Google Inc (6)	GOOG	$529.64	70.9%	$168,947.4	$154,728.8	$11,660.1	$16,121.3	$20,626.1	$6,920.7	$9,401.4	$12,203.7	$15.59	$20.22	$25.25	59.4%	56.1%
Yahoo! Inc (6)	YHOO	29.66	87.0%	41,748.4	39,397.2	5,112.6	5,616.8	6,334.9	1,927.0	1,867.8	2,146.8	0.71	0.64	0.74	37.7%	24.8%
Monster Worldwide Inc (6)	MNST	27.14	49.5%	3,471.8	2,893.8	1,351.3	1,511.1	1,702.8	334.5	400.5	474.3	1.43	1.79	2.04	24.8%	21.3%
ValueClick Inc (6)	VCLK	22.41	61.1%	2,210.0	1,922.5	645.6	736.0	852.1	165.4	191.9	227.7	1.00	1.10	1.32	25.6%	24.1%
CNET Networks Inc (6)	CNET	7.79	78.8%	1,199.9	1,155.0	405.9	445.2	478.9	79.7	90.1	102.8	0.24	0.18	0.24	19.6%	10.7%
Bankrate Inc (6)	RATE	49.08	85.6%	989.6	864.5	95.6	169.6	210.3	41.6	66.3	83.3	1.39	2.00	2.56	43.5%	40.6%
TechTarget, Inc (6)	TTGT	13.43	71.9%	597.3	541.3	94.7	120.1	142.6	24.6	34.8	45.1	0.29	0.34	0.40	25.9%	19.2%
Dice Holdings, Inc (6)	DHX	6.04	40.3%	409.0	475.7	142.4	168.2	189.4	61.0	73.5	86.5	0.20	0.40	0.49	42.8%	27.4%
Move, Inc	MOVE	2.56	38.8%	410.6	324.5	292.7	318.3	388.5	28.9	38.7	62.0	0.13	0.20	0.37	9.9%	5.7%
Marchex Inc (6)	MCHX	8.42	49.8%	344.7	309.7	139.4	151.1	171.8	33.3	32.2	39.0	0.36	0.34	0.45	23.9%	17.2%
TheStreet.com, Inc	TSCM	11.15	66.6%	340.3	301.4	65.6	87.4	99.9	17.9	25.9	30.4	0.88	0.81	0.95	27.3%	23.8%
The Knot, Inc (6)	KNOT	11.63	44.2%	380.7	275.0	98.7	115.0	127.4	26.7	27.5	34.7	0.45	0.45	0.58	27.1%	18.5%
Internet Brands, Inc	INET	8.42	89.2%	357.4	266.9	89.2	107.1	128.9	27.7	34.0	44.3	NA	NA	NA	31.0%	21.8%
Health Grades Inc	HGRD	5.27	75.6%	186.4	163.2	34.9	42.5	55.1	7.3	12.0	16.5	0.11	0.18	0.26	20.8%	17.6%
Ediets.com Inc	DIET	5.00	82.0%	126.8	122.4	29.2	48.1	NA	(7.5)	(3.8)	NA	(0.39)	(0.29)	NA	NM	NM
A.D.A.M. Inc	ADAM	7.48	77.8%	79.0	91.8	27.1	30.9	35.2	7.6	8.7	10.2	NA	NA	NA	28.1%	21.1%
High			89.2%	$168,947.4	$154,728.8	$11,660.1	$16,121.3	$20,626.1	$6,920.7	$9,401.4	$12,203.7	$15.59	$20.22	$25.25	59.4%	56.1%
Mean			66.8%	13,862.5	12,739.6	1,267.8	1,611.8	2,102.9	606.0	768.9	1,040.5	1.60	2.03	2.74	29.8%	23.3%
Median			71.4%	409.8	400.1	119.0	159.6	189.4	31.1	36.8	62.0	0.41	0.42	0.58	27.1%	21.3%
Low			38.8%	79.0	91.8	27.1	30.9	35.2	(7.5)	(3.8)	10.2	(0.39)	(0.29)	0.24	9.9%	5.7%
WebMD Health Corp. (7)	WBMD	$28.71	45.2%	$1,691.7	$1,390.8	$337.1	$461.7	$577.3	$82.9	$111.5	$147.9	$1.01	$1.11	$1.36	24.6%	16.4%

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Includes fully-diluted shares with options calculated based upon the treasury stock method and in-the-money convertible securities on an as-converted basis.
(3) Includes net debt, which equals total debt + minority interest + out-of-the-money convertible securities - cash and cash equivalents.
(4) Data is calenderized based upon the company's fiscal year end. Projections based upon an average of Wall Street research analysts' estimates and exclude stock-based compensation expense, as well as other non-cash and one-time expenses.
(5) Based upon fiscal year end figures.
(6) 2007 financials for Google, Yahoo, Monster, ValueClick, CNET, Bankrate, TechTarget, Dice, The Knot and Marchex reflect actual results as disclosed in public filings.
(7) Per forecast deemed reasonable by WebMD management, except for EPS estimates which are from Wall Street estimates.

MORGAN JOSEPH

Confidential | 35

Preliminary Valuation Analysis – WebMD

Selected Public Company Trading Analysis (1)

($ in millions, except per share data)

Company	2007E-2009P CAGR (2)			Enterprise Value (3) / Revenue (4)			Enterprise Value (3) / EBITDA (4)			Price/Earnings (4)			EV/EBITDA Growth (5)			PEG (6)		
	Revenue	EBITDA	EPS	2007E	2008P	2009P	2007E	2008P	2009P	2007E	2008P	2009P	2007E	2008P	2009P	2007E	2008P	2009P
Google Inc. (7)	33.0%	32.8%	27.3%	NM	9.60x	7.50x	22.4x	16.5x	12.7x	34.0x	26.2x	21.0x	0.68x	0.50x	0.39x	1.25x	0.96x	0.77x
Yahoo! Inc. (7)	11.3%	5.5%	2.4%	7.71	7.01	6.22	20.4	21.1	18.4	41.8	46.2	39.9	3.69	3.80	3.31	17.65	19.53	16.85
Monster Worldwide Inc. (7)	12.3%	19.1%	19.3%	2.14	1.91	1.70	8.7	7.2	6.1	19.0	15.2	13.3	0.45	0.38	0.32	0.98	0.79	0.69
ValueClick Inc. (7)	14.9%	17.3%	14.7%	2.98	2.61	2.26	11.6	10.0	8.4	22.4	20.4	17.0	0.67	0.58	0.49	1.52	1.38	1.16
CNET Networks Inc. (7)	8.6%	13.6%	(0.3%)	2.85	2.59	2.41	14.5	12.8	11.2	32.5	43.3	32.7	1.07	0.94	0.83	NM	NM	NM
Bankrate Inc. (7)	48.3%	41.6%	35.6%	9.04	5.10	4.11	20.8	13.0	10.4	35.3	24.5	19.2	0.50	0.31	0.25	0.99	0.69	0.54
TechTarget, Inc. (7)	22.7%	35.5%	17.4%	5.72	4.51	3.80	22.0	15.5	12.0	46.8	39.1	34.0	0.62	0.44	0.34	2.69	2.25	1.96
Dice Holdings, Inc. (7)	15.3%	19.1%	56.5%	3.34	2.83	2.51	7.8	6.5	5.5	30.2	15.3	12.3	0.41	0.34	0.29	0.53	0.27	0.22
Move, Inc.	15.2%	46.5%	72.0%	1.11	1.02	0.84	11.2	8.4	5.2	20.5	13.1	6.9	0.24	0.18	0.11	0.28	0.18	0.10
Marchex Inc. (7)	11.0%	8.2%	11.4%	2.22	2.05	1.80	9.3	9.6	7.9	23.4	24.8	18.9	1.13	1.17	0.97	2.05	2.17	1.66
TheStreet.com, Inc.	23.4%	30.4%	3.9%	4.60	3.45	3.02	16.9	11.6	9.9	12.7	13.9	11.7	0.55	0.38	0.33	3.25	3.55	3.01
The Knot, Inc. (7)	13.6%	14.0%	13.5%	2.79	2.39	2.16	10.3	10.0	7.9	25.8	25.8	20.1	0.74	0.71	0.57	1.91	1.91	1.48
Internet Brands, Inc.	20.2%	26.5%	NA	2.99	2.49	2.07	9.6	7.8	6.0	NA	NA	NA	0.36	0.30	0.23	NA	NA	NA
Health Grades Inc.	25.7%	50.6%	53.7%	4.68	3.84	2.96	22.5	13.6	9.9	47.9	29.3	20.3	0.44	0.27	0.20	0.89	0.54	0.38
Ediets.com Inc.	NA	NA	NA	4.19	2.55	NA	NM	NM	NA	NM	NM	NA	NA	NA	NA	NA	NA	NA
A.D.A.M. Inc.	13.9%	15.8%	NA	3.39	2.97	2.61	12.1	10.6	9.0	NA	NA	NA	0.76	0.67	0.57	NA	NA	NA
High	48.3%	50.6%	72.0%	9.04x	9.60x	7.50x	22.5x	21.1x	18.4x	47.9x	46.2x	39.9x	3.69x	3.80x	3.31x	17.65x	19.53x	16.85x
Mean	19.3%	25.1%	25.2%	3.98	3.56	3.06	14.7	11.6	9.4	30.2	25.9	20.6	0.82	0.73	0.61	2.83	2.85	2.40
Median	15.2%	19.1%	17.4%	3.34	2.72	2.51	12.1	10.6	9.0	30.2	24.8	19.2	0.62	0.44	0.34	1.38	1.17	0.96
Low	8.6%	5.5%	(0.3%)	1.11	1.02	0.84	7.8	6.5	5.2	12.7	13.1	6.9	0.24	0.18	0.11	0.28	0.18	0.10
WebMD Health Corp. (8)	30.9%	33.5%	15.8%	4.13x	3.01x	2.41x	16.8x	12.5x	9.4x	28.3x	25.9x	21.1x	0.50x	0.37x	0.28x	1.79x	1.63x	1.33x

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Compound annual growth rate ("CAGR") based upon fiscal year end figures.
(3) Includes net debt, which equals total debt + minority interest + out-of-the-money convertible securities - cash and cash equivalents.
(4) Data is calenderized based upon the company's fiscal year end. Projections based upon an average of Wall Street research analysts' estimates and exclude stock-based compensation expense, as well as other non-cash and one-time expenses.
(5) Ratio equals (Enterprise Value / EBITDA) ÷ 2007E-2009P EBITDA CAGR.
(6) Ratio equals (Stock Price / EPS) ÷ 2007E-2009P EPS CAGR.
(7) 2007 financials for Google, Yahoo, Monster, ValueClick, CNET, Bankrate, TechTarget, Dice, The Knot and Marchex reflect actual results as disclosed in public filings.
(8) Per forecast deemed reasonable by WebMD management, except for EPS estimates which are from Wall Street estimates.

MORGAN JOSEPH

Confidential | 36

Preliminary Valuation Analysis – WebMD

Selected Public Company Trading Analysis – Valuation Multiples (1)

Enterprise Value / 2007E Revenue



10.00x
8.00x
6.00x
4.00x
2.00x
-
4.13x
NM
7.71x
2.14x
2.98x
2.85x
9.04x
5.72x
3.34x
1.11x
2.22x
4.60x
2.79x
2.99x
4.68x
4.19x
3.39x
WBMD
GOOG
YHOO
MNST
VCLK
CNET
RATE
TTGT
DHX
MOVE
MCHX
TSCM
KNOT
INET
HGRD
DIET
ADAM
Median (2)
3.34x

Enterprise Value / 2008P Revenue



12.00x
10.00x
8.00x
6.00x
4.00x
2.00x
-
3.01x
9.60x
7.01x
1.91x
2.61x
2.59x
5.10x
4.51x
2.83x
1.02x
2.05x
3.45x
2.39x
2.49x
3.84x
2.55x
2.97x
WBMD
GOOG
YHOO
MNST
VCLK
CNET
RATE
TTGT
DHX
MOVE
MCHX
TSCM
KNOT
INET
HGRD
DIET
ADAM
Median (2)
2.72x

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) WebMD excluded from median calculation.

MORGAN JOSEPH
Confidential | 37

Preliminary Valuation Analysis – WebMD

Selected Public Company Trading Analysis – Valuation Multiples (1)



Enterprise Value / 2007E EBITDA
30.0x
25.0x
20.0x
15.0x
10.0x
5.0x
-
16.8x
22.4x
20.4x
8.7x
11.6x
14.5x
20.8x
22.0x
7.8x
11.2x
9.3x
16.9x
10.3x
9.6x
22.5x
NM
12.1x
WBMD
GOOG
YHOO
MNST
VCLK
CNET
RATE
TTGT
DHX
MOVE
MCHX
TSCM
KNOT
INET
HGRD
DIET
ADAM
Median (2)
12.1x



Enterprise Value / 2008P EBITDA
24.0x
21.0x
18.0x
15.0x
12.0x
9.0x
6.0x
3.0x
-
12.5x
16.5x
21.1x
7.2x
10.0x
12.8x
13.0x
15.5x
6.5x
8.4x
9.6x
11.6x
10.0x
7.8x
13.6x
NM
10.6x
WBMD
GOOG
YHOO
MNST
VCLK
CNET
RATE
TTGT
DHX
MOVE
MCHX
TSCM
KNOT
INET
HGRD
DIET
ADAM
Median (2)
10.6x

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) WebMD excluded from median calculation.

MORGAN JOSEPH
Confidential | 38

Valuation Analysis – WebMD

Selected Precedent Change of Control Transactions (1)

($ in millions)

Date Announced	Target Company	Acquiror Company	Transaction Value (2)	Revenue LTM	Revenue NTM	EBITDA (3) LTM	EBITDA (3) NTM	Transaction Value / Revenue LTM	Transaction Value / Revenue NTM	Transaction Value / EBITDA LTM	Transaction Value / EBITDA NTM
11/02/07	KnowledgeStorm, Inc.	TechTarget, Inc.	$58.0	$13.0	NA	$5.0	NA	4.46x	NA	11.6x	NA
07/13/07	MeziMedia, Inc. (4)	ValueClick, Inc.	348.6	64.1	NA	20.0	NA	5.44	NA	17.5	NA
06/04/07	1-800 Contacts, Inc.	Fenway Partners, LLC	375.4	252.6	NA	16.3	NA	1.49	NA	23.0	NA
05/18/07	aQuantive, Inc.	Microsoft Corporation	6,059.7	492.6	653.6	130.3	165.7	12.30	9.27	46.5	36.6
02/13/07	StubHub, Inc.	eBay Inc.	310.0	400.0	NA	10.0	NA	0.78	NA	31.0	NA
06/05/06	WeddingChannel.com	The Knot, Inc.	77.7	24.5	NA	NA	NA	3.18	NA	NA	NA
03/06/06	iVillage Inc.	NBC Universal, Inc.	604.1	91.1	111.4	17.5	27.3	6.63	5.42	34.6	22.1
12/14/05	PriceGrabber.com, LLC	Experian Limited	485.0	60.0	NA	NA	NA	8.08	NA	NA	NA
11/15/05	Automotive.com	PRIMEDIA Inc.	87.6	29.4	NA	5.9	NA	2.98	NA	15.0	NA
09/08/05	IGN Entertainment, Inc.	News Corporation	650.0	57.6	NA	15.6	NA	11.29	NA	41.7	NA
08/02/05	E-LOAN, Inc.	Popular, Inc.	237.1	149.3	176.7	10.9	NA	1.59	1.34	21.8	NA
07/18/05	Intermix Media, Inc.	News Corporation	604.8	88.9	139.0	4.8	NA	6.80	4.35	NM	NA
06/06/05	Shopzilla, Inc.	EW Scripps Co.	525.0	135.0	NA	31.5	NA	3.89	NA	16.7	NA
06/01/05	Shopping.com Ltd.	eBay, Inc.	523.9	106.8	138.6	22.3	27.7	4.90	3.78	23.5	18.9
05/04/05	LowerMyBills, Inc.	Experian Information Solutions, Inc.	380.0	120.0	NA	NA	NA	3.17	NA	NA	NA
04/07/05	Ciao AG	Greenfield Online, Inc.	143.5	22.5	NA	8.7	NA	6.38	NA	16.5	NA
03/21/05	Ask Jeeves, Inc.	IAC/InterActiveCorp	1,857.6	261.3	386.8	76.1	125.7	7.11	4.80	24.4	14.8
02/17/05	About, Inc.	The New York Times Company	410.0	35.8	NA	12.3	NA	11.45	NA	33.4	NA
12/16/04	Rent.com	eBay Inc.	415.0	40.0	NA	NA	NA	10.38	NA	NA	NA
11/14/04	MarketWatch, Inc.	Dow Jones & Company, Inc.	447.8	71.2	92.2	8.7	13.6	6.29	4.86	NM	32.9
10/25/04	Classmates Online, Inc.	United Online, Inc.	100.0	74.0	NA	14.9	NA	1.35	NA	6.7	NA
09/29/04	Orbitz, Inc.	Cendant Corporation	1,046.1	279.9	326.4	44.3	54.5	3.74	3.21	23.6	19.2
07/01/04	Sportsline.com, Inc.	Viacom Inc.	78.1	59.7	NA	(23.4)	NA	1.31	NA	NM	NA
05/24/04	Tickle Inc.	Monster Worldwide, Inc.	86.0	25.0	NA	NA	NA	3.44	NA	NA	NA
03/26/04	Switchboard Incorporated	InfoSpace, Inc.	103.2	15.2	NA	2.8	NA	6.79	NA	37.3	NA
09/22/03	Hotwire, Inc.	IAC/InterActiveCorp	685.0	110.0	NA	NA	NA	6.23	NA	NA	NA
05/05/03	LendingTree, Inc.	USA Interactive / IAC/InterActiveCorp	692.0	129.3 (5)	NA	22.0	NA	5.35	NA	31.5	NA
High								12.30x	9.27x	46.5x	36.6x
Mean								5.44	4.63	25.4	24.1
Median								5.35	4.58	23.6	20.7
Low								0.78	1.34	6.7	14.8

Notes:
(1) Source: Public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents.
(3) Excludes stock-based compensation expense, as well as other non-cash and one-time expenses.
(4) Transaction value includes $251.8 million of earn-out payments.
(5) Based upon 2003 financials.

MORGAN JOSEPH

Confidential | 39

Confidential 40 Valuation Analysis — WebMD Selected Precedent Change of Control Transactions (1) Notes: (1) Source: Capital IQ, public filings and press releases. (2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock — cash and cash equivalents. Transaction value, in millions, indicated at the end of the bar. Transaction Value / LTM EBITDA (2)$692.0$685.0$103.2$86.0$78.1$1,046.1$100.0$58.0$348.6$375.4$6,059.7$310.0$77.7$604.1$485.0$87.6$650.0$237.1$604.8$525.0$523.9$380.0$143.5$1,857.6$410.0$415.0$447.811.6x17.5x23.0x46.5x31.0x34.6x15.0x41.7x16.7x23.5x16.5x24.4x33.4x6.7x23.6x37.3x31.5x21.8xNANANMNMNANANMNANA-5.0x10.0x15.0x20.0x25.0x30.0x35.0x40.0x45.0x50.0xKnowledgeStorm, Inc. (11/2/07)MeziMedia, Inc. (4) (7/13/07)1-800 Contacts, Inc. (6/4/07)aQuantive, Inc. (5/18/07)StubHub, Inc. (2/13/07)WeddingChannel.com (6/5/06)iVillage Inc. (3/6/06)PriceGrabber.com, LLC (12/14/05)Automotive.com (11/15/05)IGN Entertainment, Inc. (9/8/05)E-LOAN, Inc. (8/2/05)Intermix Media, Inc. (7/18/05)Shopzilla, Inc. (6/6/05)Shopping.com Ltd. (6/1/05)LowerMyBills, Inc. (5/4/05)Ciao AG (4/7/05)Ask Jeeves, Inc. (3/21/05)About, Inc. (2/17/05)Rent.com (12/16/04)MarketWatch, Inc. (11/14/04)Classmates Online, Inc. (10/25/04)Orbitz, Inc. (9/29/04)Sportsline.com, Inc. (7/1/04)Tickle Inc. (5/24/04)Switchboard Incorporated (3/26/04)Hotwire, Inc. (9/22/03)LendingTree, Inc. (5/5/03)Median23.6x

Valuation Analysis – WebMD

Selected Precedent Change of Control Transactions (1)



Transaction Value / NTM EBITDA (2)
Median 20.7x
Orbitz, Inc. (9/29/04)
$1,046.1
19.2x
MarketWatch, Inc. (11/14/04)
$447.8
32.9x
Ask Jeeves, Inc. (3/21/05)
$1,857.6
14.8x
Shopping.com Ltd. (6/1/05)
$523.9
18.9x
iVillage Inc. (3/6/06)
$604.1
22.1x
aQuantive, Inc. (5/18/07)
$6,059.7
36.6x
0.0x
5.0x
10.0x
15.0x
20.0x
25.0x
30.0x
35.0x
40.0x

Notes:
(1) Source: Capital IQ, public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents. Transaction value, in millions, indicated at the end of the bar.

MORGAN JOSEPH
Confidential | 41

Confidential 42 Valuation Analysis — WebMD Cost of Capital Analysis Morgan Joseph calculated the weighted average cost of capital (“WACC”) for WebMD for use in a discounted cash flow analysis; key assumptions included:- Cost of debtPre-tax cost of debt ranging from 6.0% to 10.0% Debt to total capitalization ranging from 0.0% to 10.0% Tax rate of 40.0% (including Federal and state income taxes)
- Cost of equityUnlevered market beta of 1.35 which represented the average betaof the selected public companies, as published by Bloomberg, as of February 15, 2008 Risk free rate of return of 3.77% based on the 10-year U.S. Treasury yield, as of February 15, 2008 Equity risk premium of 7.10% and a mid-capitalization premium of 1.10% per the 2006 SBBI Valuation Yearbook by Ibbotson Associates
- The indicated WACC ranged from 13.9% to 14.4%

Valuation Analysis – WebMD

Discounted Cash Flow Analysis

($ in millions, except per share data)

	Fiscal Year Ended December 31, [1]					
	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$337.1	$461.7	$577.3	$717.4	$874.7	$1,070.8
EBITDA	82.9	111.5	147.9	192.0	239.7	303.4
Less: Depreciation and Amortization	(27.8)	(33.5)	(33.0)	(30.7)	(9.6)	(17.6)
EBIT	55.1	78.0	114.9	161.3	230.2	285.8
Less: Provision for Income Taxes (2)	(22.0)	(31.2)	(46.0)	(64.5)	(92.1)	(114.3)
Add: Tax Benefit from NOL Carryforwards	4.2	10.8	17.3	25.3	37.1	46.8
Plus: Depreciation and Amortization	27.8	33.5	33.0	30.7	9.6	17.6
Gross Cash Flow	65.1	91.1	119.2	152.7	184.8	235.9
Less: Increase in Net Working Capital	28.1	27.4	24.7	25.9	22.7	28.1
Less: Capital Expenditures	(20.5)	(27.7)	(31.7)	(35.9)	(39.4)	(48.2)
Free Cash Flow	$72.7	$90.8	$112.1	$142.8	$168.1	$215.8

After-Tax WACC	A: Discounted Free Cash Flow (3)	+	B: PV of Terminal Value as a Multiple of 2012 EBITDA			=	C: Enterprise Value		
			14.0x	15.0x	16.0x		14.0x	15.0x	16.0x
13.7%	$478.5		$2,239.2	$2,399.2	$2,559.1		$2,717.8	$2,877.7	$3,037.7
14.2%	471.9		2,190.6	2,347.1	2,503.6		2,662.5	2,819.0	2,975.5
14.7%	465.4		2,143.2	2,296.3	2,449.4		2,608.7	2,761.8	2,914.8

After-Tax WACC	+ D: Net Cash (4)	=	E: Equity Value			F: Equity Value per Share (5)		
			14.0x	15.0x	16.0x	14.0x	15.0x	16.0x
13.7%	$249.1		$2,966.8	$3,126.8	$3,286.7	$49.43	$51.99	$54.55
14.2%	249.1		2,911.6	3,068.1	3,224.5	48.55	51.05	53.55
14.7%	249.1		2,857.8	3,010.8	3,163.9	47.68	50.14	52.59

Notes:

(1) WebMD has advised Morgan Joseph that it has not prepared its own projections. However, WebMD has advised Morgan Joseph that (i) WebMD has reviewed projections contained in a certain analyst's model regarding WebMD and (ii) after taking into account WebMD's most recent guidance and the assumptions contained in that model, in WebMD's opinion, it is reasonable for Morgan Joseph to rely upon the projections of free cash flow contained in that model in connection with the preparation by Morgan Joseph of its discounted cash flow analysis. Based on Morgan Joseph's discussions with WebMD regarding that model, Morgan Joseph conducted sensitivity analyses of the model and its assumptions. As a result, in connection with rendering its opinion, Morgan Joseph has relied upon the projections of free cash flow contained in that analyst model in the preparation of its discounted cash flow analysis and leveraged buyout analysis.

(2) Assumes tax rate of 40.0%.

(3) Present values calculated as of January 1, 2008.

(4) Net cash as of January 4, 2008, per WebMD management, net of $50.8 million from impairment on WebMD auction rate securities per the Special Committee.

(5) Based on fully-diluted shares outstanding, including in-the-money options calculated using the treasury stock method.

MORGAN JOSEPH

Confidential | 43

Valuation Analysis – WebMD

Leveraged Buyout Analysis

- We have estimated the range of prices a financial sponsor could be willing to pay for WebMD based upon a minimum internal rate of return on its equity investment of 23.0% to 27.0%. We assumed exit multiples of EBITDA ranging from 14.0x to 16.0x
- Total debt at closing has been set to a maximum of 3.0x EBITDA
- We have also assumed that debt financing sources would require a minimum equity contribution of 30.0%
- Based upon our assumed leverage parameters and hurdle rates of return, a financial sponsor's
  - Equity investment would range from $1,359.8 million to $1,794.0 million;
  - Purchase multiple would be from 16.0x to 21.2x 2007E EBITDA;
  - Maximum offer value per share would be from $26.77 to $33.90

($ in millions)	Scenarios		
	Low	Mid	High
Assumptions			
Sponsor Equity Return (1)	27.0%	25.0%	23.0%
EBITDA Exit Multiples	14.0x	15.0x	16.0x
2007E EBITDA	$82.9	$82.9	$82.9
Purchase Multiple of 2007E EBITDA	16.0x	18.4x	21.2x
Implied Enterprise Value	$1,324.5	$1,528.3	$1,758.7
Net Debt	(249.1)	(249.1)	(249.1)
Implied Equity Value	$1,573.6	$1,777.4	$2,007.8
Implied Offer Value Per Share	**$26.77**	**$30.12**	**$33.90**
Pro Forma Capital Structure			
Senior Debt (Bank Term Loan) (2)	$165.9	$165.9	$165.9
Mezzanine Debt (3)	82.9	82.9	82.9
Sponsor Equity	1,359.8	1,563.6	1,794.0
Total Sources	1,608.6	1,812.4	2,042.8
Less: Cash and Equivalents (4)	(249.1)	(249.1)	(249.1)
Less: Fees and Expenses (5)	(35.0)	(35.0)	(35.0)
Enterprise Value	$1,324.5	$1,528.3	$1,758.7
Pro Forma Credit Statistics			
Total Debt/2007E EBITDA	3.0x	3.0x	3.0x
2007E EBITDA/Interest Expense	5.5	5.5	5.5
Debt / Capitalization	15.3%	13.6%	12.1%

Notes:

(1) Assumes management issued options (nominal exercise price) worth 5.0% of the equity on a fully diluted basis.
(2) Assumes interest rate of 3.00% plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg.
(3) Assumes interest rate of 11.00%, 7.0% is paid in cash and 4.0% in paid-in-kind ("PIK"), plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg. Mezzanine are issued warrants. (nominal exercise price) worth 3.0%of the equity on a fully diluted basis.
(4) Net cash as of September 30, 2007, per HLTH management, net of $50.8 million from impairment on WebMD auction rate securities per the Special Committee.
(5) Assumes total fees and expenses of $35.0 million.

MORGAN JOSEPH

Confidential | 44

6. Valuation Analysis — Porex

Valuation Analysis – Porex

Income Statement Data – Consolidated

Income Statement Data[1]									
	Fiscal Year Ended December 31,								
($ in millions)	2004A	2005A	2006A	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$77.1	$79.2	$85.7	$91.5	$101.5	$112.5	$124.7	$138.2	$153.3
Annual Growth Rate		2.7%	8.2%	6.7%	11.0%	10.8%	10.8%	10.9%	10.9%
Gross Profit	$43.7	$44.2	$47.8	$51.5	$57.4	$63.9	$71.1	$79.1	$88.0
Gross Profit Margin		55.8%	55.7%	56.3%	56.6%	56.8%	57.1%	57.2%	57.4%
Operating Expenses	($25.4)	($27.0)	($29.5)	($30.8)	($34.2)	($36.9)	($39.3)	($43.8)	($48.9)
EBITDA (2)	$23.2	$22.6	$23.3	$25.7	$29.1	$33.2	$38.4	$42.5	$47.1
EBITDA Margin		28.5%	27.1%	28.1%	28.7%	29.5%	30.8%	30.8%	30.7%
Annual Growth Rate		-2.8%	3.1%	10.6%	13.2%	14.0%	15.6%	10.7%	10.7%
Depreciation and Amortization	$4.9	$5.3	$5.0	$5.0	$5.9	$6.2	$6.6	$7.2	$8.0
EBIT (2)	$18.3	$17.2	$18.2	$20.7	$23.2	$27.0	$31.8	$35.3	$39.1
EBIT Margin		21.8%	21.3%	22.7%	22.8%	24.0%	25.5%	25.5%	25.5%
Annual Growth Rate		-5.8%	5.8%	13.6%	11.9%	16.5%	17.9%	10.8%	10.8%
Increase in Working Capital	$2.5	($0.4)	$1.7	$1.4	$1.6	$2.2	$2.5	$2.8	$3.1
Capital Expenditures	$4.1	$4.4	$4.1	$4.2	$6.2	$5.2	$5.7	$6.3	$7.0

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Includes stock-based compensation expense.

MORGAN JOSEPH

Confidential | 46

Valuation Analysis – Porex

Summary of Valuation – Consolidated Porex Corporation

($ in millions)



Morgan Joseph Range: $242 million - $298 million
Selected Public Company Trading Analysis
$242
$293
Precedent Change of Control Transaction Analysis
$252
$312
Discounted Cash Flow Analysis
$280
$335
Leveraged Buyout Analysis
$205
$240
Equity Value
$160
$180
$200
$220
$240
$260
$280
$300
$320
$340
$360
$380

As a multiple of 2007E Revenue	1.75x	1.97x	2.19x	2.41x	2.62x	2.84x	3.06x	3.28x	3.50x	3.72x	3.94x	4.15x
As a multiple of 2008P Revenue	1.58x	1.77x	1.97x	2.17x	2.36x	2.56x	2.76x	2.96x	3.15x	3.35x	3.55x	3.74x
As a multiple of 2007E EBITDA	6.2x	7.0x	7.8x	8.5x	9.3x	10.1x	10.9x	11.7x	12.4x	13.2x	14.0x	14.8x
As a multiple of 2008P EBITDA	5.5x	6.2x	6.9x	7.6x	8.2x	8.9x	9.6x	10.3x	11.0x	11.7x	12.4x	13.0x

MORGAN JOSEPH
Confidential | 47

Valuation Analysis – Porex

Company Overview – Porous Products Group

PÖREX
POROUS PRODUCTS GROUP

Business Description

- The Porous Products Group ("Porous") is a leading OEM developer and manufacturer of porous materials serving a diverse customer base in the healthcare, industrial and consumer markets. Porous's material technology allows it to offer highly engineered, proprietary and patented material, conditioning technologies to meet customer's very specific engineering design needs
- To complement its material technology engineering capabilities, Porous offers manufacturing expertise and production capabilities from four international facilities located in Georgia, Germany, Scotland and Malaysia
- Porous was founded in 1961 and is based in Fairburn, Georgia

Representative Products

Market	Function	Products
Healthcare	▪ Filtration	Bottle Vents, Breath Alcohol Detectors Pipette Filters
	▪ Venting	Catheter Vents, Urine Bag Vents
	▪ Wicking	HIV & Pregnancy Test Wicks
	▪ Media Support	Adhesive Applicators, Fume Absorbers
Industrial	▪ Filtration	Fuel Oil Filters, Pneumatic Filters
	▪ Venting	Cap Vents, Hydrostatic Vents
	▪ Diffusion	Automotive AC Diffuser, Gas Sensors, Muffler Filters, pH Electrodes
	▪ Media Support	Cutting Table
Consumer	▪ Filtration	Gas Tank Filters, Swimming Pool Filters, Water Filters
	▪ Wicking	Coloring Marker & Highlighter Nibs, Inkjet
	▪ Diffusion	Cartridge Wicks, Heartworm Test Wicks Aquarium Bubbler, Perfume Aspirator

MORGAN JOSEPH
Confidential | 48

Valuation Analysis – Porex

Income Statement Data – Porous Group

Income Statement Data(1)									
	Fiscal Year Ended December 31,								
($ in millions)	2004A	2005A	2006A	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$66.7	$67.6	$73.4	$77.2	$85.1	$93.6	$103.0	$113.3	$124.6
Annual Growth Rate		*1.3%*	*8.6%*	*5.2%*	*10.3%*	*10.0%*	*10.0%*	*10.0%*	*10.0%*
Gross Profit	$35.6	$34.7	$38.7	$40.2	$44.5	$49.0	$54.1	$59.5	$65.4
Gross Profit Margin		*51.4%*	*52.8%*	*52.1%*	*52.3%*	*52.4%*	*52.5%*	*52.5%*	*52.5%*
Operating Expenses (2)	($18.6)	($19.1)	($21.5)	($21.7)	($24.0)	($25.7)	($27.1)	($29.8)	($32.8)
EBITDA (3)	$21.6	$20.6	$21.9	$23.1	$25.9	$29.0	$32.9	$36.2	$39.9
EBITDA Margin		*30.5%*	*29.9%*	*30.0%*	*30.4%*	*31.0%*	*32.0%*	*32.0%*	*32.0%*
Annual Growth Rate		*-4.4%*	*6.4%*	*5.5%*	*11.9%*	*12.0%*	*13.6%*	*10.0%*	*10.0%*
Depreciation and Amortization (4)	$4.6	$5.0	$4.7	$4.6	$5.4	$5.6	$6.0	$6.6	$7.3
EBIT (3)	$17.0	$15.6	$17.2	$18.5	$20.5	$23.4	$26.9	$29.6	$32.6
EBIT Margin		*23.1%*	*23.5%*	*24.0%*	*24.1%*	*24.9%*	*26.1%*	*26.1%*	*26.1%*
Annual Growth Rate		*-8.0%*	*10.3%*	*7.3%*	*10.8%*	*13.9%*	*15.3%*	*10.0%*	*10.0%*
Increase in Working Capital	$0.1	($0.1)	$1.1	$1.2	$1.3	$1.9	$2.1	$2.3	$2.5
Capital Expenditures (5)	$3.8	$3.6	$3.6	$3.9	$5.3	$4.5	$4.9	$5.4	$5.9

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Allocated $1.0 million of corporate operating expenses to Surgical Products Group with the remainder to Porous Group.
(3) Includes stock-based compensation expense.
(4) Corporate depreciation and amortization allocated to Porous Group as a percentage of consolidated sales.
(5) Corporate capital expenditures allocated to Porous Group as a percentage of consolidated sales.

MORGAN JOSEPH
Confidential | 49

Valuation Analysis – Porex

Summary of Valuation – Porous Group

($ in millions)



Morgan Joseph Range: $210 million - $260 million
Selected Public Company Trading Analysis
Precedent Change of Control Transaction Analysis
Discounted Cash Flow Analysis
Leveraged Buyout Analysis
$210
$255
$220
$275
$230
$275
$175
$200

Equity Value	$140	$160	$180	$200	$220	$240	$260	$280	$300	$320
As a multiple of 2007E Revenue	1.81x	2.07x	2.33x	2.59x	2.85x	3.11x	3.37x	3.63x	3.89x	4.15x
As a multiple of 2008P Revenue	1.65x	1.88x	2.12x	2.35x	2.59x	2.82x	3.06x	3.29x	3.53x	3.76x
As a multiple of 2007E EBITDA	6.1x	6.9x	7.8x	8.6x	9.5x	10.4x	11.2x	12.1x	13.0x	13.8x
As a multiple of 2008P EBITDA	5.4x	6.2x	7.0x	7.7x	8.5x	9.3x	10.0x	10.8x	11.6x	12.4x

MORGAN JOSEPH

Confidential | 50

Valuation Analysis – Porex

Selected Public Company Trading Analysis – Porous Group[(1)]

($ in millions, except per share data)

Company	Ticker	Price 2/15/2008	% of 52-week high	Market Value (2)	Enterprise Value (3)	Revenue (4) 2007E	Revenue (4) 2008P	EBITDA (4) 2007E	EBITDA (4) 2008P	EBIT (4) 2007E	EBIT (4) 2008P
Pall Corp. (5)	PLL	$38.98	79.6%	$4,823.7	$5,172.5	$2,309.3	$2,528.3	$450.2	$511.4	$342.7	$407.6
Millipore Corp. (6)	MIL	69.12	83.1%	3,850.8	5,086.2	1,531.6	1,632.5	434.5	423.4	310.8	341.3
Pentair Inc. (6)	PNR	33.65	84.8%	3,375.0	4,365.2	3,398.7	3,548.5	462.5	502.5	378.0	417.8
Bemis Co. Inc. (6)	BMS	26.22	75.3%	2,646.9	3,381.6	3,649.3	3,755.3	467.3	489.2	308.7	324.9
CLARCOR Inc. (6)	CLC	38.00	86.3%	1,997.8	1,977.8	933.6	1,075.4	155.8	185.9	131.4	149.7
Polypore International Inc. (6)	PPO	18.68	91.3%	752.9	1,514.9	537.1	560.0	154.5	166.9	105.6	114.4
Filtrona plc	FLTR	3.80	65.0%	840.1	1,074.0	985.7	1,046.2	171.6	181.3	126.7	134.0
Sartorius AG	SRT	37.88	54.9%	645.7	1,009.0	868.6	1,013.3	121.9	160.2	84.2	114.7
Porvair plc	PRV	2.10	70.7%	85.3	102.5	90.1	99.9	10.4	13.5	7.8	10.5
High			91.3%	$4,823.7	$5,172.5	$3,649.3	$3,755.3	$467.3	$511.4	$378.0	$417.8
Mean			76.8%	2,113.1	2,631.5	1,589.3	1,695.5	269.9	292.7	199.5	223.9
Median			79.6%	1,997.8	1,977.8	985.7	1,075.4	171.6	185.9	131.4	149.7
Low			54.9%	85.3	102.5	90.1	99.9	10.4	13.5	7.8	10.5
Porous Group		NA	NA	NA	NA	$77.2	$85.1	$23.1	$25.9	$18.5	$20.5

Company	2007E-2009P CAGR (7) Revenue	2007E-2009P CAGR (7) EBITDA	2007E EBITDA Margin (8)	2007E EBIT Margin (8)	Enterprise Value / Revenue 2007E	Enterprise Value / Revenue 2008P	Enterprise Value / EBITDA 2007E	Enterprise Value / EBITDA 2008P	Enterprise Value / EBIT 2007E	Enterprise Value / EBIT 2008P
Pall Corp. (5)	9.2%	13.5%	19.3%	14.2%	2.24x	2.05x	11.5x	10.1x	15.1x	12.7x
Millipore Corp. (6)	7.3%	3.8%	28.4%	20.3%	3.32	3.12	11.7	12.0	16.4	14.9
Pentair Inc. (6)	4.3%	7.8%	13.6%	11.1%	1.28	1.23	9.4	8.7	11.5	10.4
Bemis Co. Inc. (6)	2.8%	4.4%	12.8%	8.5%	0.93	0.90	7.2	6.9	11.0	10.4
CLARCOR Inc. (6)	10.8%	15.0%	16.6%	14.1%	2.12	1.84	12.7	10.6	15.1	13.2
Polypore International Inc. (6)	5.2%	6.4%	28.8%	19.7%	2.82	2.71	9.8	9.1	14.3	13.2
Filtrona plc	NA	NA	17.4%	12.9%	1.09	1.03	6.3	5.9	8.5	8.0
Sartorius AG	13.4%	21.5%	14.0%	9.7%	1.16	1.00	8.3	6.3	12.0	8.8
Porvair plc	9.6%	20.3%	11.4%	8.4%	1.14	1.03	9.8	7.6	13.2	9.8
High	13.4%	21.5%	28.8%	20.3%	3.32x	3.12x	12.7x	12.0x	16.4x	14.9x
Mean	7.8%	11.6%	18.0%	13.2%	1.79	1.65	9.6	8.6	13.0	11.3
Median	8.3%	10.7%	16.6%	12.9%	1.28	1.23	9.8	8.7	13.2	10.4
Low	2.8%	3.8%	11.4%	8.4%	0.93	0.90	6.3	5.9	8.5	8.0
Porous Group	10.1%	12.0%	30.0%	24.0%	NA	NA	NA	NA	NA	NA

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Includes fully-diluted shares with options calculated based on the treasury stock method and in-the-money convertible securities on an as-converted basis.
(3) Includes net debt, which equals total debt + minority interest + preferred stock - cash and cash equivalents.
(4) Data is calenderized based on the company's fiscal year end. Projections based on an average of Wall Street research analysts' estimates, include stock-based compensation expense, and exclude one-time expenses.
(5) 2007 financials for Pall based on the average of Wall Street research analysts' estimates, as the company recently completed an audit inquiry into the preparation of their financial statements and has delayed the filing of their 2007 10-K.
(6) 2007 financials for Millipore, Pentair, Bemis, CLARCOR and Polypore reflect actual results as disclosed in public filings.
(7) Compound annual growth rate ("CAGR") based on fiscal year end figures.
(8) Based on fiscal year end figures.

MORGAN JOSEPH

Confidential | 51

Valuation Analysis – Porex

Selected Public Company Trading Analysis – Porous Group (1)



Enterprise Value / 2007E Revenue
4.00x
3.00x
2.00x
1.00x
-
2.24x
3.32x
1.28x
0.93x
2.12x
2.82x
1.09x
1.16x
1.14x
Median
1.28x
PLL
MIL
PNR
BMS
CLC
PPO
FLTR
SRT
PRV



Enterprise Value / 2008P Revenue
4.00x
3.00x
2.00x
1.00x
-
2.05x
3.12x
1.23x
0.90x
1.84x
2.71x
1.03x
0.99x
1.03x
Median
1.23x
PLL
MIL
PNR
BMS
CLC
PPO
FLTR
SRT
PRV



Enterprise Value / 2007E EBITDA
16.0x
12.0x
8.0x
4.0x
-
11.5x
11.7x
9.4x
7.2x
12.7x
9.8x
6.3x
8.3x
9.8x
Median
9.8x
PLL
MIL
PNR
BMS
CLC
PPO
FLTR
SRT
PRV



Enterprise Value / 2008P EBITDA
16.0x
12.0x
8.0x
4.0x
-
10.1x
12.0x
8.7x
6.9x
10.6x
9.1x
5.9x
6.3x
7.6x
Median
8.7x
PLL
MIL
PNR
BMS
CLC
PPO
FLTR
SRT
PRV

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.

MORGAN JOSEPH
Confidential | 52

Valuation Analysis – Porex

Selected Precedent Change of Control Transactions – Porous Group (1)

($ in millions)

Date Announced	Target Company	Acquiror Company	Transaction Value (2)	LTM Revenue	LTM EBITDA (3)	Transaction Value / LTM Revenue	Transaction Value / LTM EBITDA
02/04/08	Whatman plc	General Electric Company, GE Healthcare	$727.4	$221.2	$54.9	3.29x	13.2x
10/17/07	Perry Equipment Corporation (4)	CLARCOR Inc.	161.0	102.0	NA	1.58	NA
03/06/07	Porous Media Corporation (4)	Pentair Inc.	225.0	60.0	20.3	3.75	11.1 (5)
08/02/05	domnick hunter group plc	Parker Hannifin Corporation	479.1	326.0	39.0	1.47	12.3
05/12/05	CUNO Incorporated	3M Company	1,348.6	397.6	65.7	3.39	20.5
06/01/04	BHA Group Holdings, Inc.	General Electric Company	260.8	181.9	23.3	1.43	11.2
03/17/04	Apogent Technologies Inc.	Fisher Scientific International Inc.	3,674.5	1,118.3	317.3	3.29	11.6
02/03/04	Polypore, Inc.	Warburg Pincus LLC	1,150.0	441.1	124.5	2.61	9.2
02/02/04	Waterlink (UK) Limited (4)(6)	Calgon Carbon Corp.	50.1	66.9	7.5	0.75	6.7
11/18/03	Everpure, Inc. (4)	Pentair, Inc.	215.0	59.7	17.9	3.60	12.0
03/06/02	Filtrations & Separations Group	Pall Corp.	360.0	275.9	37.3	1.30	9.6
High						3.75x	20.5x
Mean						2.41	11.7
Median						2.61	11.4
Low						0.75	6.7

Notes:
(1) Source: Public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents.
(3) Includes stock-based compensation expense and excludes any one-time expenses.
(4) Limited information available, values from press releases, research reports, and news articles.
(5) 2006 EBITDA was derived as 87.7% of estimated 2007 EBITDA, which was disclosed as $23.2 million.
(6) Transaction value includes transaction costs.

MORGAN JOSEPH
Confidential | 53

Valuation Analysis – Porex

Selected Precedent Change of Control Transactions – Porous Group (1)

Transaction Value / LTM Revenue (2)


4.00x
3.00x
2.00x
1.00x
-
3.29x
$727.4
1.58x
$161.0
3.75x
$225.0
1.47x
$479.1
3.39x
$1,348.6
1.43x
$260.8
3.29x
$3,674.5
2.61x
$1,150.0
0.75x
$50.1
3.60x
$215.0
1.30x
$360.0
Median 2.61x
Whatman plc (2/04/08)
Perry Equip. (3) (10/17/07)
Porous Media Corp. (3) (4) (3/06/07)
domnick hunter (8/02/05)
CUNO (5/12/05)
BHA Group (6/01/04)
Apogent (3/17/04)
Polypore (2/03/04)
Waterlink (3) (5) (2/02/04)
Everpure (3) (11/18/03)
Filtrations & Separations Group (3/06/02)

Transaction Value / LTM EBITDA (2)


25.0x
20.0x
15.0x
10.0x
5.0x
-
13.2x
$727.4
NA
11.1x
$225.0
12.3x
$479.1
20.5x
$1,348.6
11.2x
$260.8
11.6x
$3,674.5
9.2x
$1,150.0
6.7x
$50.1
12.0x
$215.0
9.6x
$360.0
Median 11.4x
Whatman plc (2/04/08)
Perry Equip. (3) (10/17/07)
Porous Media Corp. (3) (4) (3/06/07)
domnick hunter (8/02/05)
CUNO (5/12/05)
BHA Group (6/01/04)
Apogent (3/17/04)
Polypore (2/03/04)
Waterlink (3) (5) (2/02/04)
Everpure (3) (11/18/03)
Filtrations & Separations Group (3/06/02)

Notes:
(1) Source: Capital IQ, public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents. Transaction value, in millions, indicated below multiple.
(3) Limited information available, values from press releases, research reports, and news articles.
(4) 2006 EBITDA was derived as 87.7% of estimated 2007 EBITDA, which was disclosed as $23.2 million.
(5) Transaction value includes transaction costs.

MORGAN JOSEPH
Confidential | 54

Confidential 55 Valuation Analysis — Porex Cost of Capital Analysis -Porous Group Morgan Joseph calculated the weighted average cost of capital (“WACC”) for the Porous Group for use in a discounted cash flow analysis; key assumptions included:- Cost of debtPre-tax cost of debt ranging from 7.0% to 10.0% Debt to total capitalization from 20.0% to 40.0% Tax rate of 40.0% (including Federal and state income taxes)
- Cost of equityUnlevered market beta of 0.61 which represented the average betaof the selected public companies, as published by Bloomberg, as of February 15, 2008 Risk free rate of return of 3.77% based upon the 10-year U.S. Treasury yield, as of February 15, 2008 Equity risk premium of 7.10% and a micro-capitalization premium of 6.30% per the 2006 SBBI Valuation Yearbook by Ibbotson Associates
- The indicated WACC ranged from 11.4% to 13.2%

Valuation Analysis – Porex

Discounted Cash Flow Analysis – Porous Group

($ in millions)

	Fiscal Year Ended December 31, [1]					
	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$77.2	$85.1	$93.6	$103.0	$113.3	$124.6
EBITDA	23.1	25.9	29.0	32.9	36.2	39.9
Less: Depreciation and Amortization	(4.6)	(5.4)	(5.6)	(6.0)	(6.6)	(7.3)
EBIT	18.5	20.5	23.4	26.9	29.6	32.6
Less: Provision for Income Taxes (2)	(7.4)	(8.2)	(9.3)	(10.8)	(11.8)	(13.0)
Plus: Depreciation and Amortization	4.6	5.4	5.6	6.0	6.6	7.3
Gross Cash Flow	15.7	17.7	19.7	22.2	24.4	26.8
Less: Increase in Net Working Capital	(1.2)	(1.3)	(1.9)	(2.1)	(2.3)	(2.5)
Less: Capital Expenditures	(3.9)	(5.3)	(4.5)	(4.9)	(5.4)	(5.9)
Free Cash Flow	$10.7	$11.1	$13.3	$15.2	$16.7	$18.4

	A	+	B			=	C		
After-Tax WACC	Discounted Free Cash Flow (3)		PV of Terminal Value as a Multiple of 2012 EBITDA				Enterprise Value		
			8.5x	9.0x	9.5x		8.5x	9.0x	9.5x
11.3%	$53.4		$198.3	$210.0	$221.6		$251.7	$263.4	$275.0
12.3%	52.0		189.6	200.8	211.9		241.6	252.7	263.9
13.3%	50.6		181.4	192.1	202.7		232.0	242.7	253.3

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Assumes tax rate of 40.0%.
(3) Present values calculated as of January 1, 2008.

MORGAN JOSEPH
Confidential | 56

Valuation Analysis – Porex

Leveraged Buyout Analysis – Porous Group

- We have estimated the range of prices a financial sponsor could be willing to pay for Porous based upon a minimum internal rate of return ranging on its equity investment of 23.0% to 27.0%. We assumed exit multiples of EBITDA ranging from 8.5x to 9.5x
- Total debt at closing has been assumed at no more than 4.0x EBITDA
- We have also assumed that debt financing sources would require a minimum equity contribution of 30.0%
- Based upon our assumed leverage parameters and hurdle rates of return, a financial sponsor's
  - Equity investment would range from $84.5 million to $112.1 million;
  - Purchase multiple would be from 7.5x to 8.7x 2007E EBITDA;
  - Maximum offer value would be from $173.0 million to $200.6 million

($ in millions)	Scenarios		
	Low	Mid	High
Assumptions			
Sponsor Equity Return (1)	27.0%	25.0%	23.0%
EBITDA Exit Multiples	8.5x	9.0x	9.5x
2007E EBITDA	$23.1	$23.1	$23.1
Purchase Multiple of 2007E EBITDA	7.5x	8.0x	8.7x
Implied Enterprise Value	**$173.0**	**$185.9**	**$200.6**
Pro Forma Capital Structure			
Senior Debt (Bank Term Loan) (2)	$57.8	$57.8	$57.8
Mezzanine Debt (3)	34.7	34.7	34.7
Sponsor Equity	84.5	97.4	112.1
Total Sources	177.0	189.9	204.6
Less: Fees and Expenses (4)	(4.0)	(4.0)	(4.0)
Enterprise Value	$173.0	$185.9	$200.6
Pro Forma Credit Statistics			
Total Debt/2007E EBITDA	4.0x	4.0x	4.0x
2007E EBITDA/Interest Expense	3.9	3.9	3.9
Debt / Capitalization	52.3%	48.7%	45.2%

Notes:
(1) Assumes management issued options (nominal exercise price) worth 5.0% of the equity on a fully diluted basis.
(2) Assumes interest rate of 3.00% plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg.
(3) Assumes interest rate of 11.00%, 7.0% is paid in cash and 4.0% in paid-in-kind ("PIK"), plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg. Mezzanine are issued warrants (nominal exercise price) worth 3.0% of the equity on a fully diluted basis.
(4) Assumes total fees and expenses of $4.0 million.

MORGAN JOSEPH

Confidential | 57

Confidential 58 Valuation Analysis — Porex Company Overview -Surgical Products Group Business Description The Surgical Products Group (“Surgical”) designs and manufactures technologically-advanced sterile surgical products used in craniofacial/oculoplastic reconstruction and aesthetic/cosmetic surgery in hospitals, clinics and private practice surgical offices Surgical employs a cooperative approach in working with surgeonsfrom around the world in the design, surgical evaluation and publication of clinical results on new products and surgical techniques utilizing its products. This approach produces a stream of new products, which benefit patients, surgeons and the cost-effective delivery of healthcare Surgical was split out of Porex Technologies in 1993
Representative Products MEDPOR Implants Drains & Markers ENDURAGen ™ ENDURAGen™Collagen Implants are specifically indicated for soft tissue reinforcement, augmentation, and repair in plastic and reconstructive surgery of the head and face
Surgical Drains Surgical Markers

Valuation Analysis – Porex

Income Statement Data – Surgical Products Group

Income Statement Data[1]									
	Fiscal Year Ended December 31,								
($ in millions)	2004A	2005A	2006A	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$10.4	$11.6	$12.3	$14.3	$16.4	$18.9	$21.7	$24.9	$28.7
Annual Growth Rate		*11.5%*	*6.2%*	*16.0%*	*14.7%*	*15.0%*	*15.0%*	*15.0%*	*15.0%*
Gross Profit	$8.1	$9.5	$9.0	$11.3	$12.9	$14.8	$17.1	$19.7	$22.6
Gross Profit Margin		*81.7%*	*73.2%*	*79.3%*	*78.7%*	*78.7%*	*78.8%*	*78.8%*	*78.8%*
Operating Expenses (2)	($6.8)	($7.9)	($8.0)	($9.1)	($10.2)	($11.2)	($12.2)	($14.0)	($16.1)
EBITDA (3)	$1.7	$2.0	$1.4	$2.6	$3.2	$4.2	$5.5	$6.3	$7.2
EBITDA Margin		*16.9%*	*11.0%*	*18.3%*	*19.8%*	*22.4%*	*25.2%*	*25.2%*	*25.2%*
Annual Growth Rate		*18.5%*	*-31.1%*	*93.1%*	*24.2%*	*30.0%*	*29.5%*	*15.0%*	*15.0%*
Depreciation and Amortization (4)	$0.3	$0.3	$0.4	$0.4	$0.6	$0.6	$0.5	$0.6	$0.7
EBIT (3)	$1.3	$1.6	$1.0	$2.2	$2.7	$3.7	$4.9	$5.7	$6.5
EBIT Margin		*13.9%*	*8.1%*	*15.6%*	*16.4%*	*19.5%*	*22.7%*	*22.7%*	*22.7%*
Annual Growth Rate		*21.4%*	*-38.4%*	*123.9%*	*20.6%*	*36.3%*	*34.2%*	*15.0%*	*15.0%*
Increase in Working Capital	($0.3)	$0.3	$0.2	$0.3	$0.3	$0.4	$0.4	$0.5	$0.6
Capital Expenditures (5)	$0.3	$0.2	$0.5	$0.3	$0.9	$0.7	$0.8	$0.9	$1.1

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Allocated $1.0 million of corporate operating expenses to Surgical Products Group with the remainder to Porous Group.
(3) Includes stock-based compensation expense.
(4) Corporate depreciation and amortization allocated to Surgical Products Group as a percentage of consolidated sales.
(5) Corporate capital expenditures allocated to Surgical Products Group as a percentage of consolidated sales.

MORGAN JOSEPH
Confidential | 59

Confidential 60 Valuation Analysis — Porex Summary of Valuation -Surgical Products Group Morgan Joseph Range: $32 million — $38 million ($ in millions)$32$32$50$30$38$37$60$40$25$29$33$37$41$45$49$53$57$61$65Leveraged Buyout AnalysisDiscounted Cash Flow AnalysisPrecedent Change of ControlTransaction AnalysisSelected Public Company TradingAnalysis Equity ValueAs a multiple of 2007E Revenue 1.75x 2.03x 2.31x 2.59x 2.87x 3.15x 3.43x 3.71x 3.99x 4.27x 4.55x As a multiple of 2008P Revenue 1.52x 1.77x 2.01x 2.26x 2.50x 2.74x 2.99x 3.23x 3.47x 3.72x 3.96x As a multiple of 2007E EBITDA 9.6x 11.1x 12.6x 14.1x 15.7x 17.2x 18.7x 20.3x 21.8x 23.3x 24.9xAs a multiple of 2008P EBITDA 7.7x 8.9x 10.2x 11.4x 12.6x 13.9x 15.1x 16.3x 17.5x 18.8x 20.0x

Valuation Analysis – Porex

Selected Public Company Trading Analysis – Surgical Products Group (1)

($ in millions, except per share data)

Company	Ticker	Price 2/15/2008	% of 52-week high	Market Value (2)	Enterprise Value (3)	Revenue (4) 2007E	Revenue (4) 2008P	EBITDA (4) 2007E	EBITDA (4) 2008P	EBIT (4) 2007E	EBIT (4) 2008P
Stryker Corp. (5)	SYK	$68.31	88.8%	$28,928.1	$26,517.3	$6,000.5	$6,814.1	$1,693.7	$1,906.1	$1,327.1	$1,581.4
Zimmer Holdings Inc. (5)	ZMH	75.84	80.4%	18,185.3	17,826.0	3,897.5	4,310.1	1,552.3	1,642.2	1,322.3	1,359.6
Synthes Inc.	SYST	127.96	87.4%	15,192.7	15,001.4	2,739.7	3,094.5	1,128.4	1,258.3	903.5	1,026.7
Smith & Nephew plc (5)	SN	13.25	98.4%	12,758.7	14,066.7	3,369.0	3,902.6	913.0	1,071.7	706.0	813.8
Orthofix International NV	OFIX	51.38	83.3%	905.7	1,183.8	491.7	557.0	94.8	113.1	67.6	84.5
Wright Medical Group Inc. (5)	WMGI	26.95	84.7%	1,010.3	966.8	386.9	436.8	59.5	76.3	24.0	40.3
Symmetry Medical, Inc.	SMA	17.72	92.7%	634.9	703.2	292.6	342.2	50.7	71.8	36.4	59.5
Exactech Inc.	EXAC	24.44	95.4%	295.2	310.7	124.2	153.5	22.8	25.9	NA	NA
High			98.4%	$28,928.1	$26,517.3	$6,000.5	$6,814.1	$1,693.7	$1,906.1	$1,327.1	$1,581.4
Mean			88.9%	9,738.9	9,572.0	2,162.7	2,451.4	689.4	770.7	626.7	709.4
Median			88.1%	6,884.5	7,625.2	1,615.7	1,825.8	503.9	592.4	706.0	813.8
Low			80.4%	295.2	310.7	124.2	153.5	22.8	25.9	24.0	40.3
Surgical Group		NA	NA	NA	NA	$14.3	$16.4	$2.6	$3.2	$2.2	$2.7

Company	2007E-2009P CAGR (6) Revenue	2007E-2009P CAGR (6) EBITDA	2007E EBITDA Margin (7)	2007E EBIT Margin (7)	Enterprise Value / Revenue 2007E	Enterprise Value / Revenue 2008P	Enterprise Value / EBITDA 2007E	Enterprise Value / EBITDA 2008P	Enterprise Value / EBIT 2007E	Enterprise Value / EBIT 2008P
Stryker Corp. (5)	12.8%	14.7%	28.2%	22.1%	4.42x	3.89x	15.7x	13.9x	20.0x	16.8x
Zimmer Holdings Inc. (5)	9.4%	8.0%	39.8%	33.9%	4.57	4.14	11.5	10.9	13.5	13.1
Synthes Inc.	12.7%	12.4%	41.2%	33.0%	5.48	4.85	13.3	11.9	16.6	14.6
Smith & Nephew plc (5)	12.6%	16.1%	27.1%	21.0%	4.18	3.60	15.4	13.1	19.9	17.3
Orthofix International NV	NA	NA	19.3%	13.8%	2.41	2.13	12.5	10.5	17.5	14.0
Wright Medical Group Inc. (5)	12.4%	26.7%	15.4%	6.2%	2.50	2.21	16.3	12.7	NM	24.0
Symmetry Medical, Inc.	12.8%	26.7%	17.3%	12.4%	2.40	2.05	13.9	9.8	19.3	11.8
Exactech Inc.	17.9%	13.7%	18.4%	NA	2.50	2.02	13.6	12.0	NA	NA
High	17.9%	26.7%	41.2%	33.9%	5.48x	4.85x	16.3x	13.9x	20.0x	24.0x
Mean	12.9%	16.9%	25.8%	20.3%	3.56	3.11	14.0	11.8	17.8	15.9
Median	12.7%	14.7%	23.2%	21.0%	3.34	2.91	13.7	12.0	18.4	14.6
Low	9.4%	8.0%	15.4%	6.2%	2.40	2.02	11.5	9.8	13.5	11.8
Surgical Group	14.9%	27.1%	18.3%	15.6%	NA	NA	NA	NA	NA	NA

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Includes fully-diluted shares with options calculated based on the treasury stock method and in-the-money convertible securities on an as-converted basis.
(3) Includes net debt, which equals total debt + minority interest + preferred stock - cash and cash equivalents.
(4) Data is calenderized based on the company's fiscal year end. Projections based on an average of Wall Street research analysts' estimates, include stock-based compensation expense, and exclude one-time expenses.
(5) 2007 financials for Stryker, Zimmer, Smith & Nephew and Wright Medical reflect actual results as disclosed in public filings.
(6) Compound annual growth rate ("CAGR") based on fiscal year end figures.
(7) Based on fiscal year end figures.

MORGAN JOSEPH

Confidential | 61

Valuation Analysis – Porex

Selected Public Company Trading Analysis – Surgical Products Group (1)

Enterprise Value / 2007E Revenue


6.00x
5.00x
4.00x
3.00x
2.00x
1.00x
-
4.42x
4.57x
5.48x
4.18x
2.41x
2.50x
2.40x
2.50x
Median
3.34x
SYK
ZMH
SYST
SN
OFIX
WMGI
SMA
EXAC

Enterprise Value / 2008P Revenue


5.00x
4.00x
3.00x
2.00x
1.00x
-
3.89x
4.14x
4.85x
3.60x
2.13x
2.21x
2.05x
2.02x
Median
2.91x
SYK
ZMH
SYST
SN
OFIX
WMGI
SMA
EXAC

Enterprise Value / 2007E EBITDA


20.0x
16.0x
12.0x
8.0x
4.0x
-
15.7x
11.5x
13.3x
15.4x
12.5x
16.3x
13.9x
13.6x
Median
13.7x
SYK
ZMH
SYST
SN
OFIX
WMGI
SMA
EXAC

Enterprise Value / 2008P EBITDA


20.0x
16.0x
12.0x
8.0x
4.0x
-
13.9x
10.9x
11.9x
13.1x
10.5x
12.7x
9.8x
12.0x
Median
12.0x
SYK
ZMH
SYST
SN
OFIX
WMGI
SMA
EXAC

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.

Morgan Joseph
Confidential | 62

Valuation Analysis – Porex

Selected Precedent Change of Control Transactions – Surgical Products Group [(1)]

($ in millions)

Date Announced	Target Company	Acquiror Company	Transaction Value (2)	LTM Revenue	LTM EBITDA (3)	Transaction Value / LTM Revenue	Transaction Value / LTM EBITDA
01/15/08	Lifecore Biomedical, Inc.	Warburg Pincus LLC	$199.8	$71.0	$13.1	2.81x	15.3x
07/16/07	DJO Incorporated	ReABLE Therapeutics, Inc.	1,559.5	445.4	99.4	3.50	15.7
03/12/07	Plus Orthopedics AG	Smith & Nephew plc	889.0	300.0	63.5	2.96	14.0
11/14/06	Newdeal Technologies, SA (4)	Integra Lifesciences Holdings Corporation	58.0	20.3	7.9	2.86	7.3
02/27/06	Aircast Incorporated	dj Orthopedics LLC	291.0	96.8	19.8	3.01	14.7
08/09/04	Empi, Inc. (4)	Encore Medical Corporation	362.8	150.5	NA	2.41	NA
04/28/04	MedSource Technologies Inc.	Accellent, Inc. (Medical Device Manufacturing, Inc.)	230.0	183.4	22.6	1.25	10.2
High						3.50x	15.7x
Mean						2.69	12.9
Median						2.86	14.4
Low						1.25	7.3

Notes:
(1) Source: Public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents.
(3) Includes stock-based compensation expense and excludes any one-time expenses.
(4) Limited information available, values from press releases, research reports, and news articles.

MORGAN JOSEPH
Confidential | 63

Valuation Analysis – Porex

Selected Precedent Change of Control Transactions – Surgical Products Group (1)

Transaction Value / LTM Revenue (2)


4.00x
3.00x
2.00x
1.00x
-
2.81x
$199.8
3.50x
$1,559.5
2.96x
$889.0
2.86x
$57.7
3.01x
$291.0
2.41x
$362.8
1.25x
$230.0
Median 2.86x
Lifecore Biomedical, Inc. (1/15/08)
DJO Incorporated (7/16/07)
Plus Orthopedics AG (3/12/07)
Newdeal Technologies, SA (3) (11/14/06)
Aircast Incorporated (2/27/06)
Empi, Inc. (3) (8/09/04)
MedSource Technologies Inc. (4/28/04)

Transaction Value / LTM EBITDA (2)


20.0x
16.0x
12.0x
8.0x
4.0x
-
15.3x
$199.8
15.7x
$1,559.5
14.0x
$889.0
7.3x
$57.7
14.7x
$291.0
NA
10.2x
$230.0
Median 14.4x
Lifecore Biomedical, Inc. (1/15/08)
DJO Incorporated (7/16/07)
Plus Orthopedics AG (3/12/07)
Newdeal Technologies, SA (3) (11/14/06)
Aircast Incorporated (2/27/06)
Empi, Inc. (3) (8/09/04)
MedSource Technologies Inc. (4/28/04)

Notes:
(1) Source: Capital IQ, public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents. Transaction value, in millions, indicated below multiple.
(3) Limited information available, values from press releases, research reports, and news articles.

MORGAN JOSEPH

Confidential | 64

Confidential 65 Valuation Analysis — Porex Cost of Capital Analysis -Surgical Products Group Morgan Joseph calculated the weighted average cost of capital (“WACC”) for the Surgical Products Group for use in a discounted cash flow analysis; key assumptions included:- Cost of debtPre-tax cost of debt ranging from 7.0% to 10.0% Debt to total capitalization ranging from 0.0% to 25.0% Tax rate of 40.0% (including Federal and state income taxes)
- Cost of equityUnlevered market beta of 0.64 which represented the average betaof the selected public companies, as published by Bloomberg, as of February 15, 2008 Risk free rate of return of 3.77% based upon the 10-year U.S. Treasury yield, as of February 15, 2008 Equity risk premium of 7.10% and a micro-capitalization premium of 6.30% per the 2006 SBBI Valuation Yearbook by Ibbotson Associates
- The indicated WACC ranged from 12.7% to 14.6%

Valuation Analysis – Porex

Discounted Cash Flow Analysis – Surgical Products Group

($ in millions)

	Fiscal Year Ended December 31, [1]					
	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$14.3	$16.4	$18.9	$21.7	$24.9	$28.7
EBITDA	2.6	3.2	4.2	5.5	6.3	7.2
Less: Depreciation and Amortization	(0.4)	(0.6)	(0.6)	(0.5)	(0.6)	(0.7)
EBIT	2.2	2.7	3.7	4.9	5.7	6.5
Less: Provision for Income Taxes (2)	(0.9)	(1.1)	(1.5)	(2.0)	(2.3)	(2.6)
Plus: Depreciation and Amortization	0.4	0.6	0.6	0.5	0.6	0.7
Gross Cash Flow	1.7	2.2	2.8	3.5	4.0	4.6
Less: Increase in Net Working Capital	(0.3)	(0.3)	(0.4)	(0.4)	(0.5)	(0.6)
Less: Capital Expenditures	(0.3)	(0.9)	(0.7)	(0.8)	(0.9)	(1.1)
Free Cash Flow	$1.1	$1.0	$1.7	$2.2	$2.6	$3.0

	A	+	B			=	C		
After-Tax WACC	Discounted Free Cash Flow (3)		PV of Terminal Value as a Multiple of 2012 EBITDA				Enterprise Value		
			12.0x	13.0x	14.0x		12.0x	13.0x	14.0x
12.7%	$7.0		$47.8	$51.8	$55.8		$54.8	$58.8	$62.8
13.7%	6.8		45.8	49.6	53.4		52.6	56.4	60.2
14.7%	6.6		43.8	47.4	51.1		50.4	54.0	57.7

Notes:

(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.

(2) Assumes tax rate of 40.0%.

(3) Present values calculated as of January 1, 2008.

Morgan Joseph

Confidential | 66

Valuation Analysis – Porex

Leveraged Buyout Analysis – Surgical Products Group

- We have estimated the range of prices a financial sponsor could be willing to pay for Surgical Products based upon a minimum internal rate of return on its equity investment of 23.0% to 27.0%. We assumed exit multiples of EBITDA ranging from 12.0x to 14.0x
- Total debt at closing has been assumed at no more than 3.0x EBITDA
- We have also assumed that debt financing sources would require a minimum equity contribution of 30.0%
- Based upon our assumed leverage parameters and hurdle rates of return, a financial sponsor's
  - Equity investment would range from $24.5 million to $33.5 million;
  - Purchase multiple would be from 12.0x to 15.4x 2007E EBITDA;
  - Maximum offer value would be from $31.4 million to $40.3 million

($ in millions)	Scenarios		
	Low	Mid	High
Assumptions			
Sponsor Equity Return (1)	27.0%	25.0%	23.0%
EBITDA Exit Multiples	12.0x	13.0x	14.0x
2007E EBITDA	$2.6	$2.6	$2.6
Purchase Multiple of 2007E EBITDA	12.0x	13.6x	15.4x
Implied Enterprise Value	**$31.4**	**$35.6**	**$40.3**
Pro Forma Capital Structure			
Senior Debt (Bank Term Loan) (2)	$5.2	$5.2	$5.2
Mezzanine Debt (3)	2.6	2.6	2.6
Sponsor Equity	24.5	28.7	33.5
Total Sources	32.4	36.6	41.3
Less: Fees and Expenses (4)	(1.0)	(1.0)	(1.0)
Enterprise Value	$31.4	$35.6	$40.3
Pro Forma Credit Statistics			
Total Debt/2007E EBITDA	3.0x	3.0x	3.0x
2007E EBITDA/Interest Expense	4.1	4.1	4.1
Debt / Capitalization	24.2%	21.5%	19.0%

Notes:
(1) Assumes management issued options (nominal exercise price) worth 5.0% of the equity on a fully diluted basis.
(2) Assumes interest rate of 3.00% plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg.
(3) Assumes interest rate of 11.00%, 7.0% is paid in cash and 4.0% in paid-in-kind ("PIK"), plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg. Mezzanine are issued warrants (nominal exercise price) worth 3.0% of the equity on a fully diluted basis.
(4) Assumes total fees and expenses of $1.0 million.

MORGAN JOSEPH
Confidential | 67

7. Valuation Analysis — ViPS

Confidential 69 Valuation Analysis — ViPS Company Overview Business Description ViPS, Inc. (“ViPS”) provides healthcare data management, analytics, decision-support and process automation solutions and related information technology services. ViPS develops tools for disease management, predictive modeling, provider performance, HEDIS®quality improvement, healthcare fraud detection and financial management. Consultants and outsourcing services are also provided to assess workflow, perform software maintenance, design complex database architectures and perform data analysis and analytic reporting functions- Government Solutions Group is comprised of two business lines: Claims Solutions, which provides claims processing software development and support services for the Centers for Medicare and Medicaid Services Medicare Part A, Part B, Part D and DME systems; and Professional Services, which provides consulting services and customized technology services to support government health payers and their clients - Health Payer Solutions designs and develops healthcare information management and business intelligence technology solutions and provides supporting professional services. ViPS Health Payer Solutions software can be purchased or licensed directly or can be accessed through the Company’s application service provider offering, “ViPSConnect”
ViPS was founded in 1979 and is headquartered in Baltimore, Maryland

Valuation Analysis – ViPS

Income Statement Data

Income Statement Data[(1)]

($ in millions)	Fiscal Year Ended December 31, 2004A	2005A	2006A	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$61.6	$89.1	$98.8	$103.1	$114.2	$128.5	$147.5	$169.4	$194.6
Annual Growth Rate		*44.7%*	*10.9%*	*4.3%*	*10.8%*	*12.5%*	*14.8%*	*14.8%*	*14.8%*
Operating Expenses	--	($84.3)	($92.0)	($96.4)	($104.6)	($113.5)	($122.8)	($141.0)	($161.9)
EBITDA (2)	--	$17.1	$19.7	$19.5	$22.7	$25.6	$31.2	$35.8	$41.1
EBITDA Margin		*19.2%*	*19.9%*	*19.0%*	*19.9%*	*19.9%*	*21.1%*	*21.1%*	*21.1%*
Annual Growth Rate			*15.1%*	*-0.6%*	*16.0%*	*12.8%*	*22.0%*	*14.8%*	*14.8%*
Depreciation and Amortization	--	$12.0	$12.4	$12.9	$13.0	$10.6	$6.4	$7.4	$8.5
EBIT (2)	--	$5.1	$7.3	$6.7	$9.6	$15.0	$24.8	$28.4	$32.7
EBIT Margin		*5.7%*	*7.4%*	*6.5%*	*8.4%*	*11.7%*	*16.8%*	*16.8%*	*16.8%*
Annual Growth Rate			*44.1%*	*-8.6%*	*44.7%*	*55.4%*	*65.3%*	*14.8%*	*14.8%*
Increase in Working Capital	--	($3.6)	$3.0	($3.0)	$5.3	$2.7	$3.6	$2.2	$2.5
Capital Expenditures	--	$1.9	$3.1	$2.5	$2.7	$2.9	$3.1	$3.5	$4.0

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Includes stock-based compensation expense and excludes one-time expenses.

MORGAN JOSEPH
Confidential | 70

Valuation Analysis – ViPS

Summary of Valuation

($ in millions)


Morgan Joseph Range: $210 million - $260 million
Selected Public Company Trading Analysis
$180
$225
Precedent Change of Control Transaction Analysis
$215
$275
Discounted Cash Flow Analysis
$270
$315
Leveraged Buyout Analysis
$160
$195
Equity Value
$140
$160
$180
$200
$220
$240
$260
$280
$300
$320

Equity Value	$140	$160	$180	$200	$220	$240	$260	$280	$300	$320
As a multiple of 2007E Revenue	1.36x	1.55x	1.75x	1.94x	2.13x	2.33x	2.52x	2.72x	2.91x	3.10x
As a multiple of 2008P Revenue	1.23x	1.40x	1.58x	1.75x	1.93x	2.10x	2.28x	2.45x	2.63x	2.80x
As a multiple of 2007E EBITDA	7.2x	8.2x	9.2x	10.2x	11.3x	12.3x	13.3x	14.3x	15.3x	16.4x
As a multiple of 2008P EBITDA	6.2x	7.1x	7.9x	8.8x	9.7x	10.6x	11.5x	12.3x	13.2x	14.1x

MORGAN JOSEPH
Confidential | 71

Valuation Analysis – ViPS

Selected Public Company Trading Analysis – Government (1)

($ in millions, except per share data)

Company	Ticker	Price 2/15/2008	% of 52-week high	Market Value (2)	Enterprise Value (3)	Revenue (4) 2007E	Revenue (4) 2008P	EBITDA (4) 2007E	EBITDA (4) 2008P	EBIT (4) 2007E	EBIT (4) 2008P
Electronic Data Systems Corp. (5)	EDS	$18.71	62.5%	$9,581.2	$10,183.2	$22,134.0	$22,462.2	$2,727.0	$2,631.1	$1,286.0	$1,167.8
SAIC, Inc.	SAI	18.59	88.0%	7,992.8	8,219.8	8,849.0	9,515.3	749.6	831.7	652.2	720.7
Affiliated Computer Services, Inc. (5)	ACS	50.34	81.6%	4,900.3	7,013.7	5,976.4	6,388.5	1,037.8	1,099.8	672.4	713.7
CGI Group, Inc. (5)	GIB	10.77	89.3%	3,548.6	3,876.6	3,735.9	3,880.8	594.9	634.1	416.8	453.8
CACI International Inc. (5)	CAI	43.83	79.7%	1,318.6	1,954.2	2,136.6	2,431.8	198.5	222.8	154.0	174.0
Perot Systems Corp.	PER	14.15	75.7%	1,780.0	1,819.0	2,612.0	2,805.6	269.9	308.5	144.0	186.8
ManTech International Corp.	MANT	43.39	89.6%	1,529.6	1,611.8	1,448.0	1,763.7	128.2	164.1	113.5	143.3
SRA International Inc. (5)	SRX	25.41	79.7%	1,516.2	1,461.3	1,400.0	1,613.5	131.8	159.0	107.3	130.0
MAXIMUS Inc. (5)	MMS	37.10	76.8%	694.5	633.4	771.0	889.0	74.0	111.4	51.8	84.5
Stanley, Inc. (5)	SXE	24.02	62.3%	573.6	627.2	551.6	676.8	48.5	62.3	41.6	54.2
SI International, Inc.	SINT	26.37	75.6%	355.4	463.1	514.5	583.8	46.5	54.4	38.8	46.1
Dynamics Research Corp.	DRCO	9.10	61.8%	87.3	97.7	229.1	237.6	19.2	21.2	12.3	14.5
High			89.6%	$9,581.2	$10,183.2	$22,134.0	$22,462.2	$2,727.0	$2,631.1	$1,286.0	$1,167.8
Mean			76.9%	2,823.2	3,163.4	4,196.5	4,437.4	502.2	525.0	307.6	324.1
Median			78.2%	1,522.9	1,715.4	1,792.3	2,097.7	165.2	193.4	128.8	158.7
Low			61.8%	87.3	97.7	229.1	237.6	19.2	21.2	12.3	14.5
Government		NA	NA	NA	NA	$77.4	$86.6	NA	NA	NA	NA

Company	2007E-2009P CAGR (6) Revenue	2007E-2009P CAGR (6) EBITDA	2007E EBITDA Margin (7)	2007E EBIT Margin (7)	Enterprise Value / Revenue 2007E	Enterprise Value / Revenue 2008P	Enterprise Value / EBITDA 2007E	Enterprise Value / EBITDA 2008P	Enterprise Value / EBIT 2007E	Enterprise Value / EBIT 2008P
Electronic Data Systems Corp. (5)	2.4%	1.9%	12.3%	5.8%	0.46x	0.45x	3.7x	3.9x	7.9x	8.7x
SAIC, Inc.	7.4%	13.0%	7.9%	7.1%	0.93	0.86	11.0	9.9	12.6	11.4
Affiliated Computer Services, Inc. (5)	6.9%	6.0%	17.5%	11.5%	1.17	1.10	6.8	6.4	10.4	9.8
CGI Group, Inc. (5)	4.5%	6.2%	15.8%	11.0%	1.04	1.00	6.5	6.1	9.3	8.5
CACI International Inc. (5)	14.2%	12.3%	9.5%	7.5%	0.91	0.80	9.8	8.8	12.7	11.2
Perot Systems Corp.	7.8%	11.6%	10.3%	5.5%	0.70	0.65	6.7	5.9	12.6	9.7
ManTech International Corp.	NA	NA	8.9%	7.8%	1.11	0.91	12.6	9.8	14.2	11.2
SRA International Inc. (5)	15.6%	21.5%	9.0%	7.3%	1.04	0.91	11.1	9.2	13.6	11.2
MAXIMUS Inc. (5)	13.5%	38.7%	8.5%	5.6%	0.82	0.71	8.6	5.7	12.2	7.5
Stanley, Inc. (5)	31.0%	46.9%	7.3%	6.0%	1.14	0.93	12.9	10.1	15.1	11.6
SI International, Inc.	NA	NA	9.0%	7.6%	0.90	0.79	9.9	8.5	11.9	10.0
Dynamics Research Corp.	3.1%	10.6%	8.4%	5.4%	0.43	0.41	5.1	4.6	7.9	6.7
High	31.0%	46.9%	17.5%	11.5%	1.17x	1.10x	12.9x	10.1x	15.1x	11.6x
Mean	10.6%	16.9%	10.4%	7.3%	0.89	0.79	8.7	7.4	11.7	9.8
Median	7.6%	12.0%	9.0%	7.2%	0.92	0.83	9.2	7.4	12.4	9.9
Low	2.4%	1.9%	7.3%	5.4%	0.43	0.41	3.7	3.9	7.9	6.7
Government	12.2%	NA	NA	NA	NA	NA	NA	NA	NA	NA

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Includes fully-diluted shares with options calculated based on the treasury stock method and in-the-money convertible securities on an as-converted basis.
(3) Includes net debt, which equals total debt + minority interest + preferred stock - cash and cash equivalents.
(4) Data is calenderized based on the company's fiscal year end. Projections based on an average of Wall Street research analysts' estimates, include stock-based compensation expense, and exclude one-time expenses.
(5) 2007 financials for Electronic Data Systems, Affiliated Computer Services, CGI, CACI, SRA, MAXIMUS and Stanley reflect actual results as disclosed in public filings.
(6) Compound annual growth rate ("CAGR") based on fiscal year end figures.
(7) Based on fiscal year end figures.

MORGAN JOSEPH

Confidential | 72

Valuation Analysis – ViPS

Selected Public Company Trading Analysis – Government Valuation Multiples (1)

Enterprise Value / 2007E Revenue



1.20x
0.90x
0.60x
0.30x
-
0.46x
0.93x
1.17x
1.04x
0.91x
0.70x
1.11x
1.04x
0.82x
1.14x
0.90x
0.43x
Median 0.92x
EDS
SAI
ACS
GIB
CAI
PER
MANT
SRX
MMS
SXE
SINT
DRCO

Enterprise Value / 2008P Revenue



1.20x
0.90x
0.60x
0.30x
-
0.45x
0.86x
1.10x
1.00x
0.80x
0.65x
0.91x
0.91x
0.71x
0.93x
0.79x
0.41x
Median 0.83x
EDS
SAI
ACS
GIB
CAI
PER
MANT
SRX
MMS
SXE
SINT
DRCO

Enterprise Value / 2007E EBITDA



12.0x
9.0x
6.0x
3.0x
-
3.7x
11.0x
6.8x
6.5x
9.8x
6.7x
12.6x
11.1x
8.6x
12.9x
9.9x
5.1x
Median 9.2x
EDS
SAI
ACS
GIB
CAI
PER
MANT
SRX
MMS
SXE
SINT
DRCO

Enterprise Value / 2008P EBITDA



12.0x
9.0x
6.0x
3.0x
-
3.9x
9.9x
6.4x
6.1x
8.8x
5.9x
9.8x
9.2x
5.7x
10.1x
8.5x
4.6x
Median 7.4x
EDS
SAI
ACS
GIB
CAI
PER
MANT
SRX
MMS
SXE
SINT
DRCO

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.

MORGAN JOSEPH
Confidential | 73

Valuation Analysis – ViPS

Selected Public Company Trading Analysis – Health Payer (1)

($ in millions, except per share data)

Company	Ticker	Price 2/15/2008	% of 52-week high	Market Value (2)	Enterprise Value (3)	Revenue (4) 2007E	Revenue (4) 2008P	EBITDA (4) 2007E	EBITDA (4) 2008P	EBIT (4) 2007E	EBIT (4) 2008P
Fair Isaac Corp. (5)	FIC	$24.75	60.6%	$1,210.4	$1,565.1	$823.4	$836.7	$196.8	$194.6	$156.6	$182.0
TriZetto Group Inc. (5)	TZIX	19.61	90.2%	1,072.4	1,167.2	451.8	500.3	85.4	119.1	55.4	66.2
Eclipsys Corporation (5)	ECLP	21.80	82.8%	1,198.3	1,006.9	477.5	520.7	54.4	67.6	19.3	31.6
Computer Programs & Systems Inc. (5)	CPSI	23.12	68.7%	251.0	227.9	110.0	117.5	20.2	26.1	19.0	22.6
National Research Corp. (5)	NRCI	26.50	94.6%	189.3	186.9	48.9	58.6	NA	NA	NA	NA
Logibec Groupe Informatique Ltee	LGI	20.19	91.2%	177.7	177.1	51.3	71.9	19.6	24.5	12.6	15.3
Healthstream Inc.	HSTM	3.02	63.6%	68.7	68.0	44.6	52.3	7.3	10.2	NA	NA
MEDecision, Inc.	MEDE	2.48	34.4%	39.7	32.6	44.5	52.5	NA	NA	NA	NA
High			94.6%	$1,210.4	$1,565.1	$823.4	$836.7	$196.8	$194.6	$156.6	$182.0
Mean			73.3%	526.0	554.0	256.5	276.3	63.9	73.7	52.6	63.5
Median			75.7%	220.1	207.4	80.7	94.7	37.3	46.9	19.3	31.6
Low			34.4%	39.7	32.6	44.5	52.3	7.3	10.2	12.6	15.3
Health Payer		NA	NA	NA	NA	$25.7	$27.6	NA	NA	NA	NA

Company	2007E-2009P CAGR (6) Revenue	2007E-2009P CAGR (6) EBITDA	2007E EBITDA Margin (7)	2007E EBIT Margin (7)	Enterprise Value / Revenue 2007E	Enterprise Value / Revenue 2008P	Enterprise Value / EBITDA 2007E	Enterprise Value / EBITDA 2008P	Enterprise Value / EBIT 2007E	Enterprise Value / EBIT 2008P
Fair Isaac Corp. (5)	2.7%	3.4%	24.3%	18.2%	1.90x	1.87x	8.0x	8.0x	10.0x	8.6x
TriZetto Group Inc. (5)	10.7%	28.2%	18.9%	12.3%	2.58	2.33	13.7	9.8	21.1	17.6
Eclipsys Corporation (5)	9.5%	23.3%	11.4%	4.0%	2.11	1.93	18.5	14.9	NM	NM
Computer Programs & Systems Inc. (5)	7.5%	17.6%	18.4%	17.3%	2.07	1.94	11.3	8.7	12.0	10.1
National Research Corp. (5)	19.8%	NA	28.5%	23.2%	3.82	3.19	NA	NA	NA	NA
Logibec Groupe Informatique Ltee	31.8%	25.1%	40.7%	26.7%	3.45	2.46	9.0	7.2	14.1	11.6
Healthstream Inc.	NA	NA	16.3%	NA	1.52	1.30	9.4	6.7	NA	NA
MEDecision, Inc.	NA	NM	NA	NA	0.73	0.62	NA	NA	NA	NA
High	31.8%	28.2%	40.7%	26.7%	3.82x	3.19x	18.5x	14.9x	21.1x	17.6x
Mean	13.6%	19.5%	22.6%	17.0%	2.27	1.96	11.6	9.2	14.3	12.0
Median	10.1%	23.3%	18.9%	17.7%	2.09	1.94	10.3	8.4	13.0	10.8
Low	2.7%	3.4%	11.4%	4.0%	0.73	0.62	8.0	6.7	10.0	8.6
Health Payer	9.9%	NA	NA	NA	NA	NA	NA	NA	NA	NA

Notes:

(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.
(2) Includes fully-diluted shares with options calculated based on the treasury stock method and in-the-money convertible securities on an as-converted basis.
(3) Includes net debt, which equals total debt + minority interest + preferred stock - cash and cash equivalents.
(4) Data is calenderized based on the company's fiscal year end. Projections based on an average of Wall Street research analysts' estimates, include stock-based compensation expense, and exclude one-time expenses.
(5) 2007 financials for Fair Isaac, TriZetto, Eclipsys, Computer Programs & Systems and National Research reflect actual results as disclosed in public filings.
(6) Compound annual growth rate ("CAGR") based on fiscal year end figures.
(7) Based on fiscal year end figures.

MORGAN JOSEPH

Confidential | 74

Valuation Analysis – ViPS

Selected Public Company Trading Analysis – Health Payer Valuation Multiples (1)


Enterprise Value / 2007E Revenue
4.20x
3.50x
2.80x
2.10x
1.40x
0.70x
-
1.90x
2.58x
2.11x
2.07x
3.82x
3.45x
1.52x
0.73x
FIC
TZIX
ECLP
CPSI
NRCI
LGI
HSTM
MEDE
Median
2.09x


Enterprise Value / 2008P Revenue
3.50x
2.80x
2.10x
1.40x
0.70x
-
1.87x
2.33x
1.93x
1.94x
3.19x
2.47x
1.30x
0.62x
FIC
TZIX
ECLP
CPSI
NRCI
LGI
HSTM
MEDE
Median
1.94x


Enterprise Value / 2007E EBITDA
20.0x
16.0x
12.0x
8.0x
4.0x
-
8.0x
13.7x
18.5x
11.3x
NA
9.1x
9.4x
NA
FIC
TZIX
ECLP
CPSI
NRCI
LGI
HSTM
MEDE
Median
10.3x


Enterprise Value / 2008P EBITDA
20.0x
16.0x
12.0x
8.0x
4.0x
-
8.0x
9.8x
14.9x
8.7x
NA
7.2x
6.7x
NA
FIC
TZIX
ECLP
CPSI
NRCI
LGI
HSTM
MEDE
Median
8.4x

Notes:
(1) Source: Capital IQ, public filings, press releases, Bloomberg and Thomson Financial.

MORGAN JOSEPH
Confidential | 75

Valuation Analysis – ViPS

Selected Precedent Change of Control Transactions (1)

($ in millions)

Date Announced	Target Company	Acquiror Company	Transaction Value (2)	LTM Revenue	LTM EBITDA (3)	Transaction Value / Revenue	Transaction Value / EBITDA
Government							
10/31/07	First Consulting Group, Inc.	Computer Sciences Corporation	$283.9	$282.7	$29.8	1.00x	9.5x
04/02/07	Quovadx, Inc.	Battery Ventures	72.7	68.6	3.9	1.06	18.6
High						1.06x	18.6x
Mean						1.03	14.0
Median						1.03	14.0
Low						1.00	9.5
Health Payer							
06/11/07	Software of Excellence Ltd.	Henry Schein, Inc.	$53.4	$22.5	$5.2	2.38x	10.2x
04/02/07	CareScience, Division of Quovadx, Inc.	Premier, Inc.	34.0	15.5	1.8	2.20	19.4
03/02/07	Dendrite International, Inc.	Cegedim S.A.	657.7	424.0	45.2	1.55	14.5
11/20/06	Netsmart Technologies, Inc.	Bessemer Venture Partners; InSight Venture Partners	108.8	57.8	9.8	1.88	11.1
08/14/06	OnlineBenefits, Inc.	A.D.A.M., Inc.	32.5	13.1	2.5	2.48	13.2
01/19/06	A4 Health Systems, Inc.	Allscripts Healthcare Solutions, Inc.	274.8	70.2	13.3	3.92	20.6
11/25/05	CareKey, Inc.	The Trizetto Group, Inc.	47.7	9.0	0.7	5.32	NM
09/28/05	IDX Systems Corporation	General Electric Company	1,269.0	577.5	72.8	2.20	17.4
12/10/04	Health Communication Network Limited	Primary Health Care Ltd.	91.6	26.2	5.4	3.49	16.8
High						5.32x	20.6x
Mean						2.82	15.4
Median						2.38	15.7
Low						1.55	10.2
Weighted Average Median (4)						1.41x	14.5x

Notes:
(1) Source: Capital IQ, public filings and press releases.
(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents.
(3) Includes stock-based compensation expense and excludes any one-time expenses.
(4) Mid-point of the multiple determined based upon a weighted average of the median 2007E EBITDA multiple of government and health payer companies based on 2007E EBITDA contribution of each division within ViPS.

MORGAN JOSEPH
Confidential | 76

Valuation Analysis – ViPS

Selected Precedent Change of Control Transactions – Valuation Multiples (1)

($ in millions)

Transaction Value / LTM Revenue (2)



6.00x
4.50x
3.00x
1.50x
-
2.38x
$53.7
2.20x
$34.0
1.55x
$657.7
1.88x
$108.8
2.48x
$32.5
3.92x
$274.8
5.32x
$47.7
2.20x
$1,269.0
3.49x
$91.5
1.00x
$283.9
1.06x
$72.7
Median 1.41x (3)
Software of Excellence Ltd. (6/11/07)
CareScience, Division of Quovadx, Inc. (4/02/07)
Dendrite International, Inc. (3/02/07)
Netsmart Technologies, Inc. (11/20/06)
OnlineBenefits, Inc. (8/14/06)
A4 Health Systems, Inc. (1/19/06)
CareKey, Inc. (11/25/05)
IDX Systems Corporation (9/28/05)
Health Communication Network Limited (12/10/04)
First Consulting Group, Inc. (10/31/07)
Quovadx, Inc. (4/02/07)

Transaction Value / LTM EBITDA (2)



24.0x
18.0x
12.0x
6.0x
-
10.2x
$53.7
19.4x
$34.0
14.5x
$657.7
11.1x
$108.8
13.2x
$32.5
20.6x
$274.8
NM
17.4x
$1,269.0
16.8x
$91.5
9.5x
$283.9
18.6x
$72.7
Median 14.5x (3)
Software of Excellence Ltd. (6/11/07)
CareScience, Division of Quovadx, Inc. (4/02/07)
Dendrite International, Inc. (3/02/07)
Netsmart Technologies, Inc. (11/20/06)
OnlineBenefits, Inc. (8/14/06)
A4 Health Systems, Inc. (1/19/06)
CareKey, Inc. (11/25/05)
IDX Systems Corporation (9/28/05)
Health Communication Network Limited (12/10/04)
First Consulting Group, Inc. (10/31/07)
Quovadx, Inc. (4/02/07)
Health Payer
Government

Notes:

(1) Source: Capital IQ, public filings and press releases.

(2) Transaction value equals equity value + net debt which includes total debt + minority interest + preferred stock – cash and cash equivalents. Transaction value, in millions, indicated below multiple.

(3) Mid-point of the multiple determined based upon a weighted average of the median 2007E EBITDA multiple of government and health payer companies based on 2007E EBITDA contribution of each division within ViPS.

MORGAN JOSEPH

Confidential | 77

Confidential 78 Valuation Analysis — ViPS Cost of Capital Analysis Morgan Joseph calculated the weighted average cost of capital (“WACC”) for ViPS for use in a discounted cash flow analysis; key assumptions included:- Cost of debtPre-tax cost of debt ranging from 7.0% to 10.0% Debt to total capitalization ranging from 10.0% to 30.0% Tax rate of 40.0% (including Federal and state income taxes)
- Cost of equityUnlevered market beta of 0.71 which represented the average betaof the selected public companies, as published by Bloomberg, as of February 15, 2008 Risk free rate of return of 3.77% based upon the 10-year U.S. Treasury yield, as of February 15, 2008 Equity risk premium of 7.10% and a micro-capitalization premium of 2.76% per the 2006 SBBI Valuation Yearbook by Ibbotson Associates
- The indicated WACC ranged from 10.2% to 11.3%

Valuation Analysis – ViPS

Discounted Cash Flow Analysis

($ in millions)

	Fiscal Year Ended December 31, [1]					
	2007E	2008P	2009P	2010P	2011P	2012P
Revenue	$103.1	$114.2	$128.5	$147.5	$169.4	$194.6
EBITDA	19.5	22.7	25.6	31.2	35.8	41.1
Less: Depreciation and Amortization	(12.9)	(13.0)	(10.6)	(6.4)	(7.4)	(8.5)
EBIT	6.7	9.6	15.0	24.8	28.4	32.7
Less: Provision for Income Taxes (2)	(2.7)	(3.9)	(6.0)	(9.9)	(11.4)	(13.1)
Plus: Depreciation and Amortization	12.9	13.0	10.6	6.4	7.4	8.5
Gross Cash Flow	16.9	18.8	19.6	21.3	24.5	28.1
Less: Increase in Net Working Capital	3.0	(5.3)	(2.7)	(3.6)	(2.2)	(2.5)
Less: Capital Expenditures	(2.5)	(2.7)	(2.9)	(3.1)	(3.5)	(4.0)
Free Cash Flow	$17.4	$10.8	$14.0	$14.6	$18.7	$21.5

	A	+	B			=	C		
After-Tax WACC	Discounted Free Cash Flow (3)		PV of Terminal Value as a Multiple of 2012 EBITDA				Enterprise Value		
			9.0x	9.5x	10.0x		9.0x	9.5x	10.0x
9.8%	$58.9		$232.5	$245.4	$258.3		$291.4	$304.3	$317.2
10.8%	57.3		222.2	234.5	246.9		279.4	291.8	304.1
11.8%	55.7		212.4	224.2	236.0		268.1	279.9	291.7

Notes:
(1) Actual results and forecast results through 2010P were provided by HLTH. Forecast results for 2011P and 2012P were developed by Morgan Joseph.
(2) Assumes tax rate of 40.0%.
(3) Present values calculated as of January 1, 2008.

MORGAN JOSEPH
Confidential | 79

Valuation Analysis – ViPS

Leveraged Buyout Analysis

- We have estimated the range of prices a financial sponsor could be willing to pay for ViPS based upon a minimum internal rate of return on its equity investment of 23.0% to 27.0%. We assumed exit multiples of EBITDA ranging from 9.0x to 10.0x
- Total debt at closing has been assumed at no more than 3.0x EBITDA
- We have also assumed that debt financing sources would require a minimum equity contribution of 30.0%
- Based upon our assumed leverage parameters and hurdle rates of return, a financial sponsor's
  - Equity investment would range from $106.1 million to $138.0 million;
  - Purchase multiple would be from 8.3x to 9.9x 2007E EBITDA;
  - Maximum offer value would be from $161.3 million to $193.1 million

($ in millions)	Scenarios		
	Low	Mid	High
Assumptions			
Sponsor Equity Return (1)	27.0%	25.0%	23.0%
EBITDA Exit Multiples	9.0x	9.5x	10.0x
2007E EBITDA	$19.5	$19.5	$19.5
Purchase Multiple of 2007E EBITDA	8.3x	9.0x	9.9x
Implied Enterprise Value	**$161.3**	**$176.2**	**$193.1**
Pro Forma Capital Structure			
Senior Debt (Bank Term Loan) (2)	$29.3	$29.3	$29.3
Mezzanine Debt (3)	29.3	29.3	29.3
Sponsor Equity	106.1	121.1	138.0
Total Sources	164.8	179.7	196.6
Less: Fees and Expenses (4)	(3.5)	(3.5)	(3.5)
Enterprise Value	$161.3	$176.2	$193.1
Pro Forma Credit Statistics			
Total Debt/2007E EBITDA	3.0x	3.0x	3.0x
2007E EBITDA/Interest Expense	5.2	5.2	5.2
Debt / Capitalization	35.6%	32.6%	29.8%

Notes:
(1) Assumes management issued options (nominal exercise price) worth 5.0% of the equity on a fully diluted basis.
(2) Assumes interest rate of 3.00% plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg.
(3) Assumes interest rate of 11.0%, 7.0% is paid in cash and 4.0% in paid-in-kind ("PIK"), plus three month LIBOR of 3.07% as of February 15, 2008 as published by Bloomberg. Mezzanine are issued warrants (nominal exercise price) worth 3.0%of the equity on a fully diluted basis.
(4) Assumes total fees and expenses of $3.5 million.

MORGAN JOSEPH
Confidential | 80

8. Valuation Analysis — Data Rights License Agreement

Valuation Analysis – Data Rights License Agreement

Discounted Cash Flow Analysis

($ in thousands)		Projected FYE December 31, [1]									
		2008E	2009P	2010P	2011P	2012P	2013P	2014P	2015P	2016P	2017P
Revenues		$1,750	$14,000	$15,400	$15,400	$15,400	$15,400	$15,400	$15,400	$15,400	$15,400
Annual growth rate			*700.0%*	*10.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*	*0.0%*
COGS		(350)	(2,800)	(3,080)	(3,080)	(3,080)	(3,080)	(3,080)	(3,080)	(3,080)	(3,080)
As % of revenue		*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*	*20.0%*
Gross Profit		1,400	11,200	12,320	12,320	12,320	12,320	12,320	12,320	12,320	12,320
Gross Margin		*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*	*80.0%*
Non-Recurring Expenses		(131)	--	--	--	--	--	--	--	--	--
Recurring Expenses		(242)	(969)	(969)	(1,008)	(1,048)	(1,090)	(1,134)	(1,179)	(1,226)	(1,275)
Total Operating Expenses		(373)	(969)	(969)	(1,008)	(1,048)	(1,090)	(1,134)	(1,179)	(1,226)	(1,275)
EBITDA		1,027	10,231	11,351	11,312	11,272	11,230	11,186	11,141	11,094	11,045
Depreciation & Amortization		(175)	(702)	(702)	(702)	(702)	(702)	(702)	(702)	(702)	(702)
EBIT		852	9,529	10,649	10,610	10,570	10,528	10,484	10,439	10,392	10,343
Less: Income Taxes @	40.0%	(341)	(3,812)	(4,260)	(4,244)	(4,228)	(4,211)	(4,194)	(4,176)	(4,157)	(4,137)
Tax-Effected EBIT		511	5,717	6,389	6,366	6,342	6,317	6,291	6,263	6,235	6,206
Plus: Depreciation & Amortization		175	702	702	702	702	702	702	702	702	702
Less: Capital Expenditures		(2,106)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)	(100)
Less: Increase in Net Working Capital		(200)	(200)	(200)	(200)	(200)	(200)	(200)	(200)	(200)	(200)
Free Cash Flow		($1,620)	$6,119	$6,791	$6,768	$6,744	$6,719	$6,693	$6,665	$6,637	$6,608

Discount Rate	A Discounted Free Cash Flow (2)
25.0%	$16,963
27.5%	15,401
30.0%	14,033
32.5%	12,830
35.0%	11,767

Notes:

(1) Forecast results through 2010P were provided by HLTH. Forecast results for 2011P-2017P were developed by Morgan Joseph. Increase in working capital and capital expenditures developed by Morgan Joseph for 2008E-2017P with the exception of 2008E capital expenditures provided by HLTH. Other assumptions provided by HLTH include: (i) four non-exclusive licenses sold in Pharma segment only for $3.5 million each with 10.0% escalation in 2010P, (ii) two licenses effective in October 2008 and two in January 2009, (iii) ongoing telecom and maintenance costs are a pass-through from ViPS and EBS, (iv) ongoing support from ViPS for 3.5 FTE's billed at cost plus 30.0%, and (v) no revenue or cost reductions.

(2) Present values calculated as of January 1, 2008.

MORGAN JOSEPH

Confidential | 82

9. Valuation Analysis — Residual NOL

Valuation Analysis – Residual NOL

Valuation of Residual NOL – High Case

($ in millions)

	2008 1H	2008 2H	2009	2010	2011	2012	2013	2014	2015
Book pretax income (1)	**$21.2**	**$49.8**	**$113.0**	**$165.3**	**$242.9**	**$306.5**	**$386.8**	**$486.7**	**$607.6**
Taxable income (2)	$12.7	$29.9	$67.8	$99.2	$145.7	$183.9	$232.1	$292.0	$364.5
State tax provision (3)	(1.1)	(2.7)	(6.1)	(8.9)	(13.1)	(16.6)	(20.9)	(26.3)	(32.8)
Federal taxable income	**$11.6**	**$27.2**	**$61.7**	**$90.2**	**$132.6**	**$167.4**	**$211.2**	**$265.7**	**$331.7**
NOL Annual Cap	$98.1	$86.5	$98.1	$98.1	$98.1	$98.1	$65.1	$65.1	$65.1
Unused NOL Cap from previous year			59.3	95.8	103.6	69.1	29.3	87.1	146.6
Adjusted NOL Annual Cap	**$98.1**	**$86.5**	**$157.4**	**$193.9**	**$201.7**	**$167.2**	**$94.4**	**$152.2**	**$211.7**
WebMD NOL									
Available NOL	$255.8	$244.2	$217.0	$155.4	$65.1	$29.6	$24.0	$18.4	$12.8
NOL Used (4)	(11.6)	(27.2)	(61.7)	(90.2)	(35.5)	(5.6)	(5.6)	(5.6)	(5.6)
WebMD NOL End	**$244.2**	**$217.0**	**$155.4**	**$65.1**	**$29.6**	**$24.0**	**$18.4**	**$12.8**	**$7.2**
HLTH NOL									
Available NOL	$231.1	$231.1	$231.1	$231.1	$231.1	$134.0	$1.7	$0.0	$0.0
NOL Used (4)	0.0	0.0	0.0	0.0	(97.1)	(132.3)	(1.7)	0.0	0.0
HLTH NOL End	**$231.1**	**$231.1**	**$231.1**	**$231.1**	**$134.0**	**$1.7**	**$0.0**	**$0.0**	**$0.0**
Total NOL Used	*$11.6*	*$27.2*	*$61.7*	*$90.2*	*$132.6*	*$137.9*	*$7.3*	*$5.6*	*$5.6*
Federal tax provision (5)	$4.0	$9.5	$21.6	$31.6	$46.4	$58.6	$73.9	$93.0	$116.1
Value of tax shield from WebMD NOLs (6)	***$4.0***	***$9.5***	***$21.6***	***$31.6***	***$12.4***	***$2.0***	***$2.0***	***$2.0***	***$2.0***
Value of tax shield from HLTH NOLs (6)	***0.0***	***0.0***	***0.0***	***0.0***	***34.0***	***46.3***	***0.6***	***0.0***	***0.0***
Present Value of HLTH NOLs	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$22.2**	**$26.7**	**$0.3**	**$0.0**	**$0.0**
Cumulative Present Value of tax shield from HLTH NOLs (7)			**$0.0**	**$0.0**	**$22.2**	**$48.9**	**$49.2**	**$49.2**	**$49.2**

NOL Utilized and Remaining NOLs

Consolidated NOL and Gains	
HLTH NOL Carryover	$1,298.3
HLTH Gain on Sales after State tax deduction	(779.2)
Convert COD Income after State tax deduction	(119.2)
2007 Estimated Taxable Loss	60.0
2008 Estimated Taxable Income From Operations (1/08-6/08)	(11.6)
2008 Stock Option Deduction from Merger	38.6
HLTH NOL Remaining	**$486.9**

WebMD NOL:	
WebMD NOL Carryover	$255.4
WebMD Group NOL used for divestitures	0.0
2007 Estimated Taxable Loss	10.4
2008 Estimated Taxable Income From Operations (1/08-6/08)	(10.0)
WebMD NOL Balance after gains	**$255.8**

HLTH Incremental NOL Contribution:	
HLTH NOL Remaining	$486.9
WebMD NOL Balance after gains	(255.8)
Net Incremental NOL Contribution	**$231.1**
Present Value of HLTH NOLs	**$49.2**
Discount Rate (8)	*13%*

Notes:

(1) Per forecast deemed reasonable by WebMD management.
(2) Estimated at 60.0% of book pretax income.
(3) Estimated at 9.0% of taxable income.
(4) NOL used subject to $65.0 million limit, not including carryover. Cap equals the product of the "long-term tax exempt rate" of 4.34% as of January 2008 and the value of the parent (as reduced by the cash consideration to be paid in connection with the Proposed Transaction).
(5) Computed at 35.0%.
(6) Federal tax rate on NOL utilization.
(7) NOL tax shield discounted to middle of 2008.
(8) Taken as WebMD's estimated weighted average cost of capital.

MORGAN JOSEPH

Confidential | 84

Valuation Analysis – Residual NOL

Valuation of Residual NOL – Low Case

($ in millions)

	2008 1H	2008 2H	2009	2010	2011	2012	2013	2014	2015
Book pretax income (1)	**$21.2**	**$49.8**	**$113.0**	**$165.3**	**$242.9**	**$306.5**	**$386.8**	**$486.7**	**$607.6**
Taxable income (2)	$12.7	$29.9	$67.8	$99.2	$145.7	$183.9	$232.1	$292.0	$364.5
State tax provision (3)	(1.1)	(2.7)	(6.1)	(8.9)	(13.1)	(16.6)	(20.9)	(26.3)	(32.8)
Federal taxable income	**$11.6**	**$27.2**	**$61.7**	**$90.2**	**$132.6**	**$167.4**	**$211.2**	**$265.7**	**$331.7**
NOL Annual Cap	$98.1	$86.5	$98.1	$98.1	$98.1	$98.1	$65.1	$65.1	$65.1
Unused NOL Cap from previous year			59.3	95.8	103.6	69.1	29.3	0.0	42.6
Adjusted NOL Annual Cap	**$98.1**	**$86.5**	**$157.4**	**$193.9**	**$201.7**	**$167.2**	**$94.4**	**$65.1**	**$107.7**
WebMD NOL									
Available NOL	$255.8	$244.2	$217.0	$155.4	$65.1	$29.6	$24.0	$18.4	$12.8
NOL Used (4)	(11.6)	(27.2)	(61.7)	(90.2)	(35.5)	(5.6)	(5.6)	(5.6)	(5.6)
WebMD NOL End	**$244.2**	**$217.0**	**$155.4**	**$65.1**	**$29.6**	**$24.0**	**$18.4**	**$12.8**	**$7.2**
HLTH NOL									
Available NOL	$335.1	$335.1	$335.1	$335.1	$335.1	$238.0	$105.7	$16.9	$0.0
NOL Used (4)	0.0	0.0	0.0	0.0	(97.1)	(132.3)	(88.8)	(16.9)	0.0
HLTH NOL End	**$335.1**	**$335.1**	**$335.1**	**$335.1**	**$238.0**	**$105.7**	**$16.9**	**$0.0**	**$0.0**
Total NOL Used	*$11.6*	*$27.2*	*$61.7*	*$90.2*	*$132.6*	*$137.9*	*$94.4*	*$22.5*	*$5.6*
Federal tax provision (5)	$4.0	$9.5	$21.6	$31.6	$46.4	$58.6	$73.9	$93.0	$116.1
Value of tax shield from WebMD NOLs (6)	***$4.0***	***$9.5***	***$21.6***	***$31.6***	***$12.4***	***$2.0***	***$2.0***	***$2.0***	***$2.0***
Value of tax shield from HLTH NOLs (6)	***0.0***	***0.0***	***0.0***	***0.0***	***34.0***	***46.3***	***31.1***	***5.9***	***0.0***
Present Value of HLTH NOLs	**$0.0**	**$0.0**	**$0.0**	**$0.0**	**$22.2**	**$26.7**	**$15.9**	**$2.7**	**$0.0**
Cumulative Present Value of tax shield from HLTH NOLs (7)			**$0.0**	**$0.0**	**$22.2**	**$48.9**	**$64.7**	**$67.4**	**$67.4**

NOL Utilized and Remaining NOLs

Consolidated NOL and Gains	
HLTH NOL Carryover	$1,298.3
HLTH Gain on Sales after State tax deduction	(675.2)
Convert COD Income after State tax deduction	(119.2)
2007 Estimated Taxable Loss	60.0
2008 Estimated Taxable Income From Operations (1/08-6/08)	(11.6)
2008 Stock Option Deduction from Merger	38.6
HLTH NOL Remaining	**$590.9**

WebMD NOL	
WebMD NOL Carryover	$255.4
WebMD Group NOL used for divestitures	0.0
2007 Estimated Taxable Loss	10.4
2008 Estimated Taxable Income From Operations (1/08-6/08)	(10.0)
WebMD NOL Balance after gains	**$255.8**

HLTH Incremental NOL Contribution	
HLTH NOL Remaining	$590.9
WebMD NOL Balance after gains	(255.8)
Net Incremental NOL Contribution	**$335.1**
Present Value of HLTH NOLs	**$67.4**
Discount Rate (8)	*15%*

Notes:

(1) Per forecast deemed reasonable by WebMD management.
(2) Estimated at 60.0% of book pretax income.
(3) Estimated at 9.0% of taxable income.
(4) NOL used subject to $65.0 million limit, not including carryover. Cap equals the product of the "long-term tax exempt rate" of 4.34% as of January 2008 and the value of the parent (as reduced by the cash consideration to be paid in connection with the Proposed Transaction).
(5) Computed at 35.0%.
(6) Federal tax rate on NOL utilization.
(7) NOL tax shield discounted to middle of 2008.
(8) Taken as WebMD's estimated weighted average cost of capital.

MORGAN JOSEPH

Confidential | 85

Valuation Analysis – Residual NOL

Calculation of Federal and State Taxes Payable from Divestitures

($ in millions)

FEDERAL AND STATE TAXES PAYABLE			
DIVESTITURES		**Low**	**High**
Tax Basis:			
EBS		$80.0	$80.0
Porex - Porous		55.0	55.0
Porex- Surgical Products		10.0	10.0
ViPS		180.0	180.0
Aggregate Value		$325.0	$325.0
Sale Proceeds:			
EBS (1)		$575.0	$575.0
Porex - Porous (2)		210.0	260.0
Porex - Surgical Products (2)		32.0	38.0
ViPS (2)		210.0	260.0
Aggregate Value		$1,027.0	$1,133.0
Gain on Sale:			
EBS		$495.0	$495.0
Porex - Porous		155.0	205.0
Porex - Surgical Products		22.0	28.0
ViPS		30.0	80.0
Aggregate Value		$702.0	$808.0
State Taxes Payable:			
EBS (3)	5.0%	$24.5	$24.5
Porex - Porous (4)	0.0%	0.0	0.0
Porex - Surgical Products	6.0%	1.3	1.7
ViPS (5)	3.3%	1.0	2.6
Aggregate Value		$26.8	$28.8
Federal Taxes Payable:			
Taxable Income from Sales		$702.0	$808.0
State Tax Deduction		(26.8)	(28.8)
Taxable Income Before NOL		675.2	779.2
AMT Limitation on NOL Utilization	90.0%	(607.7)	(701.3)
Taxable for AMT		67.5	77.9
AMT Tax - Federal Tax	20.0%	$13.5	$15.6
Total Federal & State Taxes Payable:		**$40.3**	**$44.4**

Notes:

(1) Based on the publically announced value as of 2/11/08.

(2) Based upon Morgan Joseph range on divestiture values.

(3) Per tax schedules received from HLTH; listed at 7.0% but calculated using 5.0%.

(4) Sold by a Delaware Holding Company; assumed not subject to NJ state taxes.

(5) Assumed that NJ NOL is successful shielding gain in NJ, so no NJ state tax (9.0%). Other applicable state tax rate applied.

MORGAN JOSEPH

Confidential | 86

Valuation Analysis – Residual NOL

Calculation of Federal and State Taxes Payable from Conversion of Debt

($ in millions)

FEDERAL AND STATE TAXES PAYABLE		
CONVERTIBLE DEBT		
COD Income on Conversion of Convertible Debt:		
1.75% Convertible Debt:		
Offer Price (Conversion Price) (1)		$15.39
1.75% Conversion Shares		22.7
Value Received		$350.0
Principal on Debt		$350.0
OID on Debt through 2007		110.7
Total Basis		$460.7
Difference - COD Income		$110.7
3 1/8 Convertible Debt:		
Offer Price (Conversion Price) (1)		$15.57
3 1/8 Conversion Shares:		19.3
Value Received		$300.0
Principal on Debt		$300.0
OID on Debt through 2007		23.2
Total Basis		$323.2
Difference - COD Income		$23.2
Total COD Income		$133.9
State Tax Rates for Sales:		
New Jersey	9.0%	$12.0
Other States	2.0%	2.7
Aggregate Value		$14.7
Federal Taxes Payable:		
Taxable Income from COD Income		$133.9
State Tax Deduction		(14.7)
Taxable Income Before NOL		119.2
AMT Limitation on NOL Utilization	90.0%	(107.2)
Taxable for AMT		11.9
AMT Tax - Federal Tax	20.0%	$2.4
Total Federal & State Taxes Payable:		**$17.1**

Notes:
(1) Morgan Joseph uses the parity price to calculate COD gain on debt.

MORGAN JOSEPH
Confidential | 87

Appendices

A. Selected Publicly-Traded Companies Business Descriptions — WebMD

Google Inc. Google, Inc. provides targeted advertising and Internet search solutions worldwide. It offers intranet solutions via an enterprise search appliance. The company's products and services include Google.com that offers Google Base, which lets content owners submit content that they want to share on Google Web sites; personalized homepage and search; and Google Video and YouTube that lets users find, upload, view, and share video content, as well as Web, image, book, and literature search. It offers communication, collaboration, and communities, such as Gmail that is Google's Web mail service that comes with built-in Google search technology for searching emails; orkut that enables users to search and connect to other users through networks of trusted friends; Blogger, a Web-based publishing tool that lets people publish to the Web using Weblogs; and Google Docs & Spreadsheets, which allow users to create, view, and edit documents and spreadsheets using a browser. The company also offers Google GEO that offers earth and local maps; Google Labs that tests product prototypes and solicits feedback on how the technology could be used or improved; and Google Mobile that lets people search and view both the mobile Web, consisting of pages created specifically for wireless devices, and the entire Google index, including products like Image Search. In addition, it offers AdWords, an online self-service program that enables advertisers to place text-based ads on Google Web sites; AdSense, a program through which Google distributes its advertisers' ads for display on the Web sites of its Google Network members; and Google Checkout, an online shopping payment processing system for consumers and merchants. Further, the company licenses its Web search technology along with Google AdSense service for search to companies. The company has a strategic alliance with America Online, Inc. Google was founded in 1998 and is headquartered in Mountain View, California. Yahoo! Inc. Yahoo! Inc. provides Internet services to users and businesses worldwide. It offers online properties and services to users; and various tools and marketing solutions to businesses. The company's search products include Yahoo! Search, Yahoo! Toolbar, and Yahoo! Search on Mobile, Yahoo! Local, Yahoo! Yellow Pages, and Yahoo! Maps that allow users to navigate the Internet and search for information from their computers or mobile devices. It also offers marketplace products that comprise Yahoo! Shopping, Kelkoo, and Yahoo! Auctions for shopping; Yahoo! Real Estate for real estate information; Yahoo! Travel, an online travel research and booking site and Yahoo! FareChase, a travel search engine; Yahoo! Autos to price and compare cars online; and Yahoo! Personals and Yahoo! Personals Premier for online dating. Yahoo! provides information products, such as Yahoo! News that aggregates news stories; Yahoo! Finance that offers financial resources; Yahoo! Food, an online food destination; Yahoo! Tech that offers information on consumer electronics; and Yahoo! Health, a healthcare destination. Its entertainment offerings comprise Yahoo! Sports, Yahoo! Music, Yahoo! Movies and Yahoo! TV, Yahoo! Games, and Yahoo! Kids; communications products include Yahoo! Mail and Yahoo! Messenger with Voice; and front door products comprise Yahoo! Front Page and My Yahoo!. In addition, it offers Yahoo! Broadband, Yahoo! Digital Home, Yahoo! Mobile, and Yahoo! PC Desktop to access its content and communities across Internet-enabled devices. Further, it provides Yahoo! HotJobs, an online recruitment solution; Yahoo! Small Business to purchase products on the Internet; and Yahoo! Local that offers businesses a service to post company information. It has strategic partnerships with Seven Network Limited; eBay; AT&T, Inc.; and Verizon Communications, Inc. The company was founded in 1994 and is headquartered in Sunnyvale, California. Monster Worldwide Inc. Monster Worldwide, Inc., the parent company of Monster, provides online employment solutions to Fortune 100 companies, small and medium-sized enterprises, and government agencies worldwide. It operates in two segments, Monster Careers and Internet Advertising & Fees. The Monster Careers segment offers online recruiting solutions and services, including searchable job postings, a resume database, and other career related content, as well as fee based premium career services to job seekers, which include resume writing, resume priority listing, and premium networking. It also enables employers and human resources professionals to post jobs, search its resume database, and utilize career site hosting and applicant tracking systems and other ancillary services. The Internet Advertising & Fees segment provides consumers with content services and offers services that help them to manage the development and direction of their current and future careers, while providing employers, educators, and marketers with media-driven solutions. It also offers services, such as lead generation, display advertising, and other products to consumers for a fee. This segment's primary customers include employers, schools, companies in the financial services sector, and marketers of various consumer products and services, including automotive, telecommunications, apparel, and entertainment. Monster Worldwide has a strategic alliance with The New York Times Company. The company was founded in 1967 and is headquartered in New York, New York. Selected Publicly-Traded Companies - WebMD Business Descriptions

ValueClick Inc. ValueClick, Inc. provides online advertising campaigns and programs for advertisers and advertising agency customers in the United States and Europe. It operates in four segments: Media, Affiliate Marketing, Comparison Shopping, and Technology. The Media segment provides a range of online media solutions in the categories of display/Web advertising, lead generation marketing, email marketing, search marketing, comparison shopping, and promotional and industry-focused online content to advertisers and advertising agencies. It also sells consumer products directly to end-user consumers through its own e-commerce Web sites. The Affiliate Marketing segment offers technology and services that enable advertisers to manage, track, and analyze a range of online marketing programs. The Comparison Shopping segment enables consumers to research and compare products from online or offline merchants using the company's technology. This segment gathers product and merchant data, and organizes them into a catalog on the Web sites along with reviews. The Technology segment provides technology infrastructure tools and services that enable advertisers and advertising agencies to implement and mange their online display advertising and email campaigns, and that assist online publishers with management of their Web site inventory. It also offers ASP delivering Web-based enterprise management systems to advertising agencies, marketing communications companies, public relations agencies, and other corporate advertisers. The company primarily serves direct marketers, brand advertisers, and the advertising agencies. It markets products and services primarily through direct marketing, print advertising, and online advertising, and ValueClick properties' Web sites, trade shows, and other media events. The company was founded in 1998 and is based in Westlake Village, California. CNET Networks Inc. CNET Networks, Inc., an interactive media company, builds and operates branded media properties. The company operates branded media properties in areas including technology; entertainment, such as films, games, and music; business; food; and parenting. The company's technology Web sites provide information on latest technology and consumer electronics products. Its entertainment Web sites provide show summaries, episode guides and downloads, biographies, photos, and news. The company's gaming Web sites provides gamers with game information for console, PC, and portable platforms, and its coverage includes previews and reviews on titles, news, live Web casts, online tournaments, game downloads, videos, guides, and hints, as well as operates an online gaming community. The company's music Web site offers free music tracks, music videos, exclusive interviews, live sessions, daily news, charts, and forums, as well as serves artists looking to promote their material online. Its movie Website features movie summaries, critical opinions, trailers, news, photos, actor and character guides, celebrity bios, theatrical and DVD release schedules, and box-office results. The company's business Web sites offer collections of business white papers, case studies, Webcasts, audiocasts, and other interactive content, as well as provide targeted email alerts and newsletters. Its business sites feature daily news, blogs, podcasts, white papers, Webcasts, editorial analysis, peer feedback, and ongoing research. The company offers online communities for food and drink enthusiasts and IT professionals, as well as offers online photo and video sharing communities, and a site targeting new and expectant mothers. It operates its Web sites under the CNET, GameSpot, MP3.com, ZDNet, TechRepublic, CHOW, and Urban Baby brand names. The company was founded in 1992 and is headquartered in San Francisco, California. Bankrate Inc. Bankrate, Inc. and its subsidiaries engage in the ownership and operation of an Internet-based consumer banking marketplace. The company's Web site, Bankrate.com aggregates information on mortgages, credit cards, automobile loans, money market accounts, certificates of deposit, checking and ATM fees, home equity loans, and online banking fees. It operates through two segments, Online Publishing, and Print Publishing and Licensing. The Online Publishing segment sells advertising, sponsorships, and hyperlinks in connection with the company's Web sites, Bankrate.com, Interest.com, FastFind.com, and Mortgage-calc.com. The Print Publishing and Licensing segment sells advertising in the mortgage guide, deposit, and CD guide rate tables; newsletter subscriptions; and licensing of research information. The company also provides financial applications and information to a network of distribution partners and through national and state publications. It reviews approximately 4,800 financial institutions in 575 markets in 50 states. Bankrate was founded in 1993 and is headquartered in North Palm Beach, Florida. Selected Publicly-Traded Companies - WebMD Business Descriptions

TechTarget, Inc. TechTarget, Inc. publishes integrated media that enable information technology (IT) marketers to reach targeted communities of IT professionals and executives in various phases of the technology decision-making and purchasing process. The company, through its Web sites, magazines, conferences, and ROI-focused lead management services, sells customized marketing programs that enable IT vendors to reach corporate IT decision makers who are researching specific IT purchases. It offers white papers, which are technical documents created by IT vendors to describe business or technical problems; Webcasts and podcasts; software package comparisons; dedicated emails; list rentals, which enable IT vendors to message relevant registered members on topics related to their interests; and contextual advertising programs. As of December 31, 2006, the company operated a network of 35 Web sites, which focuses on a specific IT sector, such as storage, security, networking, Windows and distributed computing, data center, CIO and IT management, enterprise applications, application development, and channel. TechTarget was founded in 1999. It was formerly known as Search Hitech.com, Inc. and subsequently changed its name to TechTarget.com, Inc. in 1999. Further, it changed its name to TechTarget, Inc. in 2003. The company is headquartered in Needham, Massachusetts. Dice Holdings, Inc. Dice Holdings, Inc. provides online recruiting and career development services. The company, through its career Web sites, serves as an online marketplaces where employers and recruiters find and recruit prospective employees, and professionals find relevant job opportunities and information. Its Web sites offer job listings, content, career development, and recruiting services to the specific needs of the professional community. The company primarily operates Dice.com in the United States for technology and engineering professionals, such as software engineers, systems administrators, database specialists, and project managers, as well as various technology and engineering professionals, and the companies that seek to employ them. It also operates eFinancialCareers.com for capital markets and financial services professionals, including investment banking, asset management, private equity, hedge fund, and other securities professionals. In addition, the company operates JobsintheMoney.com for accounting and finance professionals in the United States, ClearanceJobs.com for professionals with the active U.S. government security clearances, and CybermediaDice.com, a vertical career Web site for technology professionals in India. Further, it operates Targeted Job Fairs, a producer and host of career fairs and open houses focused primarily on technology and security-cleared candidates in the United States. The company was founded in 1991 and is headquartered in New York, New York. Move, Inc. Move, Inc. offers real estate listings and other content related information on the Internet. The company's Real Estate Services segment provides various advertising and software services, including enhanced listings, display advertising, customer relationship management applications, and Web site development and hosting. Its products include REALTOR.com that offers a suite of services, tools, and content of residential real estate transactions; Top Producer, a Web-based application that features client management, appointment and task scheduling, Internet lead distribution and follow-up, prospecting automation, comparative market analysis, customer presentations, and mobile data synchronization; and Move Rentals and Move New Homes, which indexes Web sites featuring rental and new home listing content, and present the indexed listings to consumers based on their search criteria, as well as offers services to enhance, promote, and supplement the listings. Its Move-Related Services segment provides advertising products and lead generation tools on its Web sites. Its products include Welcome Wagon, which offers local and national merchants the opportunity to reach movers through targeted direct mail services; Retail Advertising that provides graphical display advertisements, text links, sponsorships, and directories to advertisers; Homeplans, which offers consumers and building professionals the ability to browse Homeplans.com, and select, modify, and purchase new home designs and project plans; and Moving.com that provides consumers with quotes from moving companies, truck rental companies, and self-storage facilities, as well as other move-related information. The company was founded in 1993. It was formerly known as InfoTouch Corporation and changed its name to Homestore.com, Inc. in 1999. Later, it changed its name to Homestore, Inc. in 2002 and to Move, Inc. in 2006. Move, Inc. is headquartered in Westlake Village, California. Selected Publicly-Traded Companies - WebMD Business Descriptions

Marchex Inc. Marchex, Inc., a search and media company, focuses on search marketing, local search, and direct navigation. It offers a platform of integrated performance-based advertising and search marketing services. The company's platform enables merchants to market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories, and selected Web sites. Marchex provides various merchant advertiser technology services, such as feed management that delivers targeted advertiser listings into the Internet's search engines and product shopping engines; and bid management that enables merchant advertisers to track, monitor, and optimize the placement of performance-based search advertising campaigns across various search engines and pay-per-click networks. It also offers contextual targeting, which includes selling advertising placement on specialized vertical and branded Web sites, as well as on specific sections of a Web site advertising listings on a bid-for-click basis; pay-per-click targeting that enables merchant advertisers to market their products and services through targeted pay-per-click listings; and natural search engine optimization, which enables merchant advertisers to optimize attributes of its Web sites for indexing, listing, and inclusion in the editorial results of algorithmic search engines. In addition, Marchex provides outsourced search marketing platforms, which allow super-aggregator partners to directly sell performance-based advertising and search marketing technology services to its customers, such as yellow page or classified advertisers. The company was founded in 2003 and is headquartered in Seattle, Washington. TheStreet.com, Inc. TheStreet.com, Inc. provides financial news and ratings, business and investment content, and custom advertising solutions primarily targeting individuals, professionals, and advertisers in the United States. It serves its customers through multimedia distribution of advertising supported content and services, and paid subscriptions. The company offers proprietary information on stocks, mutual funds, exchange traded funds and financial institutions, including various insurers; HMOs; Blue Cross Blue Shield plans; banks; and savings and loans. TheStreet.com's proprietary network includes RealMoney.com, Stockpickr.com, TheStreet.com Ratings, TheStreet.com TV, and Promotions.com. The company was founded in 1996 and is based in New York, New York. The Knot, Inc. The Knot, Inc. provides multi-platform media services to the wedding and newly wed markets in the United States. The company's online services include the provision of information and useful resources to assist in the process of planning a wedding; interactive wedding planning tools, such as wedding checklists, wedding budgeters, guest list managers, calendars, and reminder services; personal wedding Web sites to convey the details of wedding celebration; and search tools to assist in the shopping for elements of a wedding. These services also comprise access to the local wedding market through online city and regional guides that host profiles for local vendors, such as reception halls, bands, florists, and caterers; membership and community participation; user generated content; an online registry aggregation service that offers couples and their guests one place to view their gift registries through a registry system; broadband video content; and newsletters and email updates. It operates online stores that sell wedding supplies directly to consumers through its integrated shopping destinations. Further, The Knot, Inc. owns and operates Web sites that offer services of interest for engaged couples. The company's offline services include the publication of The Knot Weddings' magazine that provides directories of wedding gowns, fine jewelry, china, home products, invitations, wedding supplies, honeymoon packages, and local wedding vendors; regional magazines, which include region-specific information on weddings within the market; and wedding books and lifestyle magazines. It also provides national and local advertisers with access to couples who seek information and advice, and make decisions relating to various aspects of their weddings. The Knot, Inc. was founded in 1996 and is headquartered in New York, New York. Selected Publicly-Traded Companies - WebMD Business Descriptions

Internet Brands, Inc. Internet Brands, Inc., an Internet media company, engages in building, acquiring, and enhancing branded Web sites in categories marked by high consumer involvement, strong advertising spending, and significant fragmentation in offline sources of consumer information. The company, through its network of approximately 40 Web sites, provides consumer information relating to automotive, travel and leisure, and home and home improvement sectors. Its network includes an automotive e-commerce Web site (CarsDirect.com); a network of online automotive enthusiast communities; Web sites in the travel and leisure category (Wikitravel.org and FlyerTalk.com); and home and home improvement Web sites (ApartmentRatings.com and DoItYourself.com). The company also licenses its content and Internet technology products and services to companies and individual Web site owners worldwide. Internet Brands also offers certain services directly to consumers, such as new car brokering. The company, formerly known as CarsDirect.com, Inc., was founded in 1998 and changed its name to Internet Brands, Inc. in 2005. Internet Brands is headquartered in El Segundo, California. Health Grades Inc. Health Grades, Inc., together with its subsidiaries, provides objective healthcare provider ratings and advisory services primarily in the United States. Its ratings address hospitals, nursing homes, and home health agencies. The company offers healthcare information, including information relating to quality of service and profile information on physicians. HealthGrades also offers physician-led quality improvement consulting engagements, and other quality improvement analysis and services for various hospitals, as well as provides basic profile information on various providers and facilities. In addition, the company offers programs that provide business development tools and marketing assistance for hospitals. Its programs primarily cover various clinical service lines, such as cardiac, orthopedics, vascular, pulmonary, neurosciences, gastrointestinal, critical care, general surgery, bariatric surgery, maternity care, and women's health. Further, the company provides online healthcare quality information for employers, benefits consulting firms, payers, and other organizations that license its Health Management Suite of products, including Hospital Quality Guide, Physician Quality Guide, Nursing Home Quality Guide, and Home Health Quality Guide. HealthGrades' customers include hospitals, employers, benefits consulting firms, payers, insurance companies, and consumers. The company, formerly known as Specialty Care Network, Inc., was founded in 1995. It changed its name to Healthgrades.com, Inc. in January 2000 and to Health Grades, Inc. in November 2000. The company is headquartered in Golden, Colorado. Ediets.com Inc. eDiets.com, Inc. engages in the development and marketing of Internet-based diet and fitness programs in North America and Europe. It offers online diet, fitness, and recipe programs. The company provides diet plans according to an individual's weight goals and food and cooking preferences, and includes the related shopping lists and recipes. It offers interactive online information, communities, education, and telephone and online support to subscribers of diet plans. The company also provides meal delivery service, which includes breakfast, lunch, and dinner, as well as snacks. In addition, it provides private label nutrition, fitness, and wellness programs to companies in the health insurance, pharmaceutical, and food industries, as well as sells advertising throughout its content assets, including diet, fitness, and healthy lifestyle-oriented Web sites. As of December 31, 2006, eDiets.com had approximately 118,000 subscribers. The company was founded in 1992 and headquartered in Fort Lauderdale, Florida. A.D.A.M. Inc. A.D.A.M., Inc. provides health information services and benefits management solutions to healthcare organizations, benefit brokers, employers, consumers, and educational institutions. It offers online products, which include health information, decision-support applications, benefits management solutions and enrollment services; and offline software applications for education markets that are designed to teach gross anatomy and human physiology to students. The company's online Health Management Platform includes the health information that is used for learning about general health concerns, specific diseases, medical conditions and treatments, surgical procedures, drug information, specialty health subjects, nutrition, and alternative medicines; and Health Risk Assessment Library that allows consumers to learn and make decisions about their health. Its Benefit Management Platform provides interactive content and applications that enable employees to understand the benefits provided by the employer, enroll in the optional plans, and obtain up-to-date information on their plans and other employer sponsored programs. The company also provides Broker Management Platform, which is used by insurance brokers to assist in running their offices, track commissions from their sales, and manage communications with their employer clients. The company sells its Health Management Platform through licensing agreements to hospitals, health plans, integrators, pharmaceutical companies, care management vendors, health-oriented Internet Web sites, healthcare technology companies, and employers. It sells the Benefit and Broker Management Platforms primarily through licensing agreements with benefit brokers for base products. In addition, the company offers professional services, such as implementation, requirements specification, testing, and knowledge management/training services. The company was founded in 1990 and is headquartered in Atlanta, Georgia. Selected Publicly-Traded Companies - WebMD Business Descriptions

B. Selected Publicly-Traded Companies Business Descriptions - Porex

Pall Corp. Pall Corporation, together with its subsidiaries, manufactures and markets filtration, purification, and separation products and integrated systems solutions worldwide. It operates in five segments: Medical, BioPharmaceuticals, General Industrial, Aerospace, and Microelectronics. The Medical segment sells disposable blood filtration and cardiovascular filtration products primarily to blood centers and hospitals. This segment also offers products used in research laboratories in drug discovery, gene manipulation, and proteomics applications. The BioPharmaceuticals segment provides separation systems and disposable filters primarily to pharmaceutical and biotechnology companies for use in the development and commercialization of synthetically and organically derived drugs and vaccines. It offers filtration solutions for each critical stage of drug development through drug production. The General Industrial segment sells filters, coalescers, and separation systems for hydraulic, fuel, and lubrication systems on mechanical equipment to producers of oil, gas, electricity, chemicals, food and beverages, municipal and industrial water, and paper. The Aerospace segment provides filtration and fluid monitoring equipment to the aerospace industry for use in commercial and military aircraft, including hydraulic, lubrication, and fuel filters; coalescers to remove water from fuel; filters to remove viruses from aircraft cabin air and filter monitoring systems. This segment's products and systems are also used in ships and land-based military vehicles. The Microelectronics segment sells disposable filtration products to the semiconductor, data storage, fiber optic, display, and materials markets. This segment provides a suite of contamination control solutions for chemical, gas, water, chemical mechanical polishing, and photolithography processes for the microelectronics industry. Pall Corporation was incorporated in 1946 and is headquartered in East Hills, New York. Millipore Corp. Millipore Corporation, a life science company, provides technologies, and tools and services that facilitate discovery, development, and production of therapeutic drugs, vaccines, and detection tools worldwide. It operates in two segments, Bioprocess and Bioscience. The Bioprocess segment develops, manufactures, and sells consumable products and hardware, as well as provides related services used principally in the development and manufacturing of therapeutic products. This segment's customers include research departments at biotechnology and pharmaceutical companies, life science research companies, private and public research laboratories, hospitals and clinical laboratories, and clinical research organizations, as well as environmental, industrial, and other analytical laboratories. The Bioscience segment manufactures and sells instrumentation, consumable products and services used in drug discovery and other laboratory applications. This segment serves pharmaceutical companies, biotechnology companies, contract drug manufacturers, diagnostics and medical device companies, beverage companies, and environmental testing companies. The company sells its products through its direct sales force, Web site, and independent distributors. It has an alliance with Gen-Probe Incorporated to develop process monitoring tools for the biopharmaceutical manufacturing market. The company was founded in 1954 and is headquartered in Billerica, Massachusetts. Pentair Inc. Pentair, Inc. operates as a diversified industrial manufacturing company in the United States. It operates in two segments, Water and Technical Products. The Water segment manufactures and markets products and systems used in the movement, treatment, storage, and enjoyment of water. Its products include light duty diaphragm pumps, turbine pumps, and solid handling pumps for water and wastewater applications, and agricultural spraying; pressure tanks for residential applications; and various commercial and residential pool/spa equipment and accessories, including pumps, filters, heaters, lights, automatic controls, automatic pool cleaners, commercial deck equipment, barbeque deck equipment, aquatic pond products and accessories, pool tile and interior finishing surfaces, maintenance equipment, spa/jetted tub hydrotherapy fittings, and pool/spa accessories. This segment also manufactures control valves, filtration components, tanks, pressure vessels, and specialty dispensing pumps for use in the residential, commercial, foodservice, recreation vehicles, marine, and aviation sectors. The Water segment distributes its products through wholesale distributors, retail distributors, original equipment manufacturers, and home centers. The Technical Products segment designs, manufactures, and markets custom enclosures that protect sensitive electronics and electrical components, thermal management products, and accessories. Its products include metallic and composite enclosures, cabinets, cases, subracks, backplanes, heat exchangers, and blowers, which are used in the industrial machinery, data communications, networking, telecommunications, test and measurement, automotive, medical, security, defense, and general electronics sectors. This segment sells its products through original equipment manufacturers, electrical and data contractors, and electrical and electronic components distributors. Pentair was founded in 1966 and is headquartered in Golden Valley, Minnesota. Selected Publicly-Traded Companies - Porex Business Descriptions - Porous

Bemis Co. Inc. Bemis Company, Inc. engages in the manufacture and sale of flexible packaging products and pressure sensitive materials primarily in the United States, Canada, South America, Europe, Asia Pacific, and Mexico. The company's Flexible Packaging segment manufactures a range of consumer and industrial packaging, which include multilayer flexible polymer film structures and laminates, blown and cast stretch film products, carton sealing tapes and application equipment, custom thermoformed plastic packaging, multiwall and single-ply paper bags, printed paper roll stock, and bag closing materials. Its Pressure Sensitive Materials segment manufactures pressure sensitive materials for label, graphic, and technical markets. Its label market products include narrow-Web rolls of pressure sensitive paper, film, and metalized film printing stocks used in high-speed printing and die-cutting of primary package labeling; secondary or promotional decoration; and for high-speed, high-volume data processing stocks, bar code labels, and laser printing applications. This segment's graphic market products include pressure sensitive papers and films used for decorative signage through computer-aided plotters, digital and screen printers, and photographic overlaminate and mounting materials. Its technical market products comprise micro-thin film adhesives used in delicate electronic parts assembly and pressure sensitive's utilizing foam and tape based stocks to perform fastening and mounting functions. Bemis Company serves food and beverage, agribusiness, processed and fresh meat, liquids, frozen foods, cereals, snacks, cheese, coffee, electronics, automotive, construction, medical, pharmaceuticals, and other consumer goods markets. The company, formerly known as Bemis Bro. Bag Company, was founded in 1858. It changed its name to Bemis Company, Inc. in 1965. Bemis Company is based in Neenah, Wisconsin. CLARCOR Inc. CLARCOR, Inc. provides filtration products and services to customers worldwide. Its Engine/Mobile Filtration segment manufactures oil, air, fuel, coolant, transmission, and hydraulic fluid filters used on engines, as well as in various mobile equipment applications. The company's Industrial/Environmental Filtration segment offers process filtration products, air filtration products, and systems used to maintain high interior air quality and to control exterior pollution. The process filtration products comprise specialty industrial process liquid filters; filters for pharmaceutical processes and beverages; filtration systems for aircraft refueling, anti-pollution, sewage treatment and water recycling; bilge separators; sand control filters for oil and gas drilling; and woven wire and metallic products for filtration of plastics and polymer fibers. The air filtration products represent a line of air filters and cleaners, including anti-microbial treated filters and electronic air cleaners. This segment's products are used in commercial and residential buildings, and in various industrial facilities. The company sells its engine/mobile and industrial/environmental filtration products through a combination of independent distributors, dealers for original equipment manufacturers, and retail stores; and directly to truck and equipment fleet users, manufacturing companies, and contractors. CLARCOR's Packaging segment manufactures metal and plastic containers and closures, as well as shells for dry batteries, film canisters, candles, spools for insulated and fine wire, and custom decorated flat metal sheets. The company sells these packaging products directly to consumer and industrial packaging customers. The company was formerly known as J.L.Clark Manufacturing Company. CLARCOR was founded in 1904 and is headquartered in Franklin, Tennessee. Polypore International Inc. Polypore International, Inc., together with its subsidiaries, engages in the development, manufacture, and marketing of specialized micro-porous membranes used in separation and filtration processes. It operates in two segments, Energy Storage and Separations Media. Energy Storage segment engages in developing, manufacturing, and marketing polypropylene and polyethylene monolayer and multilayer membrane separators for lithium batteries that are used in consumer electronics devices, such as mobile phones, portable audio/visual devices, laptop computers, cameras, and power tools. This segment also offers polymer-based membrane separators for lead-acid batteries, which are used in automobiles and other motor vehicles, as well as in industrial battery applications, such as forklifts, submarines, and uninterruptible power supply systems. Separation Media segment engages in developing, manufacturing, and marketing filtration membranes and modules, which are used in healthcare, industrial, and specialty filtration applications. This segment also provides membranes for hemodialysis, blood oxygenation, and plasmapheresis applications. Polypore International sells its products and services primarily to manufacturers and converters in North America, South America, western Europe, and Asia. The company is headquartered in Charlotte, North Carolina. Selected Publicly-Traded Companies - Porex Business Descriptions - Porous

Filtrona plc Filtrona plc provides specialty plastic and fiber products worldwide. It operates through two segments, Plastic Technologies and Fiber Technologies. The Plastic Technologies segment produces, sources, and distributes protection and finishing products, self-adhesive tear tapes, and security products, as well as well as customized plastic extrusions and packaging items for consumer products. These products include protection and finishing products for general protection, masking, electrical, fastening, security, and finishing applications; self-adhesive tear tape and coated film products for use in brand promotion, document authentication, personal identification, and other security applications, including track and trace technology; and thermoplastic profile, sheet, and specialty tubes for applications, including lighting, fencing, signs and displays, refrigeration, medical, and traffic control. The Fiber Technologies segment produces and supplies special filters for cigarettes, and bonded fiber products, such as reservoirs and wicks for writing instruments and printers, household products, and medical devices. This segment's products comprise plastic packaging sets for the cosmetic and personal care, pharmaceutical, food, and chemical industries; cigarette filters; and bonded fiber components used in a range of consumer disposable products, including writing instruments, inkjet printer reservoirs, medical devices, and air fresheners. Filtrona plc is headquartered in Milton Keynes, the United Kingdom. Sartorius AG Sartorius AG, together with its subsidiaries, provides laboratory and process technology in Europe, North America, Asia Pacific, and internationally. It operates in two segments, Biotechnology and mechatronics. The Biotechnology segment offers filtration and separation products, bioreactors, and fermenters. The mechatronics segment manufactures equipment and systems, which feature weighing, measurement, and automation technology for laboratory and industrial applications, as well as hydrodynamic bearings. The company serves the pharmaceutical, chemical, and food and beverage industries, as well as various research and educational institutes of the public sector. Sartorius has alliances with Respironics, Inc., ProMetic, Inc., and Wave Biotech AG. The company, formerly known as Feinmechanische Werkstatt F. Sartorius, was founded in 1870 and is headquartered in Goettingen, Germany. Porvair plc Porvair plc operates as a filtration and environmental technology company. It offers high temperature filters that are an integral part of the gas production process to remove particulate from the gas stream in the coal gasification industry. The company is also developing a range of porous metals, such as Metpore that can be made in various alloys, various shapes, and with a variety of densities and porosities used in diesel exhausts. It also produces bi-polar plates for the fuel cell industry; and laboratory filter systems for use in the pharmaceutical and drug industries. Porvair's treated porous plastic products are used in various applications, including diagnostic devices, laboratory testing kits, medical devices, and pharmaceutical production. In addition, the company provides Metflame metal foam, an infra-red emitter that is suitable for industrial drying, cooking, and heating applications. Further, it offers ceramic filters to remove small inclusions from molten metal and to filter cast house aluminum for applications in the automotive parts, beverage cans, and aerospace turbine blades. The company designs and manufactures aerospace filtration systems, including filtration components and assemblies for contamination control in hydraulic, fuel, lubrication, and air systems; and filters to protect sub-systems, such as flight controls, fuel management, thrust reversers, braking and steering, power generation, and air intakes in aircraft, helicopters, military vehicles, and spacecraft. It offers its products in the United Kingdom, Continental Europe, the Americas, Asia, Australasia, and Africa. Porvair is based in Kings Lynn, the United Kingdom. Selected Publicly-Traded Companies - Porex Business Descriptions - Porous

Stryker Corp. Stryker Corporation engages in the development, manufacture, and marketing of orthopedic products and medical specialties in the United States. It operates in two segments, Orthopedic Implants and MedSurg Equipment. The Orthopedic Implants segment sells orthopedic reconstructive, trauma, spinal, and craniomaxillofacial implant systems, trauma implant systems, joint replacement products, knee implant systems, hip implant systems, bone cement, and the bone growth factor OP-1 products. The MedSurg Equipment segment offers surgical equipment; surgical navigation systems; endoscopic, communications, and digital imaging systems; and patient handling and emergency medical equipment. The company also provides physical, occupational, and speech therapy services to patients recovering from orthopedic or neurological illness and injury. Stryker sells its products through local dealers and a direct sales force to hospitals, health-care facilities, and doctors. It also has operations in Europe and Japan, as well as in the Pacific region, Canada, Latin America, and the Middle East. The company was founded in 1941 and is headquartered in Kalamazoo, Michigan. Zimmer Holdings Inc. Zimmer Holdings, Inc. and its subsidiaries engage in the design, development, manufacture, and marketing of reconstructive orthopedic implants in the United States and internationally. The company offers orthopedic implants, dental implants, spinal implants, trauma products, and related orthopedic surgical products. Its reconstructive orthopedic implants restore joint function lost due to disease or trauma in joints, such as knees, hips, shoulders, and elbows. Zimmer Holdings' dental reconstructive implants restore function and aesthetics in patients that have lost teeth due to trauma or disease. Its spinal implants are used by orthopedic surgeons and neurosurgeons in the treatment of degenerative diseases, deformities, and trauma. The company's trauma products are used to reattach or stabilize damaged bone and tissue to support the body's natural healing process. Zimmer Holdings' related orthopedic surgical products comprise supplies and instruments designed to aid in orthopedic surgical procedures and post-operation rehabilitation. Its customers include musculoskeletal surgeons, neurosurgeons, oral surgeons, dentists, hospitals, distributors, and healthcare dealers. The company sells its products directly, as well as through stocking distributors and healthcare dealers. Zimmer Holdings was founded in 1927 and is headquartered in Warsaw, Indiana. Synthes Inc. Synthes, Inc., a medical device company, engages in the development, production, and marketing of instruments, implants, and biomaterials for the surgical fixation, correction, and regeneration of the human skeleton and its soft tissues. It offers trauma implants and instruments, such as plates, screws, cannulated screws, intramedullary nails, and a range of external fixators, as well as products for the hip and condyles used for the surgical treatment of fractures; deformities; and tumor diseases of long bones, the shoulder, the hand, the foot, and the pelvis. The company provides spine portfolio of covers products, including various solutions for cervical, thoracic, and lumbar spine for the treatment of degenerative instabilities, fractures, tumors, and deformities. It also offers cranio-maxillofacial implants for the operative treatment of fractures of mandible, mid-face, and skull; reconstruction of bones following tumor resections; and correction of deformities. In addition, the company provides distraction devices; biomaterials, such as Norian CRS Fast Set Putty and PolyMax; and implants for neurosurgery. Further, it designs and manufactures surgical power tools, such as air and battery driven drill systems, reamers, and saws, as well as versatile systems, including Electric Pen Drive, Colibri, Battery Power Line, Air Power Line, Compact Air Drive, Power Drive, and MicroDrive plus. Additionally, Synthes offers biomaterials, including a paste to fill bony defects in the body; an implant for young children that resorbs slowly after the body's bones have healed; and dematerialized human bone that allows bony defects to heal more rapidly. It sells its products primarily in North America, Europe, and Asia Pacific. The company was formerly known as Synthes-Stratec, Inc. and changed its name to Synthes, Inc. in 2004. The company is based in Solothurn, Switzerland. Selected Publicly-Traded Companies - Porex Business Descriptions - Surgical

Smith & Nephew plc Smith & Nephew plc develops and manufactures various medical devices. The company offers reconstruction implants that include hip, knee, and shoulder joints; and ancillary products, such as bone cement and mixing systems used in the cemented reconstruction joint surgery. It also offers trauma products, which comprise internal and external fixation devices, and orthobiological materials used in the stabilization of fractures and deformity correction procedures; and clinical therapies, which comprise products applied in clinic settings and bone growth stimulations, and joint fluid therapy. In addition, Smith & Nephew provides endoscopic techniques, educational programs, and value-added services for surgeons to treat and repair soft tissue, articulating joints, and vascular structures. It offers surgeons endoscopic technologies for surgery, including specialized devices, fixation systems, and bioabsorbable materials to repair damaged tissue; fluid management and insufflation equipment for surgical access; digital cameras, digital image capture, central control, multimedia broadcasting, light sources, and monitors to assist with visualization; and radiofrequency wands, electromechanical and mechanical blades, and hand instruments for resecting damaged tissue. Further, Smith & Nephew offers initial wound bed preparation and wound closure products targeted at chronic wounds. The company sells its products to medical and surgical service providers worldwide. It has a strategic alliance with Q-MED AB to develop and commercialize Q-MED's proprietary technology for the production of stabilized non-animal hyaluronic acid for the management of orthopedic conditions and diseases. Smith & Nephew also has a research collaboration with MIV Therapeutics, Inc. to develop coatings and drug delivery systems for orthopedic devices. The company was founded in 1856 and is headquartered in London, the United Kingdom. Orthofix International NV Orthofix International N.V. engages in the design, development, manufacture, marketing, and distribution of medical equipment for the orthopedic applications. Its products include invasive and minimally invasive spinal implant products and related biologics; non-invasive stimulation products for spinal fusions and the treatment of non-union fractures; external and internal fixation devices used in fracture treatment, limb lengthening, and bone reconstruction; and bracing products used for ligament injury prevention, pain management, and protection of surgical repair. The company also offers a device for enhancing venous circulation; cold therapy; other pain management products; bone cement and devices for removal of the bone cement used to fix artificial implants; and airway management products used in anesthesia applications. It offers its products for the spine, orthopedics, sports medicine, and vascular market sectors. Orthofix International markets its products through independent distributors in the United States, the United Kingdom, Italy, Germany, Switzerland, Austria, France, Belgium, Mexico, Brazil, and Puerto Rico. The company was founded in 1979 and is based in Curacao, the Netherlands Antilles. Wright Medical Group Inc. Wright Medical Group, Inc., through its subsidiaries, operates as an orthopedic medical device company in the United States. It designs, manufactures, and markets reconstructive joint devices and biologics products. The company's reconstructive joint devices include Knee System, Double-High Knee Tibial Insert component that prevents paradoxical motion through medial-pivoting articulation, and Technology product; patented modular neck systems, which allows surgeons to adjust implant positioning during surgery, and Acetabular System and Limb Salvage System; and extremity products, including Modular Radial Head system, Foot and Ankle System, Distal Radius Plating Systems, and intramedullary wrist fracture repair system, as well as finger and toe joint replacement products, and Carpometacarpal Implant for the hand, wrist, elbow, shoulder, foot, and ankle. Wright Medical's biologics products focus on biological musculoskeletal repair, and include synthetic and human tissue-based materials comprising soft tissue repair and containment membranes, injectable tissue-based bone graft substitutes, and synthetic bone graft substitutes. Its biologics products are used to replace damaged or diseased bone, to stimulate bone growth, and to provide biological solutions for surgeons and their patients. The company offers its products through independent distributors, sales associates, and sales representatives. Wright Medical also operates in Europe, Asia, Africa, South America, and Australia. The company was founded in 1950 and is headquartered in Arlington, Tennessee. Selected Publicly-Traded Companies - Porex Business Descriptions - Surgical

Symmetry Medical, Inc. Symmetry Medical, Inc. engages in the design, development, and production of implants and related instruments for orthopedic device manufacturers. It offers orthopedic implants, which are used in reconstructive surgeries to replace or repair hips, knees, and other joints, such as shoulders, ankles, and elbows; trauma implant systems that are used primarily to reattach or stabilize damaged bone or tissue while the body heals; and spinal implant products, including plates and screws for the treatment of degenerative diseases, deformities, and injuries in various regions of the spine. The company also provides surgical instruments, such as knee cutting blocks, osteotome revision systems, and reamers and retractors used in hip, knee, and shoulder reconstruction procedures, as well as in spinal, trauma, and other implant procedures. In addition, it produces orthopedic cases designed to store, transport, and arrange surgical instruments and related implant systems for orthopedic device manufacturers; endoscopy cases for endoscope sterilization; dental cases used in dental implant and general dental procedures; and other cases for arthroscopy, osteobiologic, endoscopy, cardiovascular, ophthalmology, diagnostic imaging, and ear, nose, and throat procedures. Further, the company offers net shaped aerofoils and nonrotating aircraft engine forgings for the aerospace industry. Symmetry Medical operates in the United States, the United Kingdom, Ireland, and internationally. The company was founded n 1976 and is headquartered in Warsaw, Indiana. Exactech Inc. Exactech, Inc. engages in the development, manufacture, marketing, distribution, and sale of orthopedic implant devices, related surgical instrumentation, and biologic services to hospitals and physicians in the United States and internationally. Its joint replacement products are used by orthopedic surgeons to repair or replace joints that have deteriorated as a result of injury or disease. The company's product portfolio comprises Optetrak knee system, designed to improve the movement of the knee cap; AcuMatch Integrated Hip System, designed for hip replacement; and other products that enable healing and regeneration of bone and wound tissue. Its products also include AcuDriver Automated Osteotome System, an air-driven impact hand piece that assists surgeons during joint implant revision procedures by aiding in removal of failed prostheses and bone cement; link surgical instrumentation that are used in various orthopedic procedures, including shoulder, knee, spine, foot, ankle, and hip arthroplasty; and Cemex bone cement system, which features a self-contained delivery system. Exactech markets its products through independent sales agencies, direct sales representatives, and domestic distributors. It has strategic alliances with Waldemar Link GmbH & Co. and Tecres, S.p.A. The company was founded in 1985 and is headquartered in Gainesville, Florida. Selected Publicly-Traded Companies - Porex Business Descriptions - Surgical

C. Selected Publicly-Traded Companies Business Descriptions - ViPS

Electronic Data Systems Corp. Electronic Data Systems Corporation delivers a portfolio of information technology and business process outsourcing services worldwide. The company offers infrastructure services, such as hosting, workplace (desktop), storage, security and privacy, and communications services. It also provides applications services, which include applications development services, such as custom application development, application testing, mobile applications, workforce enhancement, and enterprise application integration; application management services, including outsourcing support for specific applications or entire applications portfolios, ongoing management, applications rationalization, content management integration, and legacy application migration services; integrated applications services, such as business intelligence services, portals and dashboards services, Web services, and enterprise applications integration services; and industry-specific application solutions. In addition, the company offers business process outsourcing services, including customer relationship management, human resources, and finance and accounting services, as well as fiscal agent services; decision support services; fraud, waste, and abuse protection services; integrated pharmacy services; Health Insurance Portability and Accountability Act compliance services; immunization registry and tracking services; and case management services. Further, Electronic Data Systems provides payment card utility services, which enable banks and other credit providers to manage card services. It serves manufacturing, financial services, healthcare, communications, energy, transportation, and consumer and retail industries, as well as governments. The company was founded in 1962 and is based in Plano, Texas. SAIC, Inc. SAIC, Inc. provides scientific, engineering, systems integration, and technical services and solutions to the United States military, agencies of the U.S. Department of Defense, the intelligence community, the U.S. Department of Homeland Security, and other U.S. Government civil agencies. The company operates in two segments, Government and Commercial. The Government segment offers technical services and solutions to the U.S. Federal, state, and local government agencies, and foreign governments in the areas of defense, intelligence, homeland security, logistics and product support, systems engineering and integration, and research and development. The Commercial segment provides technology-driven consulting, systems integration, and outsourcing services and solutions for oil and gas exploration and production; applications and information technology infrastructure management for utilities; and data lifecycle management for pharmaceuticals. The company was founded in 1969 and is headquartered in San Diego, California. Affiliated Computer Services, Inc. Affiliated Computer Services, Inc. provides business process outsourcing (BPO) and information technology (IT) services to commercial and government clients in the United States. Its Commercial segment provides BPO services, including administration services, such as healthcare claims processing and related consulting, mailroom services, and records management; human resources, such as benefit claims processing, benefit and other human resources consulting, employee services call centers, defined benefit, defined contribution and health and welfare benefits administration, employee relocation, training administration and learning, payroll services, vendor administration, employee assistance program administration, actuarial services, and human resource advisory services; finance and accounting, such as revenue/invoice accounting, disbursement processing, expense reporting, procurement, payroll, cash management, fixed asset accounting, tax processing, and general ledger; customer care services; and payment services, such as loan origination and servicing, and clearinghouse services. This segment also offers IT services solutions, systems integration services, and human resources consulting services, as well as IT consulting services to the healthcare industry. The company's Government segment service Federal student loans through its relationship with the U.S. Department of Education; provides transportation services, including electronic toll collection, fare collection for transit systems, off-street parking systems, motor vehicle services, commercial vehicle operations, and roadside enforcement programs; designs, develops, implements, and operates healthcare programs and the supporting IT solutions; provides unclaimed property collection services; and offers government and community solutions. It has strategic alliance with UBS Global Asset Management. Affiliated Computer Services was founded in 1971 and is headquartered in Dallas, Texas. Selected Publicly-Traded Companies - ViPS Business Descriptions - Government

CGI Group, Inc. CGI Group, Inc., together with its subsidiaries, operates as an information technology (IT) and business process services company. The company's service offerings include a range of IT and management consulting services, including business transformation, IT strategic planning, business process engineering, and systems architecture; integration and customization of technologies and software applications to create IT systems; and outsourced services for the management of IT and business functions that include development and integration of new projects and applications, applications maintenance and support, technology management, and transaction and business processing for the financial services sector, as well as other services, such as payroll and document management services. It provides services to clients in the financial services, manufacturing, retail and distribution, governments and healthcare, and telecommunications and utilities sectors worldwide from offices in Canada, the United States, Europe, and the Asia Pacific, as well as from centers of excellence in North America, Europe, and India. The company was founded in 1976 and is headquartered in Montreal, Canada. CACI International Inc. CACI International, Inc., along with its subsidiaries, provides information technology and communications solutions worldwide. It has four areas of service offerings: Systems Integration, Managed Network Services, Knowledge Management, and Engineering Services. Systems Integration services include planning, designing, implementing, and managing solutions that resolve specific technical or business needs; extracting core business logic from existing systems and preserving it for migration to modern environments; helping clients visualize possible changes in processes and systems before implementation; and Web-enabling systems and applications. Managed Network services comprise planning and building voice, video, and data networks; managing network communication infrastructures; operating network systems, including monitoring codes, traffic, security, and fault isolation and resolution; and assuring that information is secure from unauthorized interception and intrusion during its storage and transmission. Knowledge Management services provide information management tools and enabling technologies, including Internet-based user interfaces, commercial off-the-shelf software, and workflow management systems. Engineering services offerings enable clients to standardize and improve the way they manage the logistical life cycles of systems, products, and material assets. Its services also include acquisition support, prototype development and integration, software design and integration, systems life extension, and training in the use of analytical and collaboration tools for the U.S. intelligence community. The company provides its services for U.S. national defense, intelligence and civilian agencies, agencies of foreign governments, state and local governments, and commercial enterprises. The company, formerly known as CACI Worldwide, Inc., was founded in 1962 and is headquartered in Arlington, Virginia. Perot Systems Corp. Perot Systems Corporation provides information technology services and business solutions worldwide. It offers infrastructure services, applications services, business process services, and consulting services. Its infrastructure services include data center and systems management; Web hosting and Internet access; desktop solutions; messaging services; program management; hardware maintenance and monitoring; and network management, including VPN services, service desk capabilities, physical security, network security, and risk management. Its applications services comprise application development and maintenance, such as development and maintenance of custom and packaged application software for customers, application systems migration and testing, quality assurance functions on custom applications, application assessment and evaluation, hardware and architecture consulting, systems integration, and Web-based services. The company's business process services include product engineering, claims processing, life insurance policy administration, call center management, payment and settlement management, security and services, as well as engineering support and other technical and administrative services. Its consulting services include strategy consulting, enterprise consulting, technology consulting, and research. Perot Systems serves banking, insurance, healthcare, manufacturing, telecommunications, travel and energy, as well as defense and other governmental agencies. The company was founded in 1988 and is headquartered in Plano, Texas. Selected Publicly-Traded Companies - ViPS Business Descriptions - Government

ManTech International Corp. ManTech International Corporation provides technologies and solutions for national security programs in the United States and internationally. It offers systems engineering, systems integration, software services, enterprise architecture, information assurance and security architecture, intelligence operations and analysis support, network and critical infrastructure protection, information operations and computer forensics, information technology, and communications integration and engineering support. The company also delivers information technology, technical, and other services; and solutions for enterprise information technology and communication systems through secure systems and infrastructure, information technology, and systems engineering. ManTech International's secure systems and infrastructure solutions include intelligence operations and analysis support, secrecy management and program security architecture, information assurance, and communication systems and infrastructure support. The company's information technology solutions consist of enterprise systems engineering, information operations, enterprise application solutions, secure collaboration, and systems/network maintenance services. Its systems engineering solutions comprise systems engineering services, testing and evaluation, and independent validation and verification. ManTech International offers its products and services to U.S. Federal government intelligence, military and civilian agencies, state and local governments, and commercial customers. The company was founded in 1968 and is headquartered in Fairfax, Virginia. SRA International Inc. SRA International, Inc. provides technology and strategic consulting services and solutions in the United States. The company offers strategic consulting; systems design, development, and integration; and outsourcing and managed services. Its strategic consulting services include assessment of current operations, development of targeted strategies and plans for improvement, definition of key priorities and accountabilities, and design of enterprise architectures that capitalize on client investments in legacy systems. The company's systems design, development, and integration services consist of project management, systems design, network and systems integration, data analysis and integration, security engineering, software development, database design and development, and independent test and evaluation. Its outsourcing and managed services comprise supporting clients with operations management services, manage clients applications and networks, or operate all of their business processes, consolidate and modernize existing infrastructures, and improve customer service. SRA International also develops business solutions for contingency and disaster response planning, information assurance, business intelligence, privacy protection, enterprise architecture, infrastructure management, and wireless integration. It offers its services primarily to clients in national security, civil government, and health care and public health markets. The company was founded in 1976. It was formerly known as Systems Research and Applications Corporation and changed its name to SRA International, Inc. in 1984. The company is headquartered in Fairfax, Virginia. MAXIMUS Inc. MAXIMUS, Inc. provides consulting, systems solutions, and operations program management services to state and local government agencies, Federal agencies, and commercial customers in the United States. It operates in three segments: Consulting, Systems, and Operations. The Consulting segment provides financial consulting services, such as assisting states, local agencies, and schools in obtaining Federal funding reimbursements for their programs; management consulting services to airports and local government entities; financial analysis, fiscal management, and billing services; and management and information technology consulting services to state, county, and local government agencies. The Systems segment designs and implements its proprietary software and third party software solutions. It offers software solutions that enable organizations to manage their asset infrastructure, and fuel management and distribution for fleet and transit organizations; school management services, technical support, and software tools; security solutions to Federal and state customers; and enterprise resource planning solutions; as well as develops, implements, and supports case management, docketing, scheduling, and report generating software for state and local court systems. The Operations segment provides outsourcing, consulting, and system support services to state and local child support programs. It also offers health dispute resolution services to Federal agencies; administrative support for publicly funded health services and health insurance programs; and management of government workforce-centered service programs. MAXIMUS also operates in Canada, Australia, Israel, and the United Kingdom. The company was founded in 1975 and is based in Reston, Virginia. Selected Publicly-Traded Companies - ViPS Business Descriptions - Government

Stanley, Inc. Stanley, Inc., together with its subsidiaries, provides information technology (IT) services and solutions to the United States defense and Federal civilian government agencies. It offers its solutions to support their needs at various stages of program, product development, or business lifecycle through five services areas, which include systems engineering, enterprise integration, operational logistics, business process outsourcing, and advanced engineering and technology. The company's systems engineering services primarily include systems design and enterprise architecture development; software engineering and development; security engineering and information assurance; command and control, and C4ISR engineering and integration; network and IT infrastructure engineering; and independent verification and validation. Stanley's enterprise integration services consist of business process development and workflow automation; COTS software integration; enterprise content management; enterprise application integration; e-government and e-business solutions; and ERP blueprinting, configuration, and implementation. Its operational logistics services include logistics engineering; logistics business systems; training program support; supply management and warehouse operations; maintenance engineering; documentation and e-manual development; and large-scale military deployment planning and embarkation support. The company's business process outsourcing services comprise business process development; program and project management; functional analysis; and developmental and operational test and evaluation. Stanley's advanced engineering and technology service offerings comprise sensor integration; service-oriented architectures; microsystems design/development; fiber/electro optics; microelectronics; and domain and situational awareness. The company was founded in 1966 and is headquartered in Arlington, Virginia. SI International, Inc. SI International, Inc. provides information services, technology, and network solutions primarily to the Federal government. The company provides solutions in various practice areas, including program management and acquisition support, which assists clients with initiating, assembling, executing, and managing various sizes of acquisition programs, such as acquisition strategies, government required documentation, and solicitation packages, as well as source selections and contract management support; integrated solutions development that focuses on the integration of commercial-off-the-shelf products with custom software engineering; and information security, which delivers analyses, methods, and technologies that enable clients to secure their information against unauthorized access and service disruption. It also provides records management services that specialize in application processing, data entry, case and file management, large scale identification and credentialing systems, call center support, and analytical support services; learning solutions, which design, develop and deliver learning and performance interventions to meet the client's individual and organizational performance needs and manage change; and systems engineering that delivers mission and requirements analysis, enterprise/operational architecture modeling and development, system application and development, system design, validation and verification, integrated logistics support, life cycle engineering, and complex simulation. In addition, SI International offers network solutions comprising the design, engineering, deployment, and management of a range of networked communications and infrastructure solutions; and mission-critical outsourcing solutions, which use domain expertise to operate clients' systems and processes vital to their businesses. The company, formerly known as SI International, Incorporated, was founded in 1998 and is based in Reston, Virginia. Dynamics Research Corp. Dynamics Research Corporation provides information technology, engineering, logistics, and other consulting services to Federal defense, and civil and state agency customers. It operates in two divisions: Systems and Services, and Metrigraphics. The Systems and Services division offers solutions, including designing, developing, operating, and maintaining business intelligence systems; business transformation services; defense program acquisition management services; training and performance support systems and services; automated case management systems; and IT infrastructure services. The Metrigraphics Division develops and produces components for original equipment manufacturers in the computer peripheral device, medical electronics, and telecommunications industries focusing on photolithography, thin film deposition of metals and dielectrics, and electroforming. These technologies are used in various applications, including inkjet printer cartridge nozzle plates and hard drive test devices; medical applications for micro-flex circuits used in angioplasty and for blood testing; electrical test device for application in flexible interposers and 3-D microstructures; and devices used in the manufacture of fiber optic system components requiring precision alignment and 3-D microstructures. The company focuses on areas, such as command, control, and communications; computing, intelligence, surveillance, and reconnaissance; logistics; readiness; military space; public security; and citizen services. Dynamics Research Corporation was founded in 1955 and is headquartered in Andover, Massachusetts. Selected Publicly-Traded Companies - ViPS Business Descriptions - Government

Fair Isaac Corp. Fair Isaac Corporation, together with its subsidiaries, provides enterprise decision management (EDM) solutions that enable businesses worldwide to automate, improve, and connect decisions to enhance their business performance. The company operates through four segments: Strategy Machine Solutions, Scoring Solutions, Professional Services, and Analytic Software Tools. The Strategy Machine Solutions segment offers solutions that are preconfigured EDM applications designed for a certain type of business problem or process, such as marketing, account origination, customer management, and fraud and insurance claims management, as well as myFICO solutions for consumers. The Scoring Solutions segment develops FICO credit scores based on third-party data for use in U.S. credit decisions by the financial service and credit card organizations, as well as by mortgage and auto loan originators. The Professional Services segment provides various custom offerings, business solution and technology consulting services, and data management services, such as solution and technology consulting, industry consulting, analytic consulting, fraud consulting, and medical bill review services. The Analytic Software Tools segment offers end-user software products that businesses use to build their own tailored EDM applications. The company's products and services serve clients in various industries, including financial services, insurance, retail, telecommunications, healthcare, pharmaceuticals, and governmental agencies. Fair Isaac markets its products and services primarily through its direct sales organization, as well as through indirect channels, including alliance partners and other resellers. The company was founded in 1956 and is headquartered in Minneapolis, Minnesota. TriZetto Group Inc. The TriZetto Group, Inc. develops, licenses, and supports software products for the healthcare industry in the United States. It offers Facets, an administration solution for healthcare payers; Facts, designed for the indemnity insurance market; QicLink that handles enrollment, customer service, claims adjudication, billing and accounts receivable, re-pricing, and payment process; Workflow application, which automates manual processes and streamlines workflows; and DirectLink that allows payers exchange transactions with providers, employers, and other constituents directly over the Internet. The company also provides CareAdvance Enterprise that automates various aspects of care management, such as member identification and assessment, guideline-based care planning, member and provider communications, task and team management, ongoing member monitoring, education and care coaching, and multi-stakeholder granular reporting for various constituents; and NetworX, an enterprise-wide management system and claims re-pricing solution for preferred provider organizations. TriZetto's retail healthcare solutions comprise Fund Management solution that allows Facets users to administer FSA, HRA, and HSA plans on the Facets platform; HealthWeb to manage online eligibility, authorizations, referrals, benefit verification, claims status, claims adjudication, and other transactions benefiting physician offices; and Provider POS Direct that enables providers to calculate real-time patient liability or adjudicate a claim in real-time. TriZetto provides solutions for Managed Medicare and Medicare Part D based on its Facets Core Administration platform; and Medicaid solutions to handle claims processing, as well as enrollment, medical-management, and workflow processes for Medicaid membership. Further, it offers software hosting and application management, business process outsourcing, and professional services. The company was founded in 1997 and is based in Newport Beach, California. Eclipsys Corporation Eclipsys Corporation operates as a healthcare information technology company in North America. It provides integrated information software, clinical content, and professional services that assist healthcare organizations in clinical, financial, and operational processes. The company's software enables physicians, nurses, and other clinicians to order tests, treatment, and medications; and record, access, and share information about patients. Its software also facilitates patient admissions, scheduling, records maintenance, invoicing, inventory control, cost accounting, and assessment of the profitability of specific medical procedures and personnel. In addition, Eclipsys provides various services related to its software, which include software and hardware maintenance, outsourcing, remote hosting of its software, as well as third-party healthcare information technology applications, network services, training, and consulting. It markets its software to small and stand-alone hospitals, multi-entity healthcare systems, academic medical centers, community hospitals, and other healthcare organizations through its direct sales force. The company was founded in 1995. It was formerly known as Integrated Healthcare Solutions, Inc. and changed its name to Eclipsys Corporation in 1997. Eclipsys Corporation is based in Atlanta, Florida. Selected Publicly-Traded Companies - ViPS Business Descriptions - Health Payer

Computer Programs & Systems Inc. Computer Programs and Systems, Inc., a healthcare information technology company, designs, develops, markets, installs, and supports computerized information technology systems to meet the demands of small and midsize hospitals. Its enterprise-wide system automates the management of clinical and financial data in the primary functional areas of a hospital. The company provides services that enable customers to outsource certain data-related business processes in the areas of clinical care, revenue cycle management, cost control, and regulatory compliance. Its software applications comprise patient management, financial accounting, clinical, patient care, and enterprise. The company's services include support and maintenance; outsourcing services, including electronic billing, statement processing, business office outsourcing, payroll outsourcing, contract management, and insurance services; and system implementation and training, including conversion services. It serves acute care community hospitals and small specialty hospitals. Computer Programs and Systems, Inc. was founded in 1979 and is headquartered in Mobile, Alabama. National Research Corp. National Research Corporation provides ongoing survey-based performance measurement, analysis, tracking, improvement, and educational services to the healthcare industry in the United States and Canada. It also offers market research services to hospitals and insurance companies. The company helps healthcare organizations to track their performance at the enterprise-wide, departmental, and physician/caregiver levels. It develops tools that enable healthcare organizations to obtain performance measurement information necessary to improve their business practices. The company also focuses on the information needs of the healthcare industry. Its information services include renewable performance tracking services, custom research, educational services, and a renewable syndicated service. The company was founded by Michael D. Hays in 1981 and is headquartered in Lincoln, Nebraska. Logibec Groupe Informatique Ltee Logibec Groupe Informatique, Ltd. engages in the development, marketing, implementation, and support of information systems for the health and social services sector in Canada and the United States. It offers Espresso, a suite of administrative packages that include various modules, such as financial, budget, and materials management; human resources and payroll management; and time management, including workforce scheduling and replacement lists, as well as eEspresso that provides deployment functions and additional decentralization tools. The company also provides patient and clinical management software packages, such as CLINIBASE, SICHELD PLUS, and CLINIBASE CI, which include various modules for acute care, long-term care, and multipurpose facilities. In addition, Logibec Groupe offers eCLINIBASE for regional patient index and appointment scheduling system; I-CLSC software package to local community health centers for updating and supporting the information system; MED-ECHO PLUS, an application for entering and managing data on patient's records in emergency departments, clinics, or hospitals. Its clinical software packages include CARETOOLS, a solution that consists of various modules, such as consent management; electronic record management, including document scanning; clinical data dictionary, knowledge bank, forms, and business rules editor; and HL7 interface engine and data development module; SIURGE for triage functions and providing real-time management indicators; and PHARMACY for the management of operational, clinical, control, and workload assessment activities. In addition, the company provides various management support tools, as well as professional services, including the installation, implementation, and support of technical services. Further, it offers hosting services primarily for payroll processing, financial management, and materials management. Logibec Groupe was founded in 1982 and is headquartered in Montreal, Canada. Selected Publicly-Traded Companies - ViPS Business Descriptions - Health Payer

Healthstream Inc. HealthStream, Inc., together with its subsidiaries, provides various Internet-based learning and research solutions to meet the training, information, and education needs of the healthcare industry in the United States. Its learning product includes HealthStream Learning Center, which is an Internet-based learning platform that delivers educational and training courseware to its customers. The company offers Internet-based learning products and services, which include authoring, survey, and research services; maintenance and support of installed learning management products; courseware subscriptions; content maintenance; and competency tools to healthcare organizations and professionals, as well as content development and online training services to pharmaceutical and medical device companies. It also develops, manages, and distributes live, online, and print education and training activities for provider-based healthcare professionals and physicians, as well as online education and training activities for sales representatives. The company sells its products and services primarily through direct sales force and account relationship managers. HealthStream, Inc. was founded in 1990 and is headquartered in Nashville, Tennessee. MEDecision, Inc. MEDecision, Inc., together with its subsidiaries, provides technology-based clinical decision support and transaction management solutions to managed care payers in the healthcare industry located in the United States. It offers Collaborative Care Management suite that include Data Gathering and Analytics, a data engine with an analytics component that enables a payer to process, summarize, and evaluate information from internal and external sources; Clinical Rules and Processes, a clinical content and process management solution featuring clinical best practices that have been validated by evidence-based medicine; Advanced Medical Management, a care management solution consisting of workflow and detection tools that address the continuum of care management processes, such as specialized case and disease management, admission and outpatient certification, referral management, concurrent review, and discharge planning; and Collaborative Data Exchange, a communication service that facilitates the mutual transmission of health records containing critical patient information to patients and providers for making treatment decisions. The company is also developing MEDeWeaver module, which enables the generation of electronic health record by weaving various sources of patient information; and MEDePathway module, which enables payer customers to leverage the data contained in the patient clinical summary for various uses. Further, MEDecision offers professional services, such as implementation and consulting services; training; technology, development, and operations; and customer support. The company licenses its solutions to managed care organizations and health insurance companies primarily through its direct sales force. As of December 31, 2006, its customers included approximately 56 regional and national managed care organizations. MEDecision was founded in 1988 and is headquartered in Wayne, Pennsylvania. Selected Publicly-Traded Companies - ViPS Business Descriptions - Health Payer